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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Charles River Laboratories International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Ordinary shares, par value $0.02 per share, of WuXi PharmaTech (Cayman) Inc.
(2)	Aggregate number of securities to which transaction applies:
586,208,215 ordinary shares of WuXi PharmaTech (Cayman) Inc. (including 8,873,616 ordinary shares reserved for issuance upon exercise of vested options to purchase ordinary shares and 22,771,002 ordinary shares reserved for issuance upon conversion of convertible notes and excluding 18,960,579 outstanding ordinary shares held by the depositary for WuXi PharmaTech (Cayman) Inc.'s American Depositary Shares, or ADSs, and reserved for issuance upon the exercise of option or restricted share unit awards), as of April 21, 2010.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$2.10 (based on (x) $16.76, the average of the high and low prices of WuXi PharmaTech (Cayman) Inc.'s ADSs on the New York Stock Exchange on May 25, 2010, divided by (y) 8, the number of ordinary shares represented by each ADS.
	(4)	Proposed maximum aggregate value of transaction: $1,231,037,251.50
	(5)	Total fee paid: $87,772.96
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Copy

ACQUISITION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

        You are cordially invited to the upcoming special meeting of shareholders of Charles River to be held on [    •    ] at [    •    ] a.m. Eastern Time at [    •    ].

        The board of directors of Charles River has approved an acquisition agreement pursuant to which Charles River will acquire WuXi PharmaTech (Cayman) Inc., or WuXi, a company listed on the New York Stock Exchange. As we describe in greater detail in this proxy statement, we believe the transaction will result in significant benefits to Charles River's shareholders. The transaction has been designed to create the first and premier early-stage contract research organization to offer fully integrated drug research and development services from molecule creation to first-in-human testing. The combination of Charles River's expertise in in vivo biology and WuXi's expertise in chemistry will create a global partner with the ability to support pharmaceutical and biotechnology clients as no other contract research organization can.

        If the transaction is completed, WuXi shareholders will have the right to receive, for each WuXi ordinary share held by such shareholder, a combination of $1.40625 in cash, without interest, and a number of shares of Charles River common stock based on an exchange ratio to be determined at the closing of the transaction. This exchange ratio will be determined by dividing $1.25 by the weighted average closing price of Charles River common stock on the New York Stock Exchange for the 20 trading days ending on the second business day prior to closing, which is referred to as the Charles River average price. However, if the Charles River average price is equal to or greater than $43.1726, then the exchange ratio will be fixed at 0.0290 of a share of Charles River common stock for each WuXi ordinary share, and if the Charles River average price is equal to or less than $37.1486, then the exchange ratio will be fixed at 0.0336 of a share of Charles River common stock for each WuXi ordinary share. Charles River shareholders will continue to own their existing Charles River shares. Assuming the Charles River average price was equal to the closing price of Charles River common stock on the New York Stock Exchange on [    •    ], the most recent practicable trading day prior to the date of this proxy statement, the implied value of the acquisition consideration to be received by WuXi shareholders in the transaction is [    •    ], which is equivalent to [    •    ] per WuXi American Depositary Share (each of which represents eight underlying WuXi ordinary shares). This value may fluctuate prior to the completion of the transaction as a result of changes in the market value of Charles River common stock.

        Approximately [    •    ] shares of Charles River common stock will be issued to WuXi shareholders in the transaction, based on the number of ordinary shares of WuXi outstanding on [    •    ], the most recent practicable date prior to the date of this proxy statement. These shares will represent approximately [    •    ] percent of the outstanding common stock of the combined company immediately after the transaction. Charles River shares held by Charles River shareholders before the transaction will represent approximately [    •    ] percent of the outstanding common stock of the combined company immediately after the transaction.

        Your vote is important.    We cannot complete the transaction unless, among other things, the holders of Charles River common stock vote to approve the issuance of shares of Charles River common stock in connection with the transaction. We will hold a special meeting of our shareholders to vote on this proposal. Whether or not you plan to attend our special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us or submitting your proxy by telephone or through the Internet, using the procedures in the proxy voting instructions included with your proxy card. Charles River's board of directors recommends that Charles River shareholders vote FOR the issuance of Charles River common stock in connection with the transaction.

        This proxy statement describes the shareholder meeting, the transaction, documents related to the transaction and other related matters. Please read this entire proxy statement carefully, including the section discussing risk factors beginning on page 22. You can also obtain information about our companies from documents that we have each filed with the Securities and Exchange Commission.

        Charles River common stock is listed on the New York Stock Exchange under the symbol "CRL."

James C. Foster
Chairman, Chief Executive Officer and President

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Charles River common stock to be issued in connection with the transaction or determined if this proxy statement is truthful and complete. Any representation to the contrary is a criminal offense.

        The date of this proxy statement is [    •    ], 2010, and it is first being mailed or otherwise delivered to Charles River shareholders on or about [    •    ], 2010.

 REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement incorporates important business and financial information about Charles River and WuXi from documents that are not included in or delivered with this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Charles River Laboratories International, Inc.	WuXi PharmaTech (Cayman) Inc.
251 Ballardvale Street	288 Fute Zhong Road
Wilmington, Massachusetts 01887	Waigaoqiao Free Trade Zone
Attention: General Counsel	Shanghai 200131
Telephone: (781) 222-6000	People's Republic of China
Attention: Genyong Qiu
Telephone: (86 21) 5046-1111

        You will not be charged for any of these documents that you request. If you wish to request documents, we or WuXi must receive your request by [    •    ], 2010 (which is five business days before the scheduled date of the special meeting) in order for you to receive them before the special meeting.

        See "Where You Can Find More Information," beginning on page 95.

Charles River Laboratories International, Inc.
251 Ballardvale Street
Wilmington, Massachusetts 01887

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        A special meeting of the shareholders of Charles River Laboratories International, Inc. will be held on [    •    ] at [    •    ] a.m., Eastern Time, at [    •    ].

        The purpose of the special meeting is to consider and to vote upon the following proposals:

             1.  a proposal to issue shares of Charles River common stock in connection with the transaction contemplated by the Agreement and Plan of Arrangement (referred to in this proxy statement as the acquisition agreement), dated as of April 26, 2010 between Charles River Laboratories International, Inc. and WuXi PharmaTech (Cayman) Inc.; and

             2.  a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the issuance of Charles River common stock in connection with the transaction.

        Neither proposal to be voted upon at the special meeting is conditioned on the approval of the other proposal.

        The Charles River board of directors recommends that Charles River shareholders vote FOR the issuance of Charles River common stock in connection with the transaction and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of such issuance.

        In order to approve the issuance of Charles River common stock in connection with the transaction, the total number of votes cast either in person or by proxy at the special meeting must represent more than 50 percent of the outstanding Charles River common stock and a majority of those shares must vote in favor of the issuance. Therefore, your vote is very important.

        All Charles River shareholders are cordially invited to attend this special meeting, although only those shareholders of record at the close of business on [    •    ], 2010 will be entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

        PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, BY TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS ON THESE DIFFERENT WAYS TO VOTE YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY FORM. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

James C. Foster
Chairman, Chief Executive Officer and President

[    •    ], 2010

i

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
AND THE APPROVAL OF THE TRANSACTION

Q.    Why is Charles River proposing the transaction?

A.
The transaction has been designed to create the first and premier early-stage contract research organization to offer fully integrated drug research and development services from molecule creation to first-in-human testing. The combination of Charles River's expertise in in vivo biology and WuXi's expertise in chemistry will create a global partner with the ability to support pharmaceutical and biotechnology clients as no other contract research organization can. We also believe the acquisition of WuXi will create greater value for Charles River's shareholders than would be expected if the transaction did not occur.

Q:    When is the shareholder meeting?

A:
Charles River's special shareholder meeting will take place on [    •    ], 2010, at the time and location specified on the cover page of this proxy statement. Upon receipt of the required shareholder vote, we may adjourn the special meeting, if necessary, to solicit additional proxies. References to the special meeting in this proxy statement are to the special meeting as adjourned or postponed.

Q:    What do I need to do now?

A:
After you have carefully read this entire proxy statement, please vote your shares of Charles River common stock. You may do this either by completing, signing, dating and mailing the enclosed proxy card or by submitting your proxy by telephone or through the Internet, as explained in the proxy voting instructions attached to your proxy card. This will enable your shares to be represented and voted at the special meeting. If you submit a valid proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the proposals described in this proxy statement submitted at the special meeting.

  The Charles River board of directors recommends that Charles River shareholders vote FOR the issuance of Charles River common stock in connection with the transaction and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of such issuance.

Q:    What shareholder votes are required?

A:
Charles River shareholders are being asked to approve the issuance of Charles River common stock in connection with the transaction. The approval of this proposal, and therefore the consummation of the transaction, requires the affirmative vote of at least a majority of the votes cast in person or by proxy at the special meeting, in a vote in which the total number of votes cast represents more than 50 percent of the outstanding Charles River common stock.

  Charles River shareholders may be asked to vote on a proposal to approve an adjournment of the special meeting to solicit, if necessary, additional proxies in favor of the issuance of Charles River common stock in connection with the transaction. This proposal will be approved if a majority of the outstanding shares of Charles River common stock present in person or represented by proxy at the special meeting are voted in favor of the proposal, whether or not a quorum exists.

  Neither proposal to be voted upon at the special meeting is conditioned on the approval of the other proposal.

Q:    Why is my vote important?

A:
If you do not return your proxy card, submit your proxy by telephone or through the Internet or vote in person at the special meeting, it will be more difficult for Charles River to obtain the necessary quorum to hold the special meeting.

  Because the total number of votes cast either in person or by proxy at the special meeting on the proposal to issue shares of Charles River common stock in connection with the transaction must represent more than 50 percent of the outstanding Charles River common stock, your failure to vote, including abstentions or broker non-votes (as described below), may have the same effect as a vote against that proposal. However, if the 50 percent requirement for votes cast is satisfied, your failure to vote, including abstentions or broker non-votes, will have the effect of reducing the aggregate number of shares voting with respect to the proposal, and as a result, the number of affirmative votes required to approve the proposal.

  In the case of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, your failure to vote, other than by abstention or broker non-vote, will have the effect of reducing the aggregate number of shares voting with respect to the proposal and, as a result, the number of affirmative votes required to approve the proposal. However, both abstentions and broker non-votes will have the same effect as a vote against the adjournment proposal.

Q:    If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker will only vote your shares if you provide your broker with voting instructions. You should instruct your broker to vote your shares by following the directions your broker provides you. Please check the voting information form used by your broker to see if it offers telephone or Internet voting.

Q:    What if I fail to instruct my broker?

A:
Because the total number of votes cast either in person or by proxy at the special meeting on the proposal to issue shares of Charles River common stock in connection with the transaction must represent more than 50 percent of the outstanding Charles River common stock, if you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting "broker non-vote" will be counted toward a quorum at the special meeting, but otherwise will have the same effect as a failure to vote on the proposal.

  In the case of Charles River's proposal to adjourn its special meeting, if necessary, to solicit additional proxies, broker non-votes will have the same effect as a vote against the proposal.

Q:    Can I attend the special meeting and vote my shares in person?

A:
All Charles River shareholders are invited to attend the special meeting. However, only shareholders of record as of [    •    ], 2010 will be entitled to vote in person at the special meeting. If a bank, broker or other nominee holds your shares, then you are not the shareholder of record and you must ask your bank, broker or other nominee how you can vote in person at the special meeting.

Q:    Can I change my vote?

A:
Yes. If you are a record holder, you can change your proxy instructions after you have submitted your proxy card, or submitted your proxy by telephone or through the Internet, by:

•
submitting a written notice revoking your proxy to Charles River's corporate secretary;

•
submitting a new proxy card, or submitting a new proxy by telephone or through the Internet; or

•
if you have executed a proxy and are present at the special meeting, and you wish to vote in person, revoking your proxy as described above prior to voting in person.

  For more detailed procedures on revoking a proxy, see the description under "The Special Meeting—Proxies—Revoking Your Proxy."

  If you own your shares through a broker, you must follow the directions you receive from your broker in order to change or revoke your vote.

Q:    Should I send in my stock certificates?

A:
No. Charles River shareholders will retain their current stock certificates after the transaction and should not send in their stock certificates.

Q:    When do you expect to complete the transaction?

A:
We expect to complete the transaction by the fourth calendar quarter of 2010. However, we cannot assure you when or if the transaction will be completed. We must first obtain the necessary approval of our shareholders at the special meeting, WuXi must obtain the necessary approval of its shareholders at its shareholders' meeting and the sanction of the Grand Court of the Cayman Islands, and Charles River and WuXi must also obtain any necessary regulatory approvals.

Q:    Whom should I call with questions?

A:
Charles River shareholders with any questions about the transaction or about voting their shares should call Innisfree M&A Incorporated, Charles River's proxy solicitor, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833).

SUMMARY

        This summary highlights information from this proxy statement that we believe is important to you in deciding how to vote on the proposals described in this proxy statement. It does not contain all of the information that may be important to you. We urge you to read carefully the entire proxy statement and the other documents to which this proxy statement refers you in order for you to fully understand the proposed transaction. See "Where You Can Find More Information," beginning on page 95. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

The Companies (page 32)

Charles River Laboratories International, Inc.

    251 Ballardvale Street
    Wilmington, Massachusetts 01887
    (781) 222-6000
    http://www.criver.com

        Charles River is a leading global provider of solutions which accelerate the drug discovery and development process, including research models and associated services and outsourced preclinical services. Charles River provides products and services to global pharmaceutical companies and biotechnology companies, as well as government agencies and leading hospitals and academic institutions throughout the world, in order to bring drugs to market faster and more efficiently. Employing approximately 8,000 people, including approximately 500 professionals with advanced degrees, including Ph.D.s, D.V.M.s and M.D.s, Charles River has approximately 70 facilities in 16 countries. Charles River's broad portfolio of products and services enables customers to reduce costs, increase speed in bringing products to market and enhance their productivity and effectiveness in drug discovery and development.

WuXi PharmaTech (Cayman) Inc.

    WuXi PharmaTech (Cayman) Inc.
    288 Fute Zhong Road
    Waigaoqiao Free Trade Zone
    Shanghai 200131
    People's Republic of China
    http://www.wuxiapptec.com

        WuXi is a leading pharmaceutical, biotechnology, and medical device R&D outsourcing company, with operations in China and the United States. As a research-driven and customer-focused company, WuXi provides a broad and integrated portfolio of laboratory and manufacturing services throughout the drug and medical device R&D process. WuXi's services are designed to assist its global partners in shortening the cycle and lowering the cost of drug and medical device R&D.

Reasons for the Transaction (page 40)

        Charles River is proposing to acquire WuXi because, among other things, the combined company will offer an expanded portfolio of products and outsourced services to multinational pharmaceutical companies and biotechnology companies, as well as government agencies and academic institutions who increasingly seek the flexibility to access high quality, early-stage drug development expertise from chemistry to man from one global company.

        Our board of directors believes that the combined company should benefit from:

  •
  The complementary nature of the service and product offerings, scientific capabilities and geographic reach of the two companies.

  •
  The diversification of service and product offerings and broadened geographic revenue bases that will result from the transaction.

  •
  The opportunity to be an attractive partner-of-choice for pharmaceutical and biotechnology companies by offering both upstream and downstream support for their efforts to bring new drugs to market.

  •
  The synergistic benefits that are expected to be realized from the transaction (these include cost savings and revenue enhancement).

        We also recognize that there are risks associated with the transaction, as described under "Risk Factors."

Recommendation to Shareholders (page 40)

        The Charles River board of directors has determined that the acquisition agreement and the transaction contemplated by the acquisition agreement are fair to and in the best interests of Charles River and its shareholders and has approved the issuance of Charles River common stock in connection with the transaction. The Charles River board of directors recommends that Charles River shareholders vote:

  •
  FOR the issuance of Charles River common stock in connection with the transaction; and

  •
  FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of such issuance.

The Transaction (page 36)

        We are proposing to acquire all of the outstanding ordinary shares of WuXi by way of a scheme of arrangement, which is referred to in this proxy statement as the scheme, under Section 86 of the Companies Law of the Cayman Islands (2009 Revision), which is referred to in this proxy statement as the Cayman Companies Law. Upon completion of the transaction, WuXi will be a wholly owned subsidiary of Charles River. Charles River will retain the name Charles River Laboratories International, Inc.

Acquisition Consideration (page 54)

        As a result of the transaction, each WuXi shareholder will have the right to receive a combination of $1.40625 in cash, without interest, and a number of shares of Charles River common stock equal to $1.25 divided by the weighted average closing price of Charles River common stock on the New York Stock Exchange, or NYSE, for the 20 trading days ending on the second business day prior to the closing (but in no event more than 0.0336 nor less than 0.0290 shares of Charles River common stock) for each outstanding WuXi ordinary share.

        We expect that, upon completion of the transaction, Charles River shareholders will own approximately [    •    ] percent of the combined company and WuXi shareholders will own approximately [    •    ] percent of the combined company. Charles River will not issue any fractional shares in the transaction. WuXi shareholders will instead receive amounts in cash equal to the value of any fractional shares that would otherwise have been issued.

Comparative Market Price Information (page 21)

        Charles River common stock is listed on the NYSE under the symbol "CRL." WuXi American Depositary Shares, or ADSs, (each representing eight underlying ordinary shares) are currently listed on the NYSE under the symbol "WX." The following table sets forth the closing sale prices of Charles River common stock on the NYSE and the closing sale prices of WuXi ADSs as reported on the NYSE, on April 23, 2010, the last trading day before we announced the transaction, and on [    •    ], the most recent practicable trading day prior to the date of this proxy statement. The table also shows the implied value of one WuXi ordinary share, which we calculated by adding the cash portion of the acquisition consideration, or $1.40625, to the product of the closing price of Charles River common stock on those dates and the exchange ratio which would have been in effect had the acquisition taken place on those dates, assuming that the closing price of Charles River common stock on those dates were equal to the Charles River average price.

	Closing Price of Charles River Common Stock		Closing Price of WuXi ADSs		Closing Price of WuXi Ordinary Shares(1)		Implied Value of WuXi ADSs		Implied Value of WuXi Ordinary Shares
April 23, 2010		$39.77		$16.57		$2.07		$21.25		$2.66
[•], 2010	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

(1)
Closing price of WuXi ordinary shares is determined by dividing the quoted price of WuXi ADSs on the NYSE as of the relevant date by eight (the number of WuXi ordinary shares underlying each WuXi ADS).

        The market prices of Charles River common stock and WuXi ADSs will fluctuate before the special meeting and before the transaction is completed. Therefore, you should obtain current market quotations for Charles River common stock and WuXi ADSs.

Appraisal Rights (page 43)

        Neither Charles River shareholders nor WuXi shareholders are entitled to appraisal rights in connection with the transaction.

Interests of Certain Persons in the Transaction (page 72)

        When considering the recommendations of the Charles River board of directors that shareholders vote in favor of the proposals described in this proxy statement, you should be aware that some Charles River executive officers and directors may have interests in the transaction that may be different from, or in addition to, yours.

Opinion of Charles River's Financial Advisor (page 45)

        Pursuant to an engagement letter dated December 7, 2009, Charles River retained J.P. Morgan Securities Inc., or J.P. Morgan, as its financial advisor in connection with the proposed transaction and to deliver a fairness opinion in connection with the transaction.

        At the meeting of the Charles River board of directors on April 25, 2010, J.P. Morgan rendered its oral opinion, which opinion was confirmed by delivery of a written opinion dated April 26, 2010, to the Charles River board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid by Charles River in the proposed transaction was fair, from a financial point of view, to Charles River.

        The full text of the written opinion of J.P. Morgan which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by J.P. Morgan in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Charles River shareholders are urged to read the opinion carefully and in its entirety. J.P. Morgan's written opinion is addressed to the Charles River board of directors, is directed only to the consideration to be paid by Charles River in the transaction and does not constitute a recommendation to any Charles River shareholder as to how such shareholder should vote at the Charles River special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

The Acquisition Agreement (page 54)

        The acquisition agreement is attached as Annex A to this proxy statement. We urge you to read the entire acquisition agreement, because it is the legal document governing the transaction.

The Voting Agreements (page 69)

        On April 26, 2010, concurrently with Charles River's entry into the acquisition agreement, each of Dr. Ge Li (the Chairman and Chief Executive Officer of WuXi) and a related family trust, certain investment entities affiliated with General Atlantic LLC and certain investment entities affiliated with Warburg Pincus LLC, being shareholders of WuXi and collectively holding approximately 14.5% of WuXi's outstanding ordinary shares (and collectively holding stock options (both vested and unvested), restricted stock units (both vested and unvested) and convertible notes collectively exercisable (when all fully vested) for an additional approximately 4.6% of the outstanding WuXi ordinary shares), entered into voting agreements with Charles River. Pursuant to the voting agreements, the shareholders party thereto agreed, subject to the terms and conditions set forth therein, to vote all of their outstanding WuXi ordinary shares in favor of the consummation of the acquisition and against, among other things, any alternative business combination involving WuXi. These voting agreements are attached to this proxy statement as Annexes C, D and E.

The Employment Agreements (page 71)

        In connection with entering into the acquisition agreement, Charles River, WuXi and WuXi AppTec Co., Ltd. (a subsidiary of WuXi) entered into new employment agreements with Drs. Li, Shuhui Chen and Suhan Tang and Mr. Edward Hu, each dated April 26, 2010, that replaced each such individual's existing employment agreement (if any), effective as of and contingent upon the closing. These agreements generally provide for (1) an initial award of stock options and restricted stock following the closing, (2) compensation and benefits during the term of employment, (3) compensation and benefits following termination of employment under certain circumstances (including vesting of all stock options and restricted stock units granted prior to the closing) and (4) certain restrictive covenants during and following the executive's employment period.

Conditions that Must be Satisfied or Waived for the Transaction to Occur (page 64)

        As more fully described in this proxy statement and the acquisition agreement, the completion of the transaction depends on a number of conditions being satisfied or waived, including receipt of shareholder approvals, regulatory approvals and the sanction of the Grand Court of the Cayman Islands, referred to in this proxy statement as the Grand Court.

        Although we expect to complete the transaction by the fourth calendar quarter of 2010, we cannot be certain when, or if, the conditions to the transaction will be satisfied or waived, or that the transaction will in fact be completed.

Termination of the Acquisition Agreement (page 65)

        The acquisition agreement may be terminated at any time before completing the transaction, even after the receipt of the required approvals from Charles River shareholders and WuXi shareholders, by mutual agreement of the parties or by either party if:

  •
  the transaction has not been completed on or prior to the earlier of (1) the date which is two business days after the date on which all conditions to closing are satisfied or waived (such date is referred to in this proxy statement as the preliminary date) and (2) January 26, 2011 (such earlier date is referred to in this proxy statement as the end date); provided that if a financial market event (as defined below under "The Acquisition Agreement—Termination") exists on the preliminary date and all conditions to closing are satisfied or waived, each party has the right to extend the end date by 30 days;

  •
  any law, regulation, judgment, injunction, order or decree of any court or other governmental entity having competent jurisdiction makes consummation of the transaction illegal or enjoins Charles River or WuXi from consummating the transaction and such injunction becomes final and nonappealable, provided that neither party may terminate the acquisition agreement under this clause if such party has not complied in all material respects with its obligations under the acquisition agreement;

  •
  either the Charles River shareholders or the WuXi shareholders fail to give the necessary approvals at their respective special meetings;

  •
  the other party has intentionally and materially breached certain obligations in the acquisition agreement concerning the solicitation of alternate transactions, holding a shareholder meeting to obtain the required shareholder approvals or, in the case of WuXi, making the required filings with the Grand Court to obtain the Grand Court's sanction of the transaction;

  •
  the other party breaches any representation or warranty or fails to perform any covenant that would prevent satisfaction of the terminating party's conditions to closing; or

  •
  the other party's board of directors changes its recommendation to its shareholders to approve the transaction.

        In addition, the acquisition agreement may be terminated by WuXi if, prior to the WuXi shareholder approval, the board of directors of WuXi authorizes WuXi to enter into a written agreement concerning a superior proposal (as defined below under "The Acquisition Agreement—Principal Covenants—No Solicitation").

Termination Fees (page 67)

        WuXi has agreed to pay a termination fee of $50 million in cash to Charles River if any of the following things happen:

  •
  Charles River terminates the agreement by reason of WuXi's board of directors changing its recommendation to its shareholders to approve the transaction;

  •
  Charles River terminates the agreement by reason of WuXi's intentional and material breach of certain obligations in the acquisition agreement concerning the solicitation of alternate transactions, holding a shareholder meeting to obtain the required shareholder approvals or making the required filings with the Grand Court to obtain the Grand Court's sanction of the transaction;

  •
  WuXi terminates the agreement by reason of its board of directors authorizing it to enter into a written agreement concerning a superior proposal (as defined below under "The Acquisition Agreement—Principal Covenants—No Solicitation"); or

  •
  (1) either party terminates the agreement by reason of WuXi's failure to obtain its required shareholder approval or the acquisition failing to close by the end date (except where the financing reverse termination fee or the specified regulatory condition reverse termination fee (each as described below) is payable by Charles River), (2) an acquisition proposal for WuXi had been made prior to termination and (3) WuXi enters into a definitive agreement with respect to or consummates an acquisition proposal (for more than 50% of WuXi's stock or assets) within 12 months of the termination.

        Charles River has agreed to pay WuXi a reverse termination fee (in the amount specified below) in cash if any of the following things happen:

  •
  a fee of $50 million if WuXi terminates the agreement by reason of Charles River's board of directors changing its recommendation to its shareholders;

  •
  a fee of $50 million if WuXi terminates the agreement by reason of Charles River's intentional and material breach of certain obligations in the acquisition agreement concerning the solicitation of alternate transactions or holding a shareholder meeting to obtain the required shareholder approvals;

  •
  a fee of $50 million if (1) either party terminates the agreement by reason of the acquisition failing to close by the end date (except where the financing reverse termination fee or the specified regulatory condition reverse termination fee (each as described below) is payable by Charles River), (2) an acquisition proposal for Charles River had been made prior to termination and (3) Charles River enters into a definitive agreement with respect to or consummates an acquisition proposal (for more than 50% of Charles River's stock or assets) within 12 months of the termination;

  •
  a "financing reverse termination fee" of $75 million if (1) (x) either party terminates the agreement by reason of the acquisition failing to close by the end date (subject to each party's right to extend the deadline for closing by 30 days in the event of a financial market event), (y) a financial market event exists on the preliminary date and all conditions to closing are satisfied or waived and (z) neither party exercises its right to extend the end date by 30 days or (2) a party exercises its right to extend the end date by 30 days due to the existence of a financial market event and the agreement is subsequently terminated for any reason;

  •
  a "specified regulatory condition reverse termination fee" of $75 million if (1) (x) either party terminates the agreement by reason of the acquisition failing to close by the end date, (y) on the end date, all conditions to closing have been satisfied or waived except that (a) the Chinese antitrust authorities have notified Charles River that their approval is required to consummate the acquisition and such approval has not been obtained or (b) the Chinese antitrust authorities have initiated an investigation with respect to the acquisition that could reasonably be expected to have material adverse effect on Charles River or WuXi and such investigation remains pending or (2) either party terminates the agreement solely by reason of a final and nonappealable injunction, judgment, order or decree enjoining or otherwise prohibiting the consummation of the transaction under Chinese antitrust law; or

  •
  a fee of $25 million if either party terminates the agreement by reason of Charles River's failure to obtain its required shareholder approval, and an additional $25 million if (1) an acquisition proposal for Charles River had been made prior to termination and (2) Charles River enters into a definitive agreement with respect to or consummates an acquisition proposal (for more than 50% of Charles River's stock or assets) within 12 months of the termination.

        In no event shall Charles River be required to pay more than one termination fee to WuXi, except for the potential payment of two $25 million termination fees as described in the immediately preceding bullet point.

Treatment of WuXi Stock Options and Stock-Based Awards (page 55)

        At the closing, each outstanding option to purchase WuXi ordinary shares granted under any equity compensation plan or arrangement of WuXi, collectively referred to in this proxy statement as WuXi stock options, whether or not exercisable or vested, will be converted into an option to purchase Charles River common stock on the same terms and conditions in effect at the closing and each unvested and outstanding WuXi restricted share unit will be converted into a restricted share unit with respect to Charles River common stock on the same terms and conditions in effect at the closing. The number of shares of Charles River common stock subject to each such replacement stock option or restricted share unit will be determined by multiplying the number of WuXi ordinary shares subject to such stock option or restricted share unit by the equity award exchange ratio and rounding down to the nearest whole number of shares. The "equity award exchange ratio" is determined by dividing (1) the sum of (x) $1.40625 and (y) the product of the exchange ratio for the stock portion of the acquisition consideration and the closing price of Charles River common stock on the last trading day before closing by (2) the closing price of Charles River common stock on the last trading day before closing.

Governance After the Transaction (page 42)

        At the closing of the transaction, the Charles River board of directors will consist of 13 directors, 10 of whom will be the Charles River directors prior to the transaction and three of whom will be designated by WuXi. WuXi has selected Dr. Ge Li as one of its designees to the Charles River board and will select two other individuals prior to the closing. In connection with its two annual shareholder meetings following the closing, Charles River is required to include WuXi's three designees (or, if Charles River's Corporate Governance and Nominating Committee determines that any of them does not meet Charles River's director qualification requirements, replacement nominees designated by Dr. Li) in its proxy statement as part of the "management slate" recommended for election to its board.

        At the closing of the transaction, James C. Foster will continue to be Chairman, President and Chief Executive Officer of the combined company and Dr. Li, currently Chairman and Chief Executive Officer of WuXi, is expected to be Corporate Executive Vice President and President, Global Discovery and China Services, of the combined company. Thomas F. Ackerman is expected to continue as Chief Financial Officer of Charles River after the closing of the transaction.

Headquarters (page 42)

        After completion of the transaction, Charles River will retain the name Charles River Laboratories International, Inc. and will continue to have its headquarters and principal executive offices in Wilmington, Massachusetts.

Regulatory and Other Approvals Required for the Transaction (page 34)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the HSR Act, and the rules and regulations thereunder, provide that the transaction may not be completed until pre-merger notification filings have been made with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and the specified waiting period thereunder has expired or is terminated. Even after the waiting period expires or is terminated, the Justice Department and the Federal Trade Commission retain the authority to challenge the transaction on antitrust grounds before or after the transaction is completed. Each of Charles River and WuXi filed a notification and report form for the transaction with the Federal Trade Commission and the Justice Department on May 11, 2010.

        Charles River voluntarily withdrew this May 11, 2010 Pre-Merger Notification and Report Form and refiled on June 10, 2010. The refiling is a procedural step to provide the staff at the Federal Trade Commission with an additional 30 days following the refiling to review the information submitted by Charles River and WuXi. The new waiting period under the HSR Act will expire at 11:59 p.m., New York City time, on July 12, 2010, unless terminated earlier or extended by request for additional information.

        The transaction cannot be completed without the approval of the Grand Court. Subject to the necessary meeting of the WuXi shareholders being convened by the Grand Court, which meeting is referred to in this proxy statement as the scheme meeting, and the shareholders of WuXi approving the transaction with the vote required pursuant to the Cayman Companies Law, a subsequent Grand Court hearing, which is referred to in the proxy statement as the sanction hearing, will be held to seek the Grand Court's sanction of the transaction. Assuming that the scheme meeting is conducted in accordance with the Grand Court's orders, and that the WuXi shareholders approve the scheme of arrangement proposal to consummate the transaction by the majorities required pursuant to the Cayman Companies Law, we are not aware of any reason why the Grand Court would not sanction the scheme. Nevertheless, the Grand Court's sanction is a matter for its discretion and there is no absolute assurance if or when such sanction will be obtained.

        If obtained, the Grand Court's sanction of the scheme will constitute the basis for an exemption under section 3(a)(10) of the United States Securities Act of 1933, as amended, or Securities Act, from the registration requirements of the Securities Act, with respect to the issuance of the Charles River common stock in exchange for the WuXi ordinary shares in connection with the acquisition.

Listing of Charles River Common Stock (page 42)

        The shares of Charles River common stock to be issued to WuXi shareholders in the transaction will be listed on the NYSE.

Accounting Treatment of the Transaction (page 73)

        The transaction will be accounted for as a purchase by Charles River under accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of WuXi will be recorded, as of the date the transaction is completed, at their respective fair values and added to those of Charles River. Charles River's financial statements issued after the completion of the transaction will reflect WuXi's assets, liabilities and operating results after the completion of the transaction, but will not be restated retroactively to reflect the historical pre-closing financial position or results of operations of WuXi. Following the completion of the transaction, the earnings of the combined company will reflect the impact from fair value adjustments in purchase accounting, including amortization and depreciation expense for acquired assets and related tax benefits, and incremental stock-based compensation expense from the conversion of unvested stock options held by WuXi employees into Charles River stock options. In accordance with the applicable accounting rules, the goodwill resulting from the transaction will not be amortized, but will be reviewed for impairment at least annually, and to the extent goodwill is determined to be impaired in value, its carrying value will be written down to its implied fair value and a charge will be made to earnings in the amount of the write-down.

The Special Meeting (page 28)

        Meeting.    The special meeting will be held on [    •    ], 2010, at [    •    ] a.m., Eastern Time, at [    •    ]. At the special meeting, Charles River shareholders will be asked to approve the issuance of shares of Charles River common stock in connection with the transaction and, if necessary, the related adjournment proposal.

        Record Date.    Charles River has fixed the close of business on [    •    ], 2010 as the record date for determining the Charles River shareholders entitled to receive notice of and to vote at the special meeting. As of that date, there were [    •    ] shares of Charles River common stock outstanding. Only holders of record of Charles River common stock on the record date are entitled to receive notice of and to vote at the special meeting, and any adjournment or postponement thereof. Each share of Charles River common stock is entitled to one vote.

        Required Vote.    The approval of the proposal to issue shares of Charles River common stock in connection with the transaction, and therefore the consummation of the transaction, requires the affirmative vote of at least a majority of the votes cast in person or by proxy at the special meeting, in a vote in which the total number of votes cast represents more than 50 percent of the outstanding Charles River common stock. The failure of a Charles River shareholder to vote on this proposal, including abstentions or broker non-votes, may have the same effect of a vote against the proposal. However, if the 50 percent requirement is satisfied, failure to vote on this proposal, including abstentions or broker non-votes, will have the effect of reducing the aggregate number of shares voting with respect to the proposal, and, as a result, the number of affirmative votes required to approve the proposal.

        The proposal to approve an adjournment of the special meeting to solicit additional proxies will be approved if a majority of the outstanding shares of Charles River common stock present in person or represented by proxy at the special meeting are voted in favor of the proposal, whether or not a quorum exists. The failure of a Charles River shareholder to vote on this proposal, other than by abstention or broker non-vote, will have the effect of reducing the aggregate number of shares voting with respect to the proposal, and, as a result, the number of affirmative votes required to approve the proposal. However, both abstentions and broker non-votes will have the same effect as a vote against Charles River's adjournment proposal.

        Neither proposal to be voted upon at the special meeting is conditioned on the approval of the other proposal.

        As of the record date, directors and executive officers of Charles River and their affiliates beneficially owned or otherwise had the right to vote [    •    ] shares of Charles River common stock, or approximately [    •    ] percent of the outstanding Charles River common stock entitled to be voted at the special meeting. At that date, directors and executive officers of WuXi and their affiliates, including WuXi, did not beneficially own or otherwise have the right to vote any shares of Charles River common stock. To Charles River's knowledge, the directors and executive officers of Charles River and their affiliates intend to vote their Charles River common stock in favor of the issuance of Charles River common stock in connection with the transaction.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CHARLES RIVER

        Charles River is providing the following financial information to aid you in your analysis of the financial aspects of the transaction. Charles River derived the summary selected historical consolidated balance sheet data and consolidated statement of income data as of and for the years ended December 31, 2005 through December 26, 2009 from the audited consolidated financial statements of Charles River for those periods. Charles River derived the statement of income data for the three months ended March 27, 2010 and March 28, 2009 and the balance sheet data as of March 27, 2010 and March 28, 2009 from the unaudited condensed consolidated financial statements of Charles River for those periods. In the opinion of Charles River management, the unaudited condensed consolidated financial statements of Charles River for the three months ended March 27, 2010 and March 28, 2009 have been prepared on a basis consistent with its audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 27, 2010 are not necessarily indicative of the results that may be expected for the entire fiscal year of Charles River or the combined company.

        The table below represents summary selected historical consolidated statements of income and consolidated balance sheet data of Charles River, and you should read it together with the historical financial statements and related notes contained in the Annual Report on Form 10-K for the year ended December 26, 2009 and the Quarterly Report on Form 10-Q for the period ended March 27, 2010 and other information that Charles River has filed with the Securities and Exchange Commission, or SEC, and incorporated by reference into this proxy statement. See "Where You Can Find More Information," beginning on page 95.

	Charles River Laboratories International, Inc.
	Fiscal Year(1)					Three Months Ended
	2005	2006	2007	2008	2009	March 27, 2010	March 28, 2009
	(in thousands of U.S. dollars, except share data)
Statement of Income Data
Net Sales	$993,328	$1,058,385	$1,230,626	$1,343,493	$1,202,551	$297,345	$301,526
Cost of products sold and services provided	603,624	651,778	752,435	832,784	773,183	197,428	193,306
Selling, general and administrative expenses	157,999	180,795	217,523	230,266	233,995	63,241	62,178
Goodwill impairment	—	—	—	700,000	—	—	—
Amortization of intangibles	47,011	37,639	33,509	30,312	28,447	7,174	6,149

Operating income (loss)	184,694	188,173	227,159	(449,869)	166,926	29,502	39,893
Interest income	3,695	6,836	9,683	8,691	1,777	397	629
Interest expense	(24,324)	(23,200)	(24,453)	(22,334)	(21,682)	(6,007)	(5,233)
Other, net	(177)	981	(1,448)	(5,930)	2,086	(411)	(262)

Income (loss) from continuing operations before income taxes	163,888	172,790	210,941	(469,442)	149,107	23,481	35,027
Provision for income taxes	16,261	48,164	56,677	56,174	39,725	6,481	10,158

Income (loss) from continuing operations, net of income taxes	147,627	124,626	154,264	(525,616)	109,382	17,000	24,869
Income (loss) from discontinued businesses, net of tax	(3,790)	(181,004)	(3,146)	424	3,220	0	0

Net income (loss)	143,837	(56,378)	151,118	(525,192)	112,602	17,000	24,869
Net income (loss) attributable to noncontrolling interests	(1,838)	(1,605)	(470)	687	1,839	382	536

Net income (loss) attributable to common shareowners	$141,999	$(57,983)	$150,648	$(524,505)	$114,441	$17,382	$25,405

Common Share Data:
Earnings (loss) per common share
Basic
Continuing operations attributable to common shareowners	$2.09	$1.78	$2.30	$(7.80)	$1.70	$0.27	$0.39
Discontinued operations	$(0.05)	$(2.63)	$(0.05)	$0.01	$0.05	—	—
Net income (loss) attributable to common shareowners	$2.04	$(0.84)	$2.25	$(7.80)	$1.75	$0.27	$0.39
Diluted
Continuing operations attributable to common shareowners	$2.02	$1.76	$2.24	$(7.80)	$1.69	$0.26	$0.38
Discontinued operations	$(0.05)	$(2.59)	$(0.05)	$0.01	$0.05	—	—
Net income (loss) attributable to common shareowners	$1.96	$(0.83)	$2.19	$(7.80)	$1.74	$0.26	$0.38
Other Data:
Depreciation and amortization	$87,935	$82,586	$86,411	$91,290	$93,553	$24,262	$21,970
Capital expenditures	94,520	183,529	230,938	199,858	80,012	9,293	24,625
Balance Sheet Data (at end of period):
Cash and cash equivalents	$114,821	$175,380	$225,449	$243,592	$182,574	$222,199	$170,233
Working capital	107,910	241,762	299,587	317,141	345,828	366,523	301,847
Goodwill, net	1,097,590	1,119,309	1,120,540	457,578	508,235	504,702	454,770
Total assets	2,538,209	2,523,449	2,778,313	2,141,413	2,204,093	2,186,871	2,087,588
Total debt	296,090	489,284	437,902	515,332	492,832	474,093	509,222
Total shareowners' equity	1,827,013	1,643,892	1,905,390	1,241,286	1,375,243	1,385,761	1,218,038

(1)
Charles River's fiscal year consists of the 12 months ending on the last Saturday on, or prior to, each December 31.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF WUXI

        The following selected consolidated income statement data relating to WuXi for the years ended December 31, 2007, 2008 and 2009, and the selected consolidated balance sheet data as of December 31, 2008 and 2009 have been derived from WuXi's audited consolidated financial statements included in WuXi's Annual Report on Form 20-F for the year ended December 31, 2009. The selected consolidated income statement data for the years ended December 31, 2005 and 2006 and the selected consolidated balance sheet data as of December 31, 2005, 2006 and 2007 were derived from WuXi's audited consolidated financial statements, which are not included in WuXi's Annual Report on Form 20-F. You should read the selected consolidated financial data in conjunction with WuXi's audited financial statements and the accompanying notes included in WuXi's Annual Report on Form 20-F, including Item 5 of such Annual Report on Form 20-F, "Operating and Financial Review and Prospects." WuXi's audited consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. The following selected consolidated income statement data for WuXi for the quarters ended March 31, 2009 and 2010, and the selected consolidated balance sheet data as of March 31, 2009 and 2010, have been extracted without audit from the unaudited consolidated balance sheets and the unaudited condensed consolidated statements of operations set forth in WuXi's Reports on Form 6-K furnished to the SEC on May 15, 2009 and May 12, 2010. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of WuXi's expected results for the full year or for any future period.

	Year Ended December 31,					Three Months Ended
	2005	2006	2007	2008	2009	March 31, 2009	March 31, 2010
	(in millions of U.S. dollars, except share data)
WuXi Consolidated Income Statement Data
Net revenues
Laboratory services	$29.4	$59.8	$102.4	$205.0	$249.9	$56.6	$67.0
Manufacturing services	4.4	10.1	32.8	48.5	20.1	2.5	13.6

Total	33.8	69.9	135.2	253.5	270.0	59.1	80.6

Cost of revenues
Laboratory services	(12.8)	(26.5)	(52.4)	(124.7)	(145.2)	(33.8)	(39.3)
Manufacturing services	(2.7)	(9.1)	(19.9)	(32.4)	(16.5)	(2.0)	(10.9)

Total	(15.5)	(35.6)	(72.3)	(157.1)	(161.7)	(35.8)	(50.2)

Gross profit	18.3	34.3	62.9	96.4	108.3	23.3	30.4

Operating expenses:
Selling and marketing expenses	(1.0)	(1.9)	(2.4)	(7.4)	(7.5)	(1.3)	(2.3)
General and administrative expenses	(8.5)	(22.3)	(30.3)	(49.4)	(48.8)	(11.7)	(10.7)
Impairment charges	—	—	—	(60.5)	—

Total	(9.5)	(24.2)	(32.7)	(117.3)	(56.3)	(13.0)	(13.0)

Operating income (loss)	8.8	10.1	30.2	(20.9)	52.0	10.3	17.4

Other income, net	(0.3)	*	2.4	1.1	6.8	3.4	0.2
Interest expense	(1.3)	(1.1)	(1.2)	(1.4)	(1.0)	(0.3)	(0.1)
Interest income	*	0.3	4.0	2.3	1.1	0.2	0.2

Income (loss) from continuing operations before income taxes	7.2	9.3	35.4	(18.9)	58.9	13.6	17.7
Income tax (expense) benefit	(1.1)	(0.4)	(1.5)	4.0	(5.5)	(1.9)	(2.2)

Net income (loss) from continuing operations(1)	6.1	8.9	33.9	(14.9)	53.4	11.7	15.5
Income (loss) on discontinued operations	—	—	—	(49.3)	(0.5)	—	—

Net income (loss)	$6.1	$8.9	$33.9	$(64.2)	$52.9	$11.7	$15.5

	Year Ended December 31,					Three Months Ended
	2005	2006	2007	2008	2009	March 31, 2009	March 31, 2010
	(in millions of U.S. dollars, except share data)
Basic earnings (loss) per share from continuing operations	$(0.00)	$(0.15)	$0.07	$(0.03)	$0.10	$0.02	$0.03

Basic loss per share on discontinued operations—net of tax	—	—	—	$(0.10)	$0.00	—	—

Basic earnings (loss) per share	$(0.00)	$(0.15)	$0.07	$(0.13)	$0.10	$0.02	$0.03

Diluted earnings (loss) per share from continuing operations	$(0.00)	$(0.15)	$0.05	$(0.03)	$0.09	$0.02	$0.03

Diluted loss per share on discontinued operations—net of tax	—	—	—	$(0.10)	$0.00	—	—

Diluted earnings (loss) per share	$(0.00)	$(0.15)	$0.05	$(0.13)	$0.09	$0.02	$0.03

Dividends declared per ordinary share	$(0.01)	$(0.02)	—	—	—	—	—

*
Less than $50,000

(1)
Includes share-based compensation charges of $3.1 million, $8.4 million, $10.7 million, $13.0 million and $10.2 million in 2005, 2006, 2007, 2008 and 2009, respectively, allocated as follows:

	Year Ended December 31,					Three Months Ended
	2005	2006	2007	2008	2009	March 31, 2009	March 31, 2010
	(in millions of U.S. dollars)
Cost of revenues	$0.4	$0.5	$2.1	$3.0	$2.7	$0.6	$0.9
Selling expenses	—	—	—	—	0.1	—	0.0
General and administrative expenses	2.7	7.9	8.6	10.0	7.4	1.4	1.4
WuXi Consolidated Balance Sheet Data
Cash and cash equivalents	$4.9	$9.7	$213.6	$56.6	$80.5	$101.9	$74.4
Total current assets	14.5	36.7	261.9	129.8	174.2	163.9	$176.9
Total assets	40.9	85.7	343.8	336.4	407.3	376.9	411.8
Total current liabilities	18.4	30.6	45.6	58.8	80.3	85.7	66.8
Total liabilities	23.6	37.5	92.4	105.5	127.2	132.4	113.6
Mezzanine equity	6.1	49.1	—	—	—	—	—
Total shareholders' equity (deficit)	11.2	(0.9)	251.4	230.9	280.1	244.5	298.2
Total liabilities, mezzanine equity and shareholders' equity	40.9	85.7	343.8	336.4	407.3	376.9	411.8

Exchange Rate Information

        A majority of WuXi's business is conducted in China, and some of its net revenues and a majority of its expenses are denominated in Renminbi. However, periodic reports made to WuXi's shareholders are expressed in U.S. dollars using the then-current exchange rates. This proxy statement contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all transactions from Renminbi into U.S. dollars and from U.S. dollars to Renminbi in this proxy statement were made at a rate of RMB 6.8282 to $1.00 in effect as of December 31, 2009. The exchange rate as of May 14, 2010 was RMB 6.8263 to $1.00. Charles River and WuXi make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The Chinese government imposes control over its foreign-currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

        The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this proxy statement or will use in the preparation of our periodic reports or any other information to be provided to you.

	Exchange Rate
Period	Period-End	Average(1)	Low	High
2005	8.0702	8.1826	8.2765	8.0702
2006	7.8041	7.9579	8.0702	7.8041
2007	7.2946	7.5806	7.8127	7.2946
2008	6.8225	6.9193	7.2946	6.7800
2009	6.8259	6.8328	6.8470	6.8201
October 2009	6.8264	6.8267	6.8292	6.8248
November 2009	6.8265	6.8271	6.8300	6.8255
December 2009	6.8259	6.8275	6.8299	6.8244
January 2010	6.8268	6.8269	6.8295	6.8258
February 2010	6.8258	6.8285	6.8330	6.8258
March 2010	6.8258	6.8262	6.8270	6.8254
April 2010	6.8247	6.8255	6.8275	6.8229
May 2010	6.8263	6.8265	6.8265	6.8245
June 2010	[•]	[•]	[•]	[•]
July 2010 (through July [•], 2010)	[•]	[•]	[•]	[•]

Source:
Exchange rate supplied by the Federal Reserve Bank of New York for the years from 2005 to 2008, and by the H.10 Statistical Release of the Federal Reserve Board for 2009 and 2010.

(1)
Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

SUMMARY SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The transaction will be accounted for under the purchase method of accounting, which means that the assets and liabilities of WuXi will be recorded, as of completion of the transaction, at their fair values and added to those of Charles River. For a more detailed description of purchase accounting, see "Accounting Treatment."

        We have presented below selected unaudited pro forma combined financial information that is intended to provide you with a better picture of what the businesses might have looked like had Charles River and WuXi actually been combined. The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Charles River and of WuXi as of March 27, 2010 and March 31, 2010, respectively, giving effect to the transaction as if it occurred on March 27, 2010. The unaudited pro forma combined statements of income combine the historical consolidated statements of income of Charles River and of WuXi for the year ended December 26, 2009 and December 31, 2009, respectively, and the three months ended March 27, 2010 and March 31, 2010, respectively, giving effect to the transaction as if it occurred on December 28, 2008. The combined financial information would have been different, perhaps materially, had the companies actually been combined as of that date. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the transaction. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the transaction. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included in this proxy statement.

Unaudited Pro Forma Combined Statement of Income Data:

	Fiscal Year Ended December 26, 2009	Three Months Ended March 27, 2010
	(dollars in thousands except per share data)
Net sales	$1,470,812	$377,484
Cost of products sold and services provided	932,118	247,606
Selling, general and administrative expenses	291,720	77,905
Amortization of identifiable intangibles	71,047	20,274
Operating income	175,927	31,699
Interest income	2,902	595
Interest expense	(57,502)	(14,099)
Other, net	8,862	(228)
Income before income taxes and minority interests	130,189	17,967
Provision for income taxes	31,493	4,550
Income from continuing operations	98,696	13,417
Earnings per common share from continuing operations attributable to common shareowners:
Basic	$1.20	$0.16
Diluted	1.15	0.16

Unaudited Pro Forma Combined Balance Sheet Data:

As of March 27, 2010
(dollars in thousands)
Cash and cash equivalents	$187,465
Working capital	379,740
Total assets	3,906,681
Total debt	1,256,455
Total equity	2,140,060

COMPARATIVE PER SHARE DATA

        The following table sets forth selected historical earnings per share, book value per share and dividends per share information of Charles River and WuXi and unaudited pro forma combined earnings per share, book value per share and dividends per share information after giving effect to the transaction, assuming that the acquisition had occurred on March 27, 2010. You should read this information in conjunction with the selected historical financial information included elsewhere in this proxy statement and the historical financial statements of Charles River and WuXi and related notes that are incorporated in this proxy statement by reference. See "Where You Can Find More Information," beginning on page 95.

        The historical earnings per share and dividends per share information for fiscal year 2009 is derived from audited consolidated financial statements of Charles River and WuXi as of and for the year ended December 26, 2009 and December 31, 2009, respectively. The historical earnings per share, book value per share and dividends per share information for the three months ended March 27, 2010 is derived from unaudited condensed consolidated financial statements of Charles River and WuXi as of and for the three months ended March 27, 2010 and March 31, 2010, respectively. The unaudited pro forma combined earnings per share, book value per share and dividends per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included in this proxy statement. The unaudited pro forma equivalent earnings per share, book value per share and dividends per share information of WuXi is calculated as the unaudited pro forma combined earnings per share, book value per share and dividends per share of Charles River multiplied by the exchange ratio of 0.0324 (which would have been the exchange ratio had the acquisition been completed on March 27, 2010).

	Charles River		WuXi
	Historical	Unaudited Pro Forma Combined	Historical	Unaudited Pro Forma Equivalent
	Year Ended December 26, 2009		Year Ended December 31, 2009
Basic earnings per share from continuing operations attributable to common shareowners	$1.70	$1.20	$0.10	$0.04
Diluted earnings per share from continuing operations attributable to common shareowners	$1.69	$1.15	$0.09	$0.04
Dividends	—	—	—	—

	Charles River		WuXi
	Historical	Unaudited Pro Forma Combined	Historical	Unaudited Pro Forma Equivalent
	Three Months Ended March 27, 2010		Three Months Ended March 31, 2010
Basic earnings per share	$0.27	$0.16	$0.03	$0.01
Diluted earnings per share	$0.26	$0.16	$0.03	$0.01
Book value per share	$20.91	$25.21	$0.54	$0.82
Dividends	—	—	—	—

 COMPARATIVE MARKET PRICE INFORMATION

        The table below sets forth the closing sale prices of Charles River common stock and WuXi ADSs as reported on the NYSE on April 23, 2010, the last trading day prior to the public announcement of the transaction, and on [    •    ], the most recent practicable trading day prior to the date of this proxy statement.

        The table also shows the implied value of one WuXi ordinary share, which we calculated by adding the cash portion of the acquisition consideration, or $1.40625, to the product of the closing price of Charles River common stock on those dates and the exchange ratio which would have been in effect had the acquisition taken place on those dates, assuming that the closing price on those dates were equal to the 20 day weighted average closing price of Charles River common stock on those dates.

        The market prices of Charles River common stock and WuXi ordinary shares will fluctuate between the date of this proxy statement and the time of the special meeting or the completion of the transaction. No assurance can be given concerning the market prices of Charles River common stock or WuXi ordinary shares before the completion of the transaction or the market price of Charles River common stock after the completion of the transaction.

	Closing Price of Charles River Common Stock		Closing Price of WuXi ADSs		Closing Price of WuXi Ordinary Shares(1)		Implied Value of WuXi ADSs		Implied Value of WuXi Ordinary Shares
April 23, 2010		$39.77		$16.57		$2.07		$21.25		$2.66
[•], 2010	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

(1)
Market price data for WuXi ordinary shares is determined by dividing the quoted price of WuXi ADSs on the NYSE as of the relevant date by eight (the number of WuXi ordinary shares underlying each WuXi ADS).

See "Comparative Market Prices and Dividends" for additional market price information.

RISK FACTORS

        In addition to the other information included in this proxy statement, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 27, you should carefully consider the following risk factors in determining how to vote at the special meeting. In addition, you should read and consider the risk factors associated with each of the businesses of Charles River and WuXi because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A, "Risk Factors" of Charles River's Annual Report on Form 10-K for the year ended December 26, 2009, Part II, Item 1A, "Risk Factors" of Charles River's Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010 and Part 1, Item 3.D, "Key Information—Risk Factors" of WuXi's Annual Report on Form 20-F for the year ended December 31, 2009, each of which is on file with the SEC, and each of which is incorporated by reference into this proxy statement.

Risk Factors Relating to the Transaction

  Charles River and WuXi may experience difficulties in integrating their businesses, which could cause the combined company to fail to realize many of the anticipated potential benefits of the transaction.

        We have entered into an agreement to acquire WuXi because we believe that the transaction will be beneficial to Charles River and our shareholders. Achieving the anticipated benefits of the transaction will depend in part upon whether we can integrate WuXi into our company in an efficient and effective manner. We may not be able to accomplish this integration process smoothly or successfully. It is possible that the integration process could result in the loss of key Charles River and WuXi employees, the disruption of each company's ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Issues that must be addressed in integrating WuXi into Charles River include, among other things:

  •
  coordinating geographically separated organizations;

  •
  addressing possible differences in corporate cultures and management philosophies;

  •
  successfully integrating WuXi's operations or adapting to the addition of lines of business in which Charles River has not historically engaged;

  •
  combining the companies' sales, marketing, data and operations functions;

  •
  integrating the companies' technologies, products and services;

  •
  identifying and eliminating redundant and underperforming operations and assets;

  •
  harmonizing the companies' operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

  •
  consolidating the companies' corporate, administrative and information technology infrastructures;

  •
  coordinating sales, distribution and marketing efforts;

  •
  managing the movement of certain positions to different locations, possibly including moving certain positions from the U.S. to China and vice versa;

  •
  maintaining existing agreements with customers and suppliers and avoiding delays in entering into new agreements with prospective customers and suppliers; and

  •
  consolidating offices of Charles River and WuXi that are currently in the same locale.

        In addition, at times, the attention of certain members of each company's management and resources may be focused on the completion of the transaction and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company's ongoing business and the business of the combined company.

        If Charles River is not able to successfully combine the businesses of Charles River and WuXi within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisition may not be realized fully or at all or may take longer to realize than expected, the combined business may not perform as expected and the value of the Charles River common stock may be adversely affected.

  The combined company will depend on its senior management team and other key employees, and the loss of any member of the team could adversely affect the combined company's business.

        The success of the combined company after the transaction will depend in part upon the ability of Charles River and WuXi to retain senior management and other key employees of both companies. Competition for qualified personnel can be very intense. In addition, senior management and key employees may depart because of issues relating to the uncertainty or difficulty associated with the integration of the companies or a desire not to remain with the combined company. Accordingly, no assurance can be given that Charles River or WuXi will be able to retain senior management and key employees to the same extent that they have been able to do so in the past. Employee retention may be particularly challenging during the pendency of the transaction, as employees of Charles River and WuXi may experience uncertainty about their future roles within the combined business. Additionally, WuXi's officers and employees may own WuXi ordinary shares and/or have vested equity awards and, if the transaction is completed (and in the case of vested options, if such vested options are exercised prior to completion of the transaction), may therefore be entitled to the acquisition consideration, the payment of which could provide sufficient financial incentive for certain officers and employees to no longer pursue employment with Charles River post-closing.

  Charles River may not be able to obtain the financing needed for the transaction on favorable terms.

        Charles River has received the commitments of certain lenders to provide financing of up to $1.2 billion in the aggregate in connection with the transaction. However, the lenders that provided the commitments have the right to decide not to actually fund the loan if, among other reasons, there is any event, occurrence, development or state of circumstances or facts (subject to certain specified exceptions) that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets or results of operations of Charles River, WuXi and their respective subsidiaries, taken as a whole. If such an event, occurrence, development or state of circumstances or facts does occur, Charles River may be forced to obtain an alternate source of financing, which may be more expensive for Charles River, may have an adverse impact on the combined company's capital structure, or may be unavailable on terms favorable to Charles River. For a more detailed discussion of the commitments, see "The Transaction—Transaction Financing."

        Under the acquisition agreement, if, on the date that the transaction otherwise would have closed, Charles River is unable to obtain the financing or a substitution of all or any portion of the financing that has terms that are commercially reasonable in the aggregate, or the substitute financing, there is a nationwide unavailability of acquisition financing (which is not limited to the financing of the transaction contemplated by the acquisition agreement), Charles River has complied in all material respects with its obligations to use commercially reasonable efforts to obtain financing for the transaction and to use its reasonable best efforts to consummate the transaction, either party may terminate the agreement, subject to each party's right to extend the closing date by 30 days. If the acquisition agreement terminates under these circumstances, or either party exercises its right to extend the closing date and the acquisition agreement is terminated under any circumstances, Charles River will be required to pay WuXi a reverse break-up fee of $75 million. See "The Acquisition Agreement—Termination," and "The Acquisition Agreement—Termination Fees" beginning on pages 65 and 67 of this proxy statement, respectively.

  The combined company will have a level of debt that could adversely affect its business and growth prospects.

        Upon completion of the acquisition, Charles River will have incurred acquisition debt financing of up to $1,250 million, which will replace the existing senior secured credit facilities of WuXi of $36.5 million and Charles River of $190.4 million outstanding as of the end of their 2009 fiscal years. Covenants to which Charles River has agreed or may agree in connection with the acquisition debt financing, and the combined company's substantial increased indebtedness and higher debt-to-equity ratio following completion of the acquisition in comparison to its recent historical basis, will have the effect, among other things, of reducing Charles River's flexibility to respond to changing business and economic conditions and increasing borrowing costs. In addition, the amount of cash required to service these increased indebtedness levels and the resulting demands on Charles River's cash resources will be significantly greater than the percentages of cash flows required to service indebtedness prior to the transaction. The increased levels of indebtedness could also reduce funds available for capital expenditures and other activities, and may create competitive disadvantages for Charles River relative to other companies with lower debt levels. Charles River's and WuXi's business relationships, including client relationships, may be subject to disruption due to uncertainty associated with the acquisition. The adverse effect of such disruptions could be exacerbated by a delay in the completion of the transaction or termination of the acquisition agreement.

  Impairment of goodwill arising from the transaction may adversely impact future results of operations.

        The combination of Charles River and WuXi will be accounted for as a purchase by Charles River under accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of WuXi, including identifiable intangible assets, will be recorded at their respective fair values as of the date the combination is completed. The excess of the purchase price over the fair value of acquired net assets and liabilities will be recorded as goodwill. As a result of the combination, Charles River expects to record $823.1 million of additional goodwill and $612.3 million of other intangible assets, which are material to the combined company. The goodwill will not be amortized, but will be reviewed for impairment by Charles River at least annually. If the future growth and operating results of the acquired businesses are not as strong as anticipated, goodwill may be impaired. To the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Such an impairment charge could materially and adversely affect the operating results and financial condition of the combined company.

  In order to complete the acquisition, Charles River and WuXi must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, the completion of the acquisition may be jeopardized or the anticipated benefits of the acquisition could be reduced.

        Completion of the acquisition is conditioned upon the expiration or termination of the applicable waiting period relating to the transaction under the HSR Act, the sanction of the Grand Court of the Cayman Islands and, if necessary, the approval of the Chinese antitrust authorities. Although Charles River and WuXi have agreed in the acquisition agreement to use their reasonable best efforts to obtain any requisite governmental or third party approvals, there can be no assurance that these approvals will be obtained in a timely fashion, or at all. In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing regulations. As a condition to approval of the transaction, these governmental authorities may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company's business after the completion of the acquisition. If either Charles River or WuXi becomes subject to any term, condition, obligation or restriction, the imposition of such term, condition, obligation or restriction could adversely affect the ability to integrate WuXi's operations into Charles River's operations, reduce the anticipated benefits of the acquisition or otherwise adversely affect Charles River's business and results of operations after the completion of the acquisition. See "Regulatory and Other Approvals Required for the Transaction" beginning on page 34 of this proxy statement.

  Failure to complete the acquisition could negatively impact the stock price and the future business and financial results of Charles River.

        If the acquisition is not completed, Charles River's ongoing business may be adversely affected and, without realizing any of the benefits of having completed the acquisition, Charles River would be subject to a number of risks, including the following:

  •
  negative reactions from the financial markets and from Charles River's customers and employees;

  •
  Charles River may be required to pay WuXi a termination fee of between $25 million and $75 million if the acquisition is terminated under certain circumstances (see "The Acquisition Agreement—Termination Fees" beginning on page 67 of this proxy statement);

  •
  Charles River will be required to pay certain costs relating to the acquisition, whether or not the acquisition is completed;

  •
  the acquisition agreement places certain restrictions on the conduct of Charles River's business prior to the completion of the acquisition or the termination of the acquisition agreement. Such restrictions, the waiver of which is subject to the consent of WuXi, may prevent Charles River from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the acquisition (see "The Acquisition Agreement—Principal Covenants—Interim Operations of Charles River and WuXi" beginning on page 57 of this proxy statement for a description of the restrictive covenants applicable to Charles River); and

  •
  matters relating to the acquisition (including integration planning) will require substantial commitments of time and resources by Charles River's management, which would otherwise have been devoted to day-to-day operations, and other opportunities that may have been beneficial to Charles River.

        There can be no assurance that the risks described above will not materialize, and if any of them do, they may adversely affect Charles River's business, financial results and stock price. In addition, Charles River could be subject to litigation related to any failure to complete the acquisition or related to any enforcement proceeding commenced against Charles River to perform its obligations under the acquisition agreement. If the acquisition is not completed, these risks may materialize and may adversely affect Charles River's business, financial results and stock price.

  Charles River will incur significant transaction-related costs in connection with the acquisition.

        Charles River expects to incur a number of non-recurring costs associated with combining the operations of the two companies. The substantial majority of non-recurring expenses resulting from the acquisition will be comprised of transaction costs related to the acquisition, facilities and systems consolidation costs and employment-related costs. Charles River will also incur transaction fees and costs related to formulating and implementing integration plans. Charles River continues to assess the magnitude of these costs and additional unanticipated costs may be incurred in the integration of the two companies' businesses.

  The acquisition may not be accretive, and may be dilutive, to Charles River's publicly reported non-GAAP earnings per share, which may negatively affect the market price of Charles River common stock.

        Charles River currently anticipates that the acquisition will be neutral to slightly accretive to publicly reported non-GAAP earnings per share during the first full calendar year after the acquisition, and accretive in subsequent years. This expectation is based on preliminary estimates that may materially change. In addition, future events and conditions could decrease or delay the accretion that is currently expected or could result in dilution, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize all of the benefits anticipated in the acquisition. Any dilution of, or decrease or delay of any accretion to, Charles River's publicly reported non-GAAP earnings per share could cause the price of Charles River's common stock to decline.

  Risks relating to Charles River and WuXi.

        Charles River and WuXi are, and following completion of the acquisition, Charles River and WuXi will continue to be, subject to the risks described in Part I, Item 1.A, "Risk Factors" of Charles River's Annual Report on Form 10-K for the year ended December 26, 2009, Part II, Item 1.A, "Risk Factors" of Charles River's Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2010 and Part 1, Item 3.D, "Key Information—Risk Factors" of WuXi's Annual Report on Form 20-F for the year ended December 31, 2009, each of which is on file with the SEC, and each of which is incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 95 of this proxy statement.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

        This proxy statement contains certain forward-looking information about Charles River, WuXi and the combined company after completion of the transaction that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement or may be incorporated in this proxy statement by reference to other documents and may include statements for the period following the completion of the transaction. Representatives of Charles River and WuXi may also make forward-looking statements. Forward-looking statements are statements that are not historical facts. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River and WuXi, and involve a number of risks and uncertainties, including the risks described in this proxy statement under "Risk Factors" and other risks described in the SEC reports filed by Charles River and WuXi, that could cause actual results to differ materially from those stated or implied by the forward-looking statements.

        Some other risks and uncertainties include, but are not limited to, risks and uncertainties associated with the possibility that:

  •
  the companies may be unable to obtain shareholder or regulatory approvals required for the combination;

  •
  problems may arise in successfully integrating the businesses of the two companies;

  •
  the acquisition may involve unexpected costs;

  •
  the combined company may be unable to achieve cost or revenue synergies;

  •
  Charles River's business may suffer as a result of uncertainty surrounding the acquisition; and

  •
  the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Charles River and WuXi.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or in the case of statements incorporated by reference, on the date of the document incorporated by reference. All subsequent written and oral forward-looking statements concerning the transaction or other matters addressed in this proxy statement and attributable to Charles River or WuXi or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Charles River nor WuXi undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

 THE SPECIAL MEETING

        This section contains information about the special meeting of shareholders Charles River has called to consider and approve the issuance of Charles River common stock in connection with the transaction. Together with this proxy statement, we are also sending you a notice of the special meeting and a form of proxy that is being solicited by our board of directors for use at the special meeting.

Date, Time and Place of the Special Meeting

        The special meeting will take place on [    •    ], 2010 at [    •    ] a.m., Eastern Time, at [    •    ].

Purpose of the Special Meeting

        The purpose of the special meeting is to consider and vote on the following proposals:

             1.  a proposal to issue shares of Charles River common stock in connection with the transaction; and

             2.  a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the issuance of Charles River common stock in connection with the transaction.

        Neither proposal to be voted upon at the special meeting is conditioned on the approval of the other proposal.

Record Date and Outstanding Shares

        Charles River has fixed the close of business on [    •    ], 2010 as the record date for determining the Charles River shareholders entitled to receive notice of and to vote at the special meeting. As of that date, there were [    •    ] shares of Charles River common stock outstanding. Only holders of record of Charles River common stock on the record date are entitled to receive notice of and to vote at the special meeting, and any adjournment or postponement thereof. Each share of common stock is entitled to one vote.

Quorum Requirement

        Under Delaware law and the Charles River bylaws, the presence in person or by proxy of a majority of the outstanding shares of Charles River common stock is necessary to constitute a quorum at the special meeting. Votes of shareholders of record who are present at the special meeting in person or by proxy, abstentions and broker non-votes (as defined below) are counted as present or represented at the special meeting for purposes of determining whether a quorum exists.

        If you hold your shares of Charles River common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

Votes Required

        The approval of the proposal to issue shares of Charles River common stock in connection with the transaction, and therefore the consummation of the transaction, requires the affirmative vote of at least a majority of the votes cast in person or by proxy at the special meeting, in a vote in which the total number of votes cast represents more than 50 percent of the outstanding Charles River common stock. Your failure to vote on this proposal, including abstentions or broker non-votes, may have the same effect of a vote against that proposal. However, if the 50 percent requirement is satisfied, your failure to vote on this proposal, including abstentions or broker non-votes, will have the effect of reducing the aggregate number of shares voting and the number of affirmative votes required to approve the share issuance proposal.

        The proposal to approve an adjournment of the special meeting to solicit additional proxies will be approved if a majority of the outstanding shares of common stock present in person or represented by proxy at the special meeting are voted in favor of the proposal, whether or not a quorum exists. Your failure to vote on this proposal, other than by abstention or broker non-vote, will have the effect of reducing the aggregate number of shares voting with respect to the proposal and, as a result, the number of affirmative votes required to approve the proposal. However, both abstentions and broker non-votes will have the same effect as a vote against the adjournment proposal.

        Neither proposal to be voted upon at the special meeting is conditioned on the approval of the other proposal.

Shares Beneficially Owned as of the Record Date

        As of the record date, directors and executive officers of Charles River and their affiliates, as a group, beneficially owned or otherwise had the right to vote [    •    ] shares of Charles River common stock, or approximately [    •    ] percent of the outstanding Charles River common stock entitled to be voted at the special meeting. At that date, directors and executive officers of WuXi and their affiliates, including WuXi, did not beneficially own or otherwise have the right to vote any shares of Charles River common stock. To Charles River's knowledge, the directors and executive officers of Charles River and their affiliates intend to vote their Charles River common stock in favor of the issuance of Charles River common stock in connection with the transaction.

Voting at the Special Meeting

        Record holders may vote in person at the special meeting or by proxy. Charles River recommends that record holders vote by proxy even if they plan to attend the special meeting. Record holders can always revoke their proxy and change their votes at the special meeting.

Proxies

        Voting instructions are attached to your proxy card. If you properly give your proxy and submit it to Charles River in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against any or all of the proposals submitted at the special meeting or abstain from voting.

        How to Vote by Proxy.    If your shares are registered in your name, there are three ways to vote your proxy: by telephone; through the Internet; or by mail. Your telephone vote or Internet vote authorizes James C. Foster, Thomas F. Ackerman and David P. Johst, and each of them, as proxies, each with the power to appoint his substitute, to represent and vote your shares in the same manner as if you marked, signed and returned your proxy form by mail.

        Only the latest dated proxy, whether by mail, telephone or Internet, will be voted at the special meeting. If you choose to vote by mail, we recommend you do so promptly to help ensure timely delivery.

        If your shares are held in "street name" (through a broker, bank or other nominee), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the telephone or Internet.

        How Proxies Will Be Voted. If you sign and submit a proxy but do not mark a box with respect to one or more of the Charles River proposals, your proxy will follow the Charles River board of directors recommendations and vote these shares:

  •
  FOR the issuance of Charles River common stock in connection with the transaction; and

  •
  FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of such issuance. Shares represented by a proxy that has been returned with instructions to vote against the proposal to issue shares of Charles River common stock in connection with the transaction but which does not include instructions with respect to the adjournment proposal will not be voted in favor of the adjournment proposal.

        Revoking Your Proxy. You may revoke your proxy before it is voted by:

  •
  submitting a new proxy with a later date, including a proxy given by telephone or through the Internet;

  •
  providing a written notice of revocation to Charles River's corporate secretary before the special meeting; or

  •
  voting in person by ballot at the special meeting.

        If you have instructed your broker to vote your shares, you must follow directions you receive from your broker in order to change or revoke your vote.

        Please note that if you hold your shares through a bank or broker or other custodian and wish to vote in person at the special meeting, you must provide a legal proxy from that custodian.

Solicitation of Proxies

        Charles River will pay its own expenses incurred in connection with the printing and mailing of this proxy statement. Charles River has retained Innisfree M&A Incorporated, or Innisfree, for a fee not to exceed $50,000, plus additional fees relating to telephone solicitation and reimbursement of certain expenses, to assist in the solicitation of proxies and otherwise in connection with the special meeting. Charles River has agreed to indemnify Innisfree for certain liabilities arising out of Innisfree's engagement (excluding those resulting from Innisfree's gross negligence or willful misconduct). Charles River and Innisfree will also request banks, brokers and other intermediaries holding shares of Charles River common stock beneficially owned by others to send this proxy statement to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by the directors, officers and employees of Charles River. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

        The extent to which these proxy soliciting efforts will be necessary depends largely upon how promptly proxies are submitted. Please send in your proxy by mail, telephone or Internet without delay.

No Other Business; Adjournments

        Under Delaware law and the Charles River bylaws, the business to be conducted at the special meeting will be limited to the purposes stated in the notice to Charles River shareholders provided with this proxy statement.

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time with the approval of (1) a majority of the votes present in person or by proxy at the time of the vote, whether or not a quorum exists, or (2) if no shareholder is present, any officer entitled to preside at or to act as secretary of such meeting. Charles River is not required to notify shareholders of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.

        References to the special meeting in this proxy statement are to such special meeting as adjourned or postponed.

Shareholder Questions

        Charles River shareholders with any questions about the transaction or about voting their shares should call Innisfree M&A Incorporated, Charles River's proxy solicitor, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833).

INFORMATION ABOUT THE COMPANIES

Charles River

Charles River Laboratories International, Inc.
251 Ballardvale Street
Wilmington, Massachusetts 01887
Telephone: (978) 658-6000
 http://www.criver.com

        Charles River is a leading global provider of solutions which accelerate the drug discovery and development process, including research models and associated services and outsourced preclinical services. Charles River provides products and services to global pharmaceutical companies and biotechnology companies, as well as government agencies and leading hospitals and academic institutions throughout the world, in order to bring drugs to market faster and more efficiently. Employing approximately 8,000 people, including approximately 500 professionals with advanced degrees, including Ph.D.s, D.V.M.s and M.D.s, Charles River has approximately 70 facilities in 16 countries. The company's broad portfolio of products and services enables customers to reduce costs, increase speed in bringing products to market and enhance their productivity and effectiveness in drug discovery and development.

Research Models and Services

        Charles River has been supplying research models to the drug development industry since 1947. With approximately 150 different strains, we continue to maintain our position as the global leader in the production and sale of the most widely used rodent research model strains, principally genetically and virally defined purpose-bred rats and mice. We also provide a variety of related services that are designed to assist our customers in supporting the use of research models in drug development. With multiple facilities located on three continents (North America, Europe and Asia (Japan)), we maintain production centers, including a total of approximately 180 barrier rooms or isolator facilities, strategically located near our customers. In 2009, RMS accounted for 55% of our total net sales and approximately 45% of our employees, including approximately 130 science professionals with advanced scientific degrees.

        Our Research Models and Services segment is comprised of (1) Research Models, (2) Research Model Services and (3) other related products and services. We currently offer four major categories of research models and services: Genetically Engineered Models and Services, Consulting and Staffing Services, Research Animal Diagnostic Services, and Discovery and Imaging Services. Included in other related products and services is our in vitro products business (testing for endotoxin contamination) and avian vaccine services.

Preclinical Services

        Charles River is one of the two largest providers of preclinical services worldwide and offers particular expertise in the design, execution and reporting of general and specialty toxicology studies, especially those dealing with innovative therapies and biologicals. We currently provide preclinical services at multiple facilities located in the United States, Canada, Europe and Asia (China). Our PCS segment represented 45% of our total net sales in 2009 and employed 51% of our employees including approximately 375 science professionals with advanced scientific degrees. Charles River currently offers the following preclinical services, in which we include both in vivo and in vitro studies, supportive laboratory services and strategic preclinical consulting and program management to support product development from inception to proof of concept: toxicology; pathology services; bioanalysis, pharmacokinetics and drug metabolism; discovery support; biopharmaceutical services; and phase I clinical trials in healthy, normal and special populations.

WuXi

WuXi PharmaTech (Cayman) Inc.
288 Fute Zhong Road
Waigaoqiao Free Trade Zone
Shanghai 200131
People's Republic of China
 http://www.wuxiapptec.com

        WuXi is a leading pharmaceutical, biotechnology and medical device R&D outsourcing company, with operations in China and the United States. WuXi provides a broad and integrated portfolio of laboratory and manufacturing services throughout the R&D process to its customers, which include many of the world's premier pharmaceutical, biotechnology and medical device companies. WuXi's services are designed to assist its global customers in shortening the time and lowering the cost of pharmaceutical and medical device R&D by providing cost-effective and efficient outsourcing solutions. WuXi has more than 800 customers, including most of the largest pharmaceutical companies by revenues, many of whom have presented WuXi with awards for performance and continue to come back to WuXi for additional and integrated projects.

        Since its founding in 2001, WuXi's core business has been to provide discovery chemistry services to synthesize small molecules at the beginning of the drug discovery process. Discovery chemistry continues to represent a large majority of revenues for WuXi's China-based laboratory services segment. In recent years, WuXi has added other services, including discovery biology, safety pharmacology, DMPK, bioanalytical services, manufacturing process R&D, clinical-trial-scale manufacturing, formulation and toxicology. The acquisition of AppTec Laboratory Services, Inc. expanded WuXi's capabilities beyond small molecules to large-molecule biologics and medical devices. WuXi continues broadening customer relationships with its expanded capabilities and integrated services.

        WuXi is well-positioned to capitalize on the global trend of R&D outsourcing by emphasizing its experience, capabilities, quality, responsiveness, protection of customer intellectual property and reliability. WuXi's primary China-based facilities include a 1,006,000 square-foot R&D center in the Waigaoqiao Free Trade Zone in Shanghai, a 71,000 square-foot small-scale cGMP clinical manufacturing facility and a new 222,000 square-foot large-scale cGMP manufacturing plant in the Jinshan area of Shanghai, a 253,000 square-foot R&D center focused on discovery chemistry in Tianjin and a 314,000 square-foot preclinical toxicology facility in Suzhou. A portion of the toxicology facility began operations in the second half of 2009, and the remaining area is expected to be opened later based on business demand. WuXi's large-scale cGMP manufacturing facility is expected to open in the first half of 2010. WuXi's acquisition of AppTec established a U.S. presence with know-how in biologics and medical device testing, including three FDA-registered facilities. These U.S. facilities include an 82,000 square-foot R&D and manufacturing facility in St. Paul, Minnesota, a 51,000 square-foot testing facility in Atlanta, Georgia and a 75,000 square-foot R&D and testing facility in Philadelphia, Pennsylvania. Approximately 19,000 square feet of space in the Philadelphia facility used for biologics manufacturing operation was discontinued in December 2008. The space is available for future growth of biologics testing services.

 REGULATORY AND OTHER APPROVALS REQUIRED FOR THE TRANSACTION

        Under the acquisition agreement, each of Charles River and WuXi has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the acquisition agreement, including (1) preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (2) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental entity or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the acquisition agreement. WuXi has agreed to use its reasonable best efforts to prepare each of the documents required to be filed with the Grand Court of the Cayman Islands in connection with the scheme, to respond as promptly as reasonably practicable to any comments received from the Grand Court on such documents and perform other customary tasks which are necessary in connection with the preparation of documents, the solicitation of proxies, the holding of shareholder meetings and other customary formalities necessary in order to obtain the Grand Court's sanction of the transaction, and otherwise comply with all legal requirements applicable to the WuXi shareholder meeting and the Grand Court approval process.

        It is a condition to each company's respective obligations to consummate the transaction that (1) any waiting period applicable to the transaction under the HSR Act will have expired or been terminated, (2) an interim order and a final order of the Grand Court shall have been obtained on terms consistent with the acquisition agreement and (3) the final order shall have been filed with the Registrar of Companies of the Cayman Islands within one business day of the issuance of the final order by the Grand Court. See "The Acquisition Agreement—Principal Conditions to Completion of the Transaction—Mutual Closing Conditions."

        Charles River and WuXi believe there is no jurisdiction outside the United States and the Cayman Islands in which clearance for the acquisition is required. Each party's obligation to complete the transaction is further conditioned on the absence of any law, regulation or governmental action seeking to prohibit the consummation of the transaction. Charles River's obligations to complete the transaction is further conditioned on (1) the absence any litigation or proceeding by any governmental authority with respect to the transaction under the U.S. federal or state antitrust law that would reasonably be expected to have a material adverse effect on WuXi or Charles River and (2) the receipt of the approval of the Chinese antitrust authorities if the Chinese antitrust authorities have notified Charles River that such approval is required and the absence of any investigation by the Chinese antitrust authorities that would reasonably be expected to have a material adverse effect on WuXi or Charles River.

        U.S. Antitrust Filing. Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the acquisition, may not be consummated unless certain waiting period requirements have expired or been terminated. Each of Charles River and WuXi filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Justice Department and the Federal Trade Commission on May 11, 2010.

        Charles River voluntarily withdrew this May 11, 2010 Pre-Merger Notification and Report Form and refiled on June 10, 2010. The refiling is a procedural step to provide the staff at the Federal Trade Commission with an additional 30 days following the refiling to review the information submitted by Charles River and WuXi. The new waiting period under the HSR Act will expire at 11:59 p.m., New York City time, on July 12, 2010, unless terminated earlier or extended by request for additional information.

        At any time before the closing of the transaction, the Federal Trade Commission, the Justice Department or others could take action under the antitrust laws with respect to the transaction,

including seeking to enjoin the completion of the transaction, to rescind the transaction or to require the divestiture of certain assets of Charles River or WuXi. There can be no assurance that the transaction will not be challenged on antirust grounds or, if such a challenge is made, that the challenge will not be successful.

        Cayman Islands Court Sanction.    Pursuant to Section 86 of the Cayman Companies Law, the transaction requires court approval in the Cayman Islands. This requires WuXi to file a petition and a summons for directions with the Grand Court.

        Subject to the scheme meeting being convened by the Grand Court and the shareholders of WuXi approving the transaction with the vote required pursuant to the Cayman Companies Law, a sanction hearing will be required to hear the petition and seek the Grand Court's sanction of the transaction. In determining whether to exercise its discretion and approve the transaction at the sanction hearing, the Grand Court will determine, among other things, whether the scheme is fair to the WuXi shareholders. Assuming that the scheme meeting is conducted in accordance with the Grand Court's orders, and that WuXi's shareholders approve the scheme proposal by the majorities required pursuant to the Cayman Companies Law, we are not aware of any reason why the Grand Court would not sanction the scheme at the sanction hearing. Nevertheless, the Grand Court's sanction is a matter for its discretion and there is no absolute assurance if, and or when such sanction will be obtained.

        If obtained, the Grand Court's sanction of the scheme of arrangement will constitute the basis for an exemption under section 3(a)(10) of the Securities Act from the registration requirements of the Securities Act, with respect to the issuance of the Charles River common stock in exchange for the WuXi ordinary shares in connection with the acquisition. At the hearing, the Grand Court will be advised that its sanction of the scheme will constitute the basis for this exemption. WuXi shareholders will be entitled to appear in person or by counsel at the sanction hearing. Information regarding the date, time and place of the sanction hearing will be included in the scheme document which will be sent by WuXi to WuXi shareholders prior to the scheme meeting.

        Other than the filings described above, neither Charles River nor WuXi is aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the transaction. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. If any additional approval or action proves to be required, however, it is possible that Charles River or WuXi may not be able to obtain it. Even if Charles River or WuXi could obtain all necessary approvals, conditions may be placed on any such approval that could cause the transaction not to be completed.

THE TRANSACTION

        The following discussion contains material information pertaining to the transaction. This discussion is subject and qualified in its entirety by reference to the acquisition agreement included as Annex A to this proxy statement. We urge you to read and review the entire acquisition agreement as well as the discussion in this proxy statement.

General

        This section provides material information about the transaction involving Charles River and WuXi and the circumstances surrounding the transaction. You can find a more detailed description of the terms of the acquisition agreement, including information about the conditions to completion of the transaction and the provisions for terminating the acquisition agreement, below under "The Acquisition Agreement."

        We are furnishing this proxy statement to Charles River shareholders in connection with the solicitation of proxies by the board of directors of Charles River for use at the special meeting of Charles River shareholders and any adjournment or postponement of the meeting.

        At the special meeting, holders of Charles River common stock will be asked to vote upon a proposal to issue shares of Charles River common stock in connection with the transaction and, if necessary, a proposal to approve an adjournment of the special meeting to solicit additional proxies in favor of the issuance of Charles River common stock in connection with the transaction.

        Approval by Charles River shareholders of the proposal to issue Charles River common stock in connection with the transaction is a condition to the completion of the transaction.

Structure of the Transaction

        Charles River will acquire all of the outstanding ordinary shares of WuXi by way of a scheme of arrangement under Section 86 of the Cayman Companies Law. At the closing of the acquisition, each holder of WuXi ordinary shares will be entitled to receive a combination of $1.40625 in cash, without interest, and a number of shares of Charles River common stock equal to $1.25 divided by the weighted average closing price of Charles River common stock on the NYSE for the 20 trading days ending on the second business day prior to closing (but in no event more than 0.0336 nor less than 0.0290 shares of Charles River common stock) for each outstanding WuXi ordinary share, subject to the payment by Charles River of cash in lieu of any fractional share of Charles River common stock. The ratio of shares of Charles River common stock that will be issued for each WuXi ordinary share is sometimes referred to in this proxy statement as the exchange ratio, the $1.40625 in cash without interest that will be issued for each WuXi ordinary share is sometimes referred to in this proxy statement as the cash consideration, and the exchange ratio and the cash consideration are together sometimes referred to in this proxy statement as the acquisition consideration.

        Upon completion of the transaction, the Charles River shareholders immediately prior to the transaction are expected to own approximately [    •    ] percent of the outstanding common stock of the combined company immediately after the transaction, and the WuXi shareholders immediately prior to the transaction are expected to own approximately [    •    ] percent of the outstanding common stock of the combined company immediately after the transaction. These figures are calculated assuming the number of shares of Charles River common stock outstanding as of [    •    ] and the number of shares of WuXi ordinary shares outstanding as of [    •    ].

Background of the Transaction

        Representatives of WuXi and Charles River, including Mr. James C. Foster, Chairman, President and Chief Executive Officer of Charles River, and Dr. Ge Li, Chairman and Chief Executive Officer of

WuXi, periodically have engaged in discussions regarding the companies' industry and potential areas of commercial collaboration. In mid-September 2009, at a dinner meeting, Mr. Foster inquired as to whether Dr. Li would consider exploring a potential strategic transaction between Charles River and WuXi. Later in September, Dr. Li indicated to Mr. Foster that he would be prepared to engage in exploratory discussions. From late September into mid-October 2009, Dr. Li and Mr. Foster engaged in preliminary discussions regarding a potential transaction, both directly and through representatives of Credit Suisse Securities (USA) LLC, or Credit Suisse, and J.P. Morgan, the financial advisors to WuXi and Charles River, respectively.

        On October 5, 2009, at a special meeting of the Charles River board of directors held by teleconference, the board authorized Mr. Foster to continue discussions with WuXi regarding its potential acquisition by Charles River.

        On October 21, 2009, at a regular meeting of the Charles River board of directors, the board reviewed with representatives of J.P. Morgan possible terms for an acquisition of WuXi. After an extensive discussion, the board authorized Mr. Foster to submit an indicative proposal for the acquisition of WuXi for combined cash and equity consideration within a range of $17.00 to $18.00 per WuXi ADS.

        On October 22, 2009, at a special meeting of the WuXi board of directors held by teleconference, the board reviewed the status of the Charles River discussions with representatives of Credit Suisse. The board indicated that WuXi should pursue further discussions with Charles River and appointed a committee of three directors consisting of Dr. Li, Mr. Stewart Hen and Mr. Jeff Leng, to facilitate an efficient negotiation process and seek guidance and authorization from the full board when decisions regarding a potential transaction were required.

        Later on October 22, 2009, Charles River provided to WuXi an indicative proposal with a value of $17.00 to $18.00 per WuXi ADS, consisting of $8.50 to $9.00 in cash and $8.50 to $9.00 in Charles River common stock.

        On October 27, 2009, at a special meeting of the WuXi board of directors held by teleconference, the board reviewed the proposal from Charles River with representatives of Credit Suisse. Representatives of Credit Suisse discussed with the board its preliminary financial analysis of the proposal and certain strategic alternatives that might be available to WuXi. After discussion and deliberations, the board determined that the discussions between representatives of WuXi and Charles River regarding a potential transaction should continue.

        On October 30, 2009, representatives of Credit Suisse and WuXi contacted representatives of J.P. Morgan and Charles River to communicate that the WuXi board of directors was willing to consider the possibility of a transaction, but not on the financial terms presented by Charles River on October 22, 2009. During the course of the discussions, Dr. Li indicated to Mr. Foster that, subject to execution of a mutually acceptable confidentiality agreement, WuXi would provide Charles River and its financial advisor with certain WuXi non-public financial projections for 2010. On November 4, 2009, WuXi, through representatives of Credit Suisse, delivered to Charles River the 2010 financial projections discussed on the October 30, 2009 call.

        On November 13, 2009, Dr. Li and Mr. Edward Hu, Chief Operating Officer and (at that time) Acting Chief Financial Officer of WuXi, met with Mr. Foster and Mr. Thomas Ackerman, Corporate Executive Vice President and Chief Financial Officer of Charles River, in New York City to discuss their respective companies and a potential transaction. Representatives of Credit Suisse and J.P. Morgan also participated in the meeting. At this meeting and during the next several days, representatives of Charles River and WuXi and their respective financial advisors discussed the financial projections provided by WuXi.

        On November 17, 2009, the Charles River board of directors held a special meeting by teleconference, together with members of senior management and representatives of J.P. Morgan, to consider and evaluate the potential transaction. At this meeting, the board further discussed WuXi as a potential acquisition candidate, was updated on the status of ongoing negotiations, and considered the financial aspects of the proposed transaction. At the conclusion of this meeting, following a lengthy discussion, the board authorized Charles River management to continue negotiations with WuXi and to make a proposal to acquire WuXi for combined cash and equity consideration of up to $20.00 per WuXi ADS.

        On November 19, 2009, Charles River provided to WuXi a revised indicative proposal with a value of $20.00 per WuXi ADS, consisting of $10.00 in cash and $10.00 in Charles River common stock.

        On November 23, 2009, at a special meeting of the WuXi board of directors held by teleconference, the board reviewed the Charles River proposal of November 19 with representatives of Credit Suisse and Cravath, Swaine & Moore LLP, or Cravath, special counsel to WuXi. Representatives of Cravath reviewed with the board their fiduciary duties, and representatives of Credit Suisse discussed with the board certain financial aspects of the Charles River proposal. The board determined that the discussions between representatives of WuXi and Charles River regarding a potential transaction should continue.

        From late November 2009 until mid-December 2009, WuXi, Charles River and their respective legal and financial advisors, including O'Melveny & Myers LLP, or O'Melveny, regular outside counsel to WuXi, and Davis Polk & Wardwell LLP, or Davis Polk, outside counsel to Charles River, engaged in discussions regarding a potential transaction and began a mutual due diligence process. Representatives of each party's legal and financial advisors periodically updated and received instructions from their respective clients regarding these discussions. However, WuXi and Charles River did not reach an agreement with respect to a potential transaction at that time.

        On March 7, 2010, Mr. Foster contacted Dr. Li to continue discussions regarding a potential strategic transaction between Charles River and WuXi.

        On March 23, 2010, at Charles River's request, WuXi, through representatives of Credit Suisse and J.P. Morgan, provided Charles River with certain WuXi non-public financial projections for 2010, 2011 and 2012.

        On March 25, 2010, with the approval of the Charles River board of directors, Charles River provided to WuXi an indicative proposal with a value of $20.00 per WuXi ADS, consisting of $10.00 in cash and $10.00 in Charles River common stock.

        On March 27, 2010, at a special meeting of the WuXi board of directors held by teleconference, the board reviewed the Charles River proposal of March 25, 2010 with representatives of Credit Suisse and Cravath. The board was provided with an update on communications with Charles River and its financial advisor. The board determined that the discussions between representatives of WuXi and Charles River regarding a potential transaction should continue.

        On March 29, 2010, representatives of J.P. Morgan were contacted by representatives of Credit Suisse, who communicated that the WuXi board of directors was still willing to consider the possibility of a transaction, but not on the financial terms presented by Charles River on March 25, 2010.

        On March 30, 2010, at a special meeting of the Charles River board of directors held by teleconference, the board discussed certain financial aspects of the Charles River proposal with representatives of J.P. Morgan. Following the discussion, the board authorized Mr. Foster to increase Charles River's indicative proposal within certain parameters.

        Over the course of the next two weeks, at the direction of WuXi and Charles River, the parties' financial and legal representatives engaged in further discussions regarding the value of Charles River's indicative proposal and other terms of a potential acquisition, while periodically providing updates and receiving instructions from their respective clients.

        On April 7, 2010, representatives of J.P. Morgan provided to representatives of Credit Suisse an updated indicative proposal with a value of $21.25 per WuXi ADS, consisting of $11.25 in cash and $10.00 in Charles River common stock.

        On April 8, 2010, at a special meeting of the WuXi board of directors held by teleconference, the board reviewed the Charles River proposal of April 7. The board was also provided with an update on communications with Charles River and its financial advisor. The board determined that the discussions between representatives of WuXi and Charles River should continue.

        From early April 2010 until the announcement of the transaction, each of Charles River and WuXi conducted due diligence on the other party, and representatives of WuXi and Charles River and their respective financial and legal advisors continued their negotiations and exchanged drafts of the acquisition agreement and the ancillary documents relating to the acquisition. The legal and financial representatives of each of WuXi and Charles River periodically updated and received instructions from their respective clients regarding these negotiations.

        On April 23, 2010, the Charles River board of directors held a special meeting by teleconference with Charles River senior management and representatives of J.P. Morgan and Davis Polk to further consider and evaluate the potential transaction. At this meeting, the board reviewed the strategic, operational and financial aspects of the proposed acquisition, and received an update on the progress of business, financial and legal due diligence. Also at this meeting, representatives of J.P. Morgan reviewed with the board its financial analysis of the consideration to be paid to the holders of WuXi ordinary shares pursuant to the acquisition agreement and representatives of Davis Polk reviewed with the board their fiduciary duties and the proposed terms of the acquisition agreement. At the conclusion of the meeting, the board authorized Charles River management to continue due diligence and negotiation of transaction terms with WuXi.

        On April 24, 2010, the parties tentatively reached an understanding that the acquisition agreement would provide for consideration of $21.25 per WuXi ADS, consisting of $11.25 in cash and $10.00 in Charles River common stock, based on a floating exchange ratio subject to a symmetrical 7.5% collar. Over the next day, representatives of Cravath and Davis Polk continued to negotiate the terms and exchange drafts of the acquisition agreement and the ancillary documents relating to the acquisition.

        On April 25, 2010, the Charles River board of directors held a special meeting by teleconference to consider the acquisition and review, with representatives of Davis Polk, the revised terms of the draft acquisition agreement that had been negotiated between representatives of WuXi and Charles River. Also at this meeting, representatives of J.P. Morgan reviewed with the board its financial analysis of the consideration to be paid to the holders of WuXi ordinary shares pursuant to the acquisition agreement and delivered to the board an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 26, 2010, to the effect that as of that date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth therein, the consideration to be paid by Charles River pursuant to the proposed transaction was fair, from a financial point of view, to Charles River. Following further discussion and deliberations, the board unanimously approved and declared advisable the acquisition agreement and the transactions contemplated thereby, including the acquisition, and resolved to recommend that Charles River's shareholders approve the issuance of Charles River common stock in connection with the acquisition.

        Also on April 25, 2010, the WuXi board of directors held a special meeting by teleconference to consider the acquisition and review the draft acquisition agreement that had been negotiated between representatives of WuXi and Charles River. Representatives of Cravath reviewed with the board their fiduciary duties and reviewed with the board the proposed terms of the acquisition agreement. Also at this meeting, representatives of Credit Suisse reviewed with the board its financial analysis of the consideration to be received by the holders of WuXi ordinary shares pursuant to the acquisition agreement and delivered to the board an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 26, 2010, to the effect that as of that date and based upon and subject to the qualifications, limitations and assumptions set forth therein, the consideration to be received by the holders of WuXi ordinary shares pursuant to the acquisition agreement was fair, from a financial point of view, to such holders. Following further discussion and deliberations, the board unanimously approved the acquisition agreement and the transactions contemplated thereby, including the acquisition, and resolved to recommend that WuXi's shareholders approve the scheme.

        Following the unanimous approval of the acquisition and the other transactions contemplated by the acquisition agreement by the boards of directors of both WuXi and Charles River, representatives of Cravath, O'Melveny and Davis Polk finalized the documentation for the proposed transaction and, thereafter, the acquisition agreement and the ancillary documents relating to the acquisition were executed and delivered.

        On April 26, 2010, WuXi and Charles River issued a press release announcing the acquisition. The material terms of the acquisition agreement are described below under "The Acquisition Agreement," beginning on page 54 of this proxy statement, which is attached as Annex A to this proxy statement.

Charles River's Reasons for the Transaction; Recommendation of the Charles River Board of Directors

        The Charles River board of directors believes that the transaction will create the first global early-stage contract research organization, or CRO, to offer fully integrated drug research and development services from molecule creation to first in-human testing. The Charles River board of directors believes that the transaction significantly expands Charles River's services portfolio and strengthens its global footprint in the growing market for pharmaceutical research and development products and services. The Charles River board of directors considered the factors set forth below in reaching these conclusions.

        Strategic Benefits.    The Charles River board of directors believes that the transaction brings together two global leaders in in vivo biology and chemistry with complementary businesses to create a leading player across multiple disciplines in the drug discovery and development spectrum. The two businesses have highly complementary portfolios with limited overlap, and the combined company will offer an extended portfolio of products and outsourced services from molecule creation to first-in-human testing to multinational pharmaceutical, biotechnology and medical device companies and academic and government institutions. These organizations increasingly seek the flexibility to access high quality, early-stage drug development expertise from one global company which affords them the opportunity to work in the locale which best suits their needs: North America, Europe or China.

        Revenue Growth.    The Charles River board of directors believes that acquisition of WuXi will provide an opportunity to diversify the revenue base and enhance revenue growth while expanding Charles River's margins. This revenue growth will be fueled by discovery and chemistry services (a rapidly growing business segment as pharmaceutical companies increasingly choose to outsource these services), GLP (good laboratory practice) safety assessment in China, manufacturing services, new upstream and downstream business opportunities and expanded market share due to an expanded portfolio of products.

        Synergies.    The Charles River board of directors considered management's estimates that, as a result of the transaction, the combined company is expected to achieve annual pre-tax cost synergies of approximately $20 million, beginning in 2011, principally from reduction in public company-related expenses and other corporate expenses, refinement of certain operating units and other selling, general and administrative expenses. The Charles River board of directors also considered management's assessment of opportunities for revenue synergies though cross-selling to existing clients (both upstream and downstream) and by leveraging Charles River's sales force to expand WuXi's penetration of small to midsized biopharmaceutical companies and academic accounts.

        Compatible Cultures.    The Charles River board of directors believes that the similar business approaches and management cultures of Charles River and WuXi will help to ease the process of integrating the two companies. The board believes that both companies are well-managed, generate strong cash flows and value their employees, with each company achieving notable levels of employee longevity.

        Opinion of Financial Advisor.    The Charles River board of directors considered the oral opinion of J.P. Morgan rendered to the Charles River board on April 25, 2010, which opinion was confirmed by delivery of a written opinion dated April 26, 2010, that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the acquisition consideration to be paid by Charles River was fair, from a financial point of view, to Charles River. The J.P. Morgan opinion is more fully described below under "Opinion of Charles River's Financial Advisor." The full text of the J.P. Morgan opinion, dated April 26, 2010, is attached as Annex B to this proxy statement. Charles River shareholders are urged to read the J.P. Morgan opinion carefully and in its entirety.

        Governance.    The Charles River board of directors considered the fact that James C. Foster is expected to be the Chairman, President and Chief Executive Officer of the combined company. The board also considered the terms of the acquisition agreement which provide that, upon completion of the transaction, 10 of the 13 members of the board of directors will be historical Charles River directors, and of the remaining three members, one will be Dr. Ge Li (the current Chairman and Chief Executive Officer of WuXi) and the other two will be designated by WuXi and which further provide that, in connection with its two annual shareholder meetings following the closing, Charles River is required to include WuXi's three designees (or, if Charles River's Corporate Governance and Nominating Committee determines that any of them does not meet Charles River's director qualification requirements, replacement nominees designated by Dr. Li) in its proxy statement as part of the "management slate" recommended for election to its board.

        Other Terms of the Acquisition Agreement.    The Charles River board of directors considered the other terms and conditions of the acquisition agreement, including but not limited to the conditions to closing, the termination fees payable under certain circumstances and the restrictions imposed on the conduct of the respective businesses of Charles River and WuXi in the period prior to closing.

        The Charles River board of directors also considered potential adverse consequences and negative factors, primarily consisting of the following, but concluded that the positive factors outweighed these negative factors:

        Risk Factors.    The Charles River board of directors considered the risks described in this proxy statement under "Risk Factors," including the challenges and costs inherent in integrating two businesses the size of Charles River and WuXi and the management time and effort from both Charles River and WuXi executives that will be required to successfully achieve that integration.

        Transaction Risk.    The Charles River board of directors considered the risk that the transaction would not be consummated, whether as a result of regulatory delays or otherwise.

        Interests of Directors and Officers.    In its review of the proposed transaction, the Charles River board of directors reviewed and considered the interests that certain officers and directors of Charles River may have with respect to the transaction. These interests are described under the heading "Interests of Certain Persons in the Transaction."

        Due to the variety of factors and the quality and amount of information considered, the Charles River board of directors did not find it practicable to and did not make specific assessments of, quantify or assign relative weights to the specific factors considered in reaching its determination to approve the acquisition agreement and the related transactions and the issuance of Charles River common stock in connection with the transaction. Instead, the Charles River board of directors made its determination after consideration of all factors taken together. In addition, individual members of the Charles River board of directors may have given different weight to different factors. Some information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Cautionary Statement Regarding Forward-Looking Statements."

        Recommendation of the Charles River Board of Directors.    At a meeting held on April 25, 2010, after due consultation with Charles River's management and advisors, the Charles River board of directors unanimously determined that the acquisition agreement and the transactions contemplated by the acquisition agreement are fair to and in the best interests of Charles River and its shareholders and approved the acquisition agreement and the related transactions and the issuance of Charles River common stock in connection with the transaction. The Charles River board of directors recommends that Charles River shareholders vote

  •
  FOR the issuance of Charles River common stock in connection with the transaction; and

  •
  FOR the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of such issuance.

Board of Directors and Management of Charles River Following the Transaction

        At the closing of the transaction, the Charles River board of directors will consist of 13 directors, 10 of whom will be Charles River directors prior to the transaction and three of whom will be designated by WuXi. WuXi has selected Dr. Ge Li as one of its designees to the Charles River board and will select two other individuals prior to the closing. In connection with its two annual shareholder meetings following the closing, Charles River is required to include WuXi's three designees (or, if Charles River's Corporate Governance and Nominating Committee determines that any of them does not meet Charles River's director qualification requirements, replacement nominees designated by Dr. Li) in its proxy statement as part of the "management slate" recommended for election to its board.

        At the closing of the transaction, James C. Foster is expected to continue to be Chairman, President and Chief Executive Officer of the combined company and Dr. Li, currently Chairman and Chief Executive Officer of WuXi, is expected to be appointed Corporate Executive Vice President and President, Global Discovery and China Services of the combined company. Thomas F. Ackerman is expected to continue as Chief Financial Officer of the combined company after the closing of the transaction.

        See "Interests of Certain Persons in the Transaction—Charles River" for a description of the material interests of the directors and executive officers of Charles River in the transaction that are in addition to, or different than, their interests as shareholders. Additional information about the current directors and executive officers of Charles River can be found in the Annual Report on Form 10-K for the fiscal year ended December 26, 2009, of Charles River, which is incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 95.

Headquarters

        After completion of the transaction, Charles River will retain the name Charles River Laboratories International, Inc. and will continue to have its headquarters and principal executive offices in Wilmington, Massachusetts.

Public Trading Markets

        The Charles River common stock is currently listed on the NYSE under the symbol "CRL." WuXi ADSs (each representing eight underlying ordinary shares) are currently listed on the NYSE under the symbol "WX." Upon completion of the transaction, WuXi ADSs will be delisted from the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Charles River common stock to be issued in connection with the transaction will be listed on the NYSE.

        As reported on the NYSE, the closing sale price per share of Charles River common stock on April 23, 2010, the last business day prior to the announcement of the transaction, was $39.77. As reported on the NYSE, the closing sale price per WuXi ADS on that date was $16.57 (implying an underlying price per WuXi ordinary share of $2.07). Assuming the Charles River average price were equal to the closing price of Charles River common stock on the NYSE on April 23, 2010, the implied value of the acquisition consideration to be received by WuXi shareholders in the transaction is $2.66 per ordinary share or $21.25 per WuXi ADS.

        As reported on the NYSE, the closing sale price per share of Charles River common stock on [    •    ], 2010, the most recent practicable date prior to the date of this proxy statement, was $[    •    ]. As reported on the NYSE, the closing sale price per WuXi ADS on that date was $[    •    ] (implying an underlying price per WuXi ordinary share of $[    •    ]). Assuming the Charles River average price were equal to the closing price of Charles River common stock on the NYSE on [    •    ], 2010, the implied value of the acquisition consideration to be received by WuXi shareholders in the transaction is $[    •    ] per ordinary share or $[    •    ] per WuXi ADS. This value will fluctuate prior to the completion of the acquisition as a result of changes in the market value of Charles River common stock.

Appraisal Rights

        Charles River shareholders are not entitled to appraisal rights under Delaware law in connection with the acquisition. WuXi shareholders are not entitled to appraisal rights under Cayman Islands law in connection with the acquisition.

Transaction Financing

        Charles River will have cash requirements of approximately $885 million in connection with the transaction, including both the cash consideration and transaction costs. As of March 27, 2010, Charles River had approximately $234 million of cash, cash equivalents and short-term investments and access to $119.4 million of credit facilities. Charles River has obtained a commitment letter from J.P. Morgan Securities Inc. and Banc of America Securities LLC (together the "arrangers") for $1.2 billion in new senior secured credit facilities, to consist of (1) $950 million under a five-year term loan facility and (2) $250 million under a five-year revolving credit facility, in order to, among other things, refinance Charles River's existing credit facilities and finance a portion of the cash consideration and transaction costs. The availability of the new credit facilities is subject to certain conditions contained in the commitment letter, including (1) the absence of any event, occurrence, development or state of circumstances or facts (subject to certain specified exceptions) that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets or results of operations of Charles River, WuXi and their respective subsidiaries, taken as a whole, (2) Charles River's delivery of a solvency certificate to the arrangers, (3) the delivery of satisfactory definitive financing documentation, (4) Charles River having a maximum total leverage ratio of 3.50 to 1.00, (5) Charles River, WuXi and their respective subsidiaries having other indebtedness (subject to certain exceptions) not in excess of $40 million and (6) other customary closing conditions more fully set forth in the commitment letter.

        Pricing for the loans under the credit facility will be, at the option of Charles River, LIBOR plus an applicable margin ranging from 2.00% to 2.75% per annum or alternate base rate plus an applicable margin ranging from 1.00% to 1.75% per annum, in each case to be determined in accordance with Charles River's total leverage ratio. In addition, Charles River will pay a commitment fee ranging from

0.25% to 0.50% per annum on the unused portion of the revolving credit facility, to be determined in accordance with Charles River's total leverage ratio. Subject to certain limitations, the arrangers are entitled, after consultation with Charles River, at any time on or prior to the earlier of a successful syndication of the credit facilities and the date that is 60 days after the closing date of the credit facilities, to change the pricing, terms, tranching and tenor of the credit facilities if the arrangers determine (1) that such changes are necessary to ensure a successful syndication or (2) that a successful syndication could not be consummated.

        Charles River has represented to WuXi in the acquisition agreement that, as of the date of the acquisition agreement, no event has occurred which would constitute a breach or default on the part of Charles River or, to the actual knowledge of Charles River, any other party to the commitment letter, under the commitment letter and that, subject to WuXi's compliance with its obligations under the acquisition agreement, Charles River does not have any reason to believe that any of the conditions to the committed financing will not be satisfied or that the committed financing or any other funds necessary to pay the aggregate acquisition consideration and to make all other necessary payments by Charles River in connection with the transaction, will not be available to Charles River on the closing date. The availability of such funds is not a condition to Charles River's obligation to complete the transaction.

Certain U.S. Federal Securities Law Matters; Resale Restrictions

        The Charles River common stock to be issued to holders of WuXi ordinary shares as part of the acquisition consideration will not be registered under the Securities Act. Such securities will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more bona fide outstanding securities, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange will have the right to appear, by any court expressly authorized by law to grant such approval. The Staff of the SEC has stated in Revised Staff Legal Bulletin No. 3A (June 18, 2008) that the term "any court" in Section 3(a)(10) may include a foreign court. As described above, in connection with the plan of arrangement, the Grand Court of the Cayman Islands will conduct a hearing to determine the fairness of the terms and conditions of the acquisition, including the acquisition consideration to be received by WuXi shareholders. The Grand Court will be advised at the hearing that if the terms and conditions of the acquisition are approved by the Grand Court, the Charles River common stock issued as part of the acquisition consideration will not be registered under the Securities Act pursuant to the Section 3(a)(10) exemption.

        Holders of Charles River common stock issued as part of the acquisition consideration will be subject to U.S. federal and state securities laws, including the Securities Act. WuXi shareholders who are not affiliates of Charles River within 90 days prior to the effective date may generally resell the Charles River common stock they receive as acquisition consideration without regard to Rule 144 under the Securities Act, as such Charles River common stock would not constitute "restricted stock" within the meaning of Rule 144(a)(3) under the Securities Act. WuXi shareholders who are affiliates of Charles River within 90 days prior to the closing, or who will be affiliates of the combined company after the closing, will be subject to restrictions on resale imposed by the Securities Act with regards to the Charles River common stock they receive as acquisition consideration, and may be able to resell such Charles River common stock in accordance with the provisions of Rule 144 under the Securities Act.

        For purposes of the above, an affiliate of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer and will generally include the directors, executive officers and certain large shareholders of the issuer.

        The above discussion is a general overview of certain requirements of applicable U.S. federal securities laws. You are advised to consult with your own legal advisors to ensure that the resale of Charles River common stock complies with applicable U.S. federal and state securities laws.

OPINION OF CHARLES RIVER'S FINANCIAL ADVISOR

        Pursuant to an engagement letter dated December 7, 2009, Charles River retained J.P. Morgan as its financial advisor in connection with the proposed transaction and to deliver a fairness opinion in connection with the transaction.

        At the meeting of the Charles River board of directors on April 25, 2010, J.P. Morgan rendered its oral opinion, which opinion was confirmed by delivery of a written opinion dated April 26, 2010, to the Charles River board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid by Charles River in the proposed transaction was fair, from a financial point of view, to Charles River. No limitations were imposed by the Charles River board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion. The issuance of J.P. Morgan's opinion was approved by a fairness opinion committee of J.P. Morgan. The J.P. Morgan written opinion, dated April 26, 2010, is sometimes referred to herein as the J.P. Morgan opinion.

        The full text of the written opinion of J.P. Morgan which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by J.P. Morgan in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of the J.P. Morgan opinion is qualified in its entirety by reference to the full text of the opinion set forth in Annex B. Charles River shareholders are urged to read the opinion carefully and in its entirety. J.P. Morgan's written opinion is addressed to the Charles River board of directors and addresses only the fairness, from a financial point of view, to Charles River of the consideration to be paid in connection with the transaction and does not address the underlying decision by Charles River to enter into the transaction.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed the acquisition agreement;

  •
  reviewed certain publicly available business and financial information concerning WuXi and Charles River and the industries in which they operate;

  •
  compared the proposed financial terms of the transaction with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

  •
  compared the financial and operating performance of WuXi and Charles River with publicly available information concerning certain other companies J.P. Morgan deemed relevant, and reviewed the current and historical market prices of the WuXi common stock and ADSs and the Charles River common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts relating to the business of WuXi which were prepared by the management of WuXi and, in the case of later years, the management of Charles River;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of Charles River relating to its business and the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the transaction, which are referred to in this proxy statement as the synergies; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        J.P. Morgan also held discussions with certain members of the management of WuXi and Charles River with respect to certain aspects of the transaction, and the past and current business operations of

WuXi and Charles River, the financial condition and future prospects and operations of WuXi and Charles River, the effects of the transaction on the financial condition and future prospects of Charles River, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by WuXi and Charles River or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of WuXi and Charles River under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management as to the expected future results of operations and financial condition of WuXi and Charles River to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the transaction and the other transactions contemplated by the acquisition agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Charles River, and will be consummated as described in the acquisition agreement. J.P. Morgan also assumed that the representations and warranties made by Charles River and WuXi in the acquisition agreement are true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by Charles River and its advisors with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents, authorizations and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on WuXi or Charles River or on the contemplated benefits of the transaction.

        The J.P. Morgan opinion is necessarily based on economic, market, regulatory and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the J.P. Morgan opinion. Subsequent developments may affect the J.P. Morgan opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm the J.P. Morgan opinion. The J.P. Morgan opinion is limited to the fairness, from a financial point of view, of the consideration to be paid by Charles River in the proposed transaction and J.P. Morgan has expressed no opinion as to the fairness of the transaction to any person or entity, or as to the fairness of such consideration to the holders of any class of securities, creditors or other constituencies of Charles River, or as to the underlying decision by Charles River to engage in the transaction. Furthermore, J.P. Morgan has expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the transaction, or any class of such persons relative to the consideration to be paid by Charles River in the transaction or with respect to the fairness of any such compensation. J.P. Morgan has also expressed no opinion as to the price at which the Charles River common stock, the WuXi common stock or the ADSs will trade at any future time.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with rendering the J.P. Morgan opinion delivered to the Charles River board of directors on April 25, 2010 and contained in the presentation delivered to the Charles River board of directors on April 25, 2010 in connection with the rendering of such opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's financial analyses.

Estimates

        In performing its analysis of WuXi, J.P. Morgan relied upon the WuXi unaudited prospective financial information provided by the management of WuXi for the period beginning with fiscal year 2010 and ending with fiscal year 2012, plus an extrapolation of such financial information for the period beginning with fiscal year 2013 and ending with fiscal year 2019 developed based on extensive discussion between Charles River and WuXi and approved by the management of Charles River, which are referred to in this "Opinion of Charles River's Financial Advisor" section as the WuXi management estimates.

        The forecasts furnished to J.P. Morgan for WuXi and Charles River were prepared by the managements of WuXi and Charles River, respectively, in connection with the proposed transaction. Neither WuXi nor Charles River publicly discloses internal management forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the transaction, and such forecasts were prepared in connection with the proposed transaction and were not prepared with a view toward public disclosure. These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such forecasts.

Selected Publicly Traded Companies

        Using publicly available information, J.P. Morgan compared the financial and operating performance of WuXi with publicly available information of selected publicly traded companies engaged in businesses which J.P. Morgan deemed relevant to WuXi's business. The companies were as follows:

•	Covance Inc.;	•	Medidata Solutions, Inc.;
•	Charles River;	•	Phase Forward Inc. (excludes stock price from April 16, 2010 onwards after
•	ICON Plc;		announcement of acquisition by Oracle);
•	Kendle International Inc.;	•	Albany Molecular Research, Inc.;
•	Parexel International Corp.;	•	Jubilant Organosys Limited
•	Pharmaceutical Product Development Inc. (PPD);	•	Lonza Group AG;
•	eResearch Technology, Inc.;	•	Patheon Inc.; and
•	inVentiv Health, Inc.;	•	West Pharmaceutical Services, Inc.

        These companies were selected, among other reasons, because they provide outsourcing services and products to the pharmaceutical and biotech industries to aid in drug discovery and development. Companies with a more similar business and end-market mix to WuXi, in addition to above market growth and profitability, were given more relevance.

        In all instances, multiples were based on closing stock prices on April 23, 2010. For each of the following analyses performed by J.P. Morgan, estimated financial data for selected companies were based on the selected companies' filings with the SEC and publicly available Wall Street research analysts' estimates.

        J.P. Morgan reviewed, among other information, the particular company's firm value, or FV (calculated as the market value of the particular company's common equity on a fully-diluted treasury-stock basis taking into account options, restricted stock units and warrants plus total debt, plus non-controlling interest, less equity in affiliates, less cash and cash equivalents) compared to calendar year 2010 estimated EBITDA, or CY2010 estimated EBITDA, (calculated as earnings before interest, taxes, depreciation and amortization) to determine a range of multiples of the ratio of FV to 2010 estimated EBITDA for the selected companies. The analyses indicated that the multiples for FV/CY2010 estimated EBITDA ranged from a low of 5.7x to a high of 13.2x. J.P. Morgan applied a range of 10.0x to 12.5x (derived from such analysis) for FV/CY2010 estimated EBITDA to WuXi and calculated an implied per ADS equity value using estimated EBITDA provided by the management of WuXi for calendar year 2010.

        The results of such analyses are set forth in the chart below, as compared to the implied price per ADS in the proposed transaction of $21.25. The implied price per ADS used throughout this "Opinion of Charles River's Financial Advisor" section assumes the Charles River average price was equal to the closing price of Charles River common stock on the NYSE on April 23, 2010, the last trading day prior to the announcement of the transaction.

Trading Multiple	Implied Valuation Range for WuXi ADS
FV/CY2010 estimated EBITDA	$14.25 to $17.50

        J.P. Morgan also reviewed, among other information, the particular company's estimated price to "cash" earnings (excludes amortization expense, but includes FAS123 expense) ratio, or CY2010 estimated Cash P/E, to determine a range of multiples for the selected companies. The analyses indicated that the multiples for CY2010 estimated Cash P/E ranged from a low of 13.1x to a high of 38.1x. J.P. Morgan applied a range of 20.0x to 25.0x (derived from such analysis) to WuXi and calculated an implied per ADS equity value using CY2010 estimated Cash P/E provided by the management of WuXi for calendar year 2010.

        The results of such analyses are set forth in the chart below, as compared to the implied price per ADS in the proposed transaction of $21.25:

Trading Multiple	Implied Valuation Range for WuXi ADS
CY2010 estimated Cash P/E	$16.00 to $20.00

Precedent Transaction Multiples Analysis

        Using publicly available information, J.P. Morgan examined the following selected transactions involving companies in the pharmaceuticals outsourcing sector.

Acquiror	Target	Announcement Date	Transaction Value/LTM EBITDA Multiple
Oracle Corporation	Phase Forward Inc.	April 2010	23.2x
Apax Partners	Marken Ltd.	December 2009	N/A
Pharmaceutical Product Development Inc.	BioDuro LLC	November 2009	N/A
Berkshire Hathaway Inc.	United BioSource Corporation (partial stake)	October 2009	N/A
Water Street Healthcare Partners	AAI Pharma Inc. (pharmaceutical development business)	July 2009	N/A
JLL Partners	Pharmanet Development Group Inc.	February 2009	8.6x
TA Associates	MPI Research Inc.	September 2008	N/A
Parexel International Corp.	ClinPhone plc	June 2008	20.0x
Jubilant Organosy Limited	Draxis Health Inc.	April 2008	21.2x
Pharmaceutical Product Development Inc.	InnoPharm Ltd.	February 2008	N/A
WuXi	AppTec Laboratory Services, Inc.	January 2008	~28.0x
Bain Capital	Quintiles Transnational Corp.	December 2007	N/A
Genstar Capital	PRA International	July 2007	15.8x
American Capital	WIL Research Laboratories Inc.	July 2007	N/A
Jubilant Organosy Limited	Hollister Stier Laboratories Inc.	April 2007	12.7x
JLL Partners	Patheon Inc.	March 2007	8.9x
Avista Capital Partners	BioReliance Corporation	February 2007	~10.0x
The Blackstone Group	CardinalHealth, Inc. (PTD division)	January 2007	11.0x
Lonza Group AG	Cambrex Corporation (Bioproducts and biopharma units)	November 2006	12.2x
Mylan Inc.	Matrix Laboratories Limited	August 2006	19.8x
Kendle International Inc.	Charles River (Phase II - IV Business)	May 2006	11.6x

        For each of the selected transactions, J.P. Morgan calculated and, to the extent information was publicly available, compared the transaction value divided by the target's EBITDA for the twelve-month period immediately preceding the announcement of the respective transaction, or Transaction Value/LTM EBITDA Multiple. J.P. Morgan applied a range of 15.0x to 20.0x derived from the Transaction Value/LTM EBITDA Multiple analysis to WuXi's EBITDA for the twelve month period preceding April 23, 2010, and arrived at an implied estimated price as of April 23, 2010 of $17.50 to $23.00 per ADS.

Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for WuXi for the purpose of determining an implied fully diluted equity value per ADS for WuXi on a stand-alone basis (i.e., without the synergies) and including the impact of the synergies. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their "present value." "Present value" refers to the current value of one or more future unlevered free cash flows from the asset, which we refer to as that asset's cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. "Terminal value" refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

        J.P. Morgan calculated the value of the unlevered free cash flows that WuXi is expected to generate for the last quarter of fiscal year 2010 through fiscal year 2019 implied by the WuXi management estimates. The unlevered free cash flows and range of terminal values were then discounted to present value using a range of discount rates from 11.0% to 13.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of WuXi. J.P. Morgan also calculated a range of terminal values for WuXi at the end of the 9.25-year period ending with fiscal year 2019 by applying a perpetual revenue growth rate ranging from 3.0% to 4.0%.

        J.P. Morgan calculated the after-tax value of the synergies (as estimated by Charles River management) that the proposed transaction is expected to generate for the last quarter of fiscal year 2010 through fiscal year 2019. The synergies and range of terminal values were discounted to present value using a range of discount rates from 11.0% to 13.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of WuXi. J.P. Morgan also calculated a range of terminal values for WuXi at the end of the 9.25-year period ending with fiscal year 2019 by applying a perpetual revenue growth rate ranging from 3.0% to 4.0%.

        A summary of the implied valuation ranges of WuXi's ADSs that J.P. Morgan derived from such analyses, as compared to the implied price per ADS in the proposed transaction of $21.25 is set forth below:

DCF	Implied Valuation Range for WuXi ADSs
WuXi management estimates	$17.25 to $23.75
WuXi management estimates (including annual run-rate synergies of approximately $20 million)	$20.50 to $28.00

        The foregoing summary of the material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of WuXi. In arriving at its opinion, J.P. Morgan reviewed various financial and operational metrics for both WuXi and Charles River, including forecasts with respect to WuXi and Charles River which were made available to J.P. Morgan by or on behalf of WuXi and Charles River. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. The consideration and other terms of the transaction were determined through arm's-length negotiations between WuXi and Charles River.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. J.P. Morgan was selected on the basis of such experience and its familiarity with WuXi, Charles River and other companies in the industries in which they operate to advise Charles River in connection with the proposed transaction and to potentially deliver a fairness opinion to the board of directors of Charles River addressing the fairness from a financial point of view of the consideration to be paid by Charles River in the proposed transaction as of the date of such opinion.

        For services rendered in connection with the transaction (including the delivery of its opinion), Charles River has agreed to pay J.P. Morgan a fee of $12.0 million, a substantial portion of which will become payable only if the proposed transaction is consummated. In addition, Charles River has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.

        J.P. Morgan and its affiliates have performed in the past, and may continue to perform, certain services for Charles River, WuXi and their respective affiliates, all for customary compensation or other financial benefits including, during the last two years, (a) acting as financial advisor to WuXi in connection with its acquisition of AppTec Laboratory Services Inc. in January 2008, (b) acting as lead bookrunner of WuXi's initial public offering in August 2007, (c) acting as an agent bank and a lender under the outstanding credit facilities of Charles River and as a lender to WuXi and (d) providing cash management and other treasury services to each of Charles River and WuXi. It is anticipated that J.P. Morgan and its affiliates will arrange and/or provide financing to Charles River in connection with the transaction which will result in the payment of customary compensation. In the ordinary course of its businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Charles River or WuXi (including the ADSs) for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

WUXI UNAUDITED PROSPECTIVE FINANCIAL INFORMATION

        WuXi does not as a matter of course make public long-term projections as to future revenues, earnings or other results, and WuXi is especially cautious of making financial forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the review of the acquisition, WuXi management provided to Charles River and the respective financial advisors of WuXi and Charles River certain unaudited prospective financial information on a stand-alone, pre-acquisition basis, which information is referred to in this proxy statement (including in "Opinion of Charles River's Financial Advisor" beginning on page 45 of this proxy statement) as the WuXi unaudited prospective financial information. Charles River has included below a subset of the WuXi unaudited prospective financial information to give Charles River's shareholders access to certain non-public information that was made available to Charles River's board of directors, WuXi's board of directors and the respective financial advisors of Charles River and WuXi in connection with the acquisition.

        The WuXi unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects and thus subject to interpretation. The WuXi unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of Charles River, WuXi, Charles River's financial advisor, WuXi's financial advisor or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. In the view of WuXi's management, the WuXi unaudited prospective financial information was prepared on a reasonable basis and reflects the best information available to WuXi management at the time. Although presented with numeric specificity, the WuXi unaudited prospective financial information reflects numerous estimates and assumptions made by the management of WuXi, all of which are difficult to predict and many of which are beyond WuXi's control. Important factors that may affect actual results and cause the failure to achieve internal financial forecasts include, but are not limited to, risks and uncertainties relating to WuXi's business (including its ability to achieve strategic goals, objectives and targets over applicable periods), competition, industry performance, the regulatory environment, general business, economic, market and financial conditions and other factors described under "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 27 of this proxy statement and under Part 1, Item 3.D, "Key Information—Risk Factors" of WuXi's Annual Report on Form 20-F for the year ended December 31, 2009, which is on file with the SEC and is incorporated by reference into this proxy statement. The WuXi unaudited prospective financial information also reflects assumptions as to certain business decisions that are subject to change. As a result of the foregoing, actual results may differ materially from those contained in the WuXi unaudited prospective financial information. Accordingly, there can be no assurance that the WuXi unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated.

        The WuXi unaudited prospective financial information was not prepared with a view toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither WuXi's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the WuXi unaudited prospective financial information, nor have they expressed any opinion or any other form of assurance with respect to such projections or their achievability, and they assume no responsibility for, and disclaim any association with, the WuXi unaudited prospective financial information. Furthermore, the WuXi unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared.

        The WuXi unaudited prospective financial information included estimates of revenue, adjusted EBITDA and adjusted non-GAAP operating income for fiscal years 2010, 2011 and 2012. These projections assumed that WuXi would continue its business generally as then conducted and that WuXi would not take any extraordinary actions, such as acquisitions or dispositions of assets or properties or refinancing of indebtedness.

        A chart summarizing the WuXi unaudited prospective financial information is set forth below.

WuXi Unaudited Prospective Financial Information
(in millions)

	2010 Estimated	2011 Estimated	2012 Estimated
Revenue	$330	$395	$455
Adjusted EBITDA(1)	$110	$140	$168
Adjusted non-GAAP operating income(2)	$79	$100	$121

(1)
EBITDA (net income before interest income, interest expense, income tax expense, depreciation and amortization), excluding share-based compensation.

(2)
Operating income excluding share-based compensation and amortization of intangible acquired assets.

        This summary of the WuXi unaudited prospective financial information is not being included in this proxy statement to influence your decision whether to vote for the issuance of shares of Charles River common stock in connection with the acquisition, but rather because the WuXi unaudited prospective financial information was made available to the Charles River board of directors, the WuXi board of directors and the respective financial advisors of Charles River and WuXi in connection with the acquisition. Charles River's shareholders and WuXi's shareholders are urged to review WuXi's most recent SEC filings, including Part 1, Item 3.D, "Key Information—Risk Factors" of WuXi's Annual Report on Form 20-F for the year ended December 31, 2009, which is on file with the SEC and is incorporated by reference into this proxy statement, for a description of risk factors with respect to WuXi's business. See "Cautionary Statement Regarding Forward-Looking Statements" and "Where You Can Find More Information" beginning on pages 27 and 95, respectively, of this proxy statement. Since the date of preparation of the WuXi unaudited prospective financial information, WuXi has made publicly available its actual results of operations for the quarter ended March 31, 2010. Charles River's shareholders are urged to review the information contained in "GAAP Results," the unaudited consolidated balance sheets, the unaudited condensed consolidated statements of operations and the revenue reconciliation by geography set forth in WuXi's Report on Form 6-K furnished to the SEC on May 12, 2010, which information is incorporated by reference into this proxy statement.

        Readers of this proxy statement are cautioned not to place undue reliance on the summary of the WuXi unaudited prospective financial information set forth above. No representation is made by Charles River, WuXi or their respective affiliates, advisors, officers, directors or representatives or any other person to any shareholder of Charles River or any shareholder of WuXi regarding the ultimate performance of WuXi compared to the information included in the above prospective financial information. The inclusion of the summary of the WuXi unaudited prospective financial information should not be regarded as an indication that such prospective financial information will be an accurate prediction of future events nor construed as financial guidance, and they should not be relied on as such. WuXi has made no representation to Charles River or Charles River's financial advisor, in the acquisition agreement or otherwise, concerning the WuXi unaudited prospective financial information. WUXI DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE WUXI UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE WUXI UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

THE ACQUISITION AGREEMENT

General

        The following summary of the acquisition agreement is qualified in its entirety by reference to the complete text of the acquisition agreement, which is attached as Annex A to this proxy statement. We urge you to read the entire acquisition agreement, because it is the legal document governing the transaction.

Explanatory Note Regarding the Acquisition Agreement and the Summary of the Acquisition Agreement: Representations, Warranties and Covenants in the Acquisition Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

        The acquisition agreement and the summary of its terms in this proxy statement have been included to provide information about the terms and conditions of the acquisition agreement. The terms and information in the acquisition agreement are not intended to provide any other public disclosure of factual information about Charles River, WuXi or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the acquisition agreement are made by Charles River and WuXi only for the purposes of the acquisition agreement and were qualified and subject to certain limitations and exceptions agreed to by Charles River and WuXi in connection with negotiating the terms of the acquisition agreement. In particular, in your review of the representations and warranties contained in the acquisition agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the acquisition agreement and were negotiated for the purpose of allocating contractual risk between the parties to the acquisition agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to reports and documents filed with the SEC or what might be viewed as material to shareholders and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the acquisition agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the acquisition agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement.

        For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Charles River, WuXi or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Structure of the Acquisition

        The acquisition agreement provides for the acquisition of WuXi by Charles River. Upon the terms and subject to the conditions set forth in the acquisition agreement, Charles River will acquire all of the outstanding ordinary shares of WuXi by way of a scheme of arrangement under Section 86 of the Cayman Companies Law.

Acquisition Consideration

        At the closing of the acquisition, each WuXi shareholder will be entitled to receive a combination of $1.40625 in cash, without interest, and a number of shares of Charles River common stock equal to $1.25 divided by the weighted average closing price of Charles River common stock on the NYSE for the 20 trading days ending on the second business day prior to closing (but in no event more than

0.0336 nor less than 0.0290 shares of Charles River common stock) for each outstanding ordinary share of WuXi they hold. WuXi shareholders will receive cash in lieu of any fractional shares of Charles River common stock that would have otherwise been issued at the completion of the transaction. The number of shares of Charles River common stock that will be issued for each WuXi ordinary share is sometimes referred to in this proxy statement as the exchange ratio; the $1.25 in cash, without interest, that will be paid for each WuXi ordinary share is sometimes referred to in this proxy statement as the cash consideration; and the exchange ratio and the cash consideration are together sometimes referred to in this proxy statement as the acquisition consideration. If, between the date of the acquisition agreement and the closing, there is a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares or stock dividend with respect to Charles River common stock or WuXi ordinary shares, the acquisition consideration will be adjusted accordingly.

Exchange of Shares

        Following completion of the transaction, Charles River will make available to [    •    ], acting as exchange agent:

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  the shares of Charles River common stock issuable in exchange for the outstanding WuXi ordinary shares; and

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  an amount of cash necessary to pay the aggregate cash portion of the acquisition consideration.

        Cash deposited with the exchange agent to pay the cash consideration will be deposited in a separate fund established for the benefit of WuXi shareholders.

        Promptly after the closing, the exchange agent will mail to each holder of WuXi ordinary shares an instruction letter requesting each shareholder to provide the name and address of the recipient of the acquisition consideration in respect of the WuXi ordinary shares held by such shareholder. Once a holder of WuXi ordinary shares has delivered a duly completed and executed instruction letter to the exchange agent, such shareholder will be entitled to receive the acquisition consideration in respect of each WuXi ordinary share transferred by such holder to Charles River pursuant to the acquisition agreement and the scheme. The shares of Charles River common stock so issued will be in uncertificated book-entry form.

        Holders of WuXi ordinary shares will not be entitled to receive any dividends or other distributions payable by Charles River with respect to those shares of Charles River common stock, or cash in lieu of fractional shares, until the applicable instruction letter is surrendered. Upon surrender, those holders will receive accumulated dividends and distributions, without interest, together with cash in lieu of fractional shares.

        No fractional shares of Charles River stock will be issued and any holder of WuXi ordinary shares otherwise entitled to receive a fractional share of Charles River stock will be entitled to receive a cash payment in lieu thereof, which payment will represent such holder of WuXi ordinary shares' proportionate interest in the net proceeds from the sale by the exchange agent on behalf of such holder of the aggregate fractional shares of Chares River stock that such holder otherwise would be entitled to receive.

WuXi Stock Options and Stock-Based Awards

        At the closing, each outstanding option to purchase WuXi ordinary shares granted under any equity compensation plan or arrangement of WuXi, collectively referred to in this proxy statement as WuXi stock options, whether or not exercisable or vested, will be converted into an option to purchase Charles River common stock on the same terms and conditions in effect at the closing and each unvested and outstanding WuXi restricted share unit will be converted into a restricted share unit with respect to Charles River common stock on the same terms and conditions in effect at the closing. The number of shares of Charles River common stock subject to each such replacement stock option or restricted share unit will be determined by multiplying the number of WuXi ordinary shares subject to such stock option or restricted share unit by the equity award exchange ratio and rounding down to the nearest whole number of shares. The "equity award exchange ratio" is determined by dividing (1) the sum of (x) $1.40625 and (y) the product of the exchange ratio for the stock portion of the acquisition consideration and the closing price of Charles River common stock on the last trading day before closing by (2) the closing price of Charles River common stock on the last trading day before closing.

        Prior to the closing, WuXi will use its best efforts to (1) obtain any consents from holders of WuXi stock options and restricted share units and (2) make any amendments to the terms of any equity compensation plans or arrangements and take any action, in each case that is necessary under the terms of the applicable WuXi stock options and restricted share units to give effect to the rollover described in this section.

Charles River Board of Directors

        At the closing of the transaction, the Charles River board of directors will consist of 13 directors, 10 of whom will be the Charles River directors prior to the transaction and three of whom will be designated by WuXi. WuXi has selected Dr. Ge Li, the current chairman and chief executive officer of WuXi, as one of its designees to the Charles River board. WuXi has not yet selected its other two designees. In connection with its two annual shareholder meetings following the closing, Charles River is required to include WuXi's three designees (or, if Charles River's Corporate Governance and Nominating Committee determines that any of them does not meet Charles River's director qualification requirements, replacement nominees designated by Dr. Li) in its proxy statement as part of the "management slate" recommended for election to its board. See "The Transaction—Board of Directors and Management of Charles River following the Transaction."

Representations and Warranties

        The acquisition agreement contains a number of substantially reciprocal representations and warranties of Charles River and WuXi as to, among other things: corporate authority; non-contravention; capital structure; SEC reports and financial statements; absence of certain changes or events; absence of undisclosed material liabilities; compliance with laws; litigation; intellectual property; properties; material contracts; finder's fees; opinion of financial advisors; and absence of existing discussions with respect to an acquisition proposal (as defined below). In addition, WuXi makes certain representations and warranties regarding taxes; employment benefit plans; labor and employment matters; insurance policies; environmental matters; and certain business practices. Charles River makes certain representations and warranties regarding financing; absence of registration requirement for the offering of Charles River common stock; and ownership of WuXi ordinary shares.

        Certain of these representations and warranties are qualified as to "materiality" or "material adverse effect." For purposes of the acquisition agreement, "material adverse effect" means with respect to Charles River or WuXi, as the case may be:

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  a material adverse effect on the financial condition, business, assets or results of operations of such party and its subsidiaries, taken as a whole, excluding any effect resulting from (1) changes in the financial or securities markets or general economic, political or regulatory conditions (including changes resulting from the items set forth in clause (4) below), to the extent such changes do not have a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to other participants in the industry in which such party and its subsidiaries operate (and taking into account for purposes of determining whether a material adverse effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (2) changes or conditions generally affecting the industry in which such party and its subsidiaries operate, to the extent that such changes or conditions do not have a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to other participants in the industry in which such party and its subsidiaries operate (and taking into account for purposes of determining whether a material adverse effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (3) changes, after the date of the acquisition agreement, of applicable law or applicable accounting regulations or principles or interpretations thereof, to the extent that such changes do not have a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to other participants in the industry in which such party and its subsidiaries operate (and taking into account for purposes of determining whether a material adverse effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (4) acts of war, sabotage or terrorism, other outbreaks or escalations of hostilities or natural disasters, to the extent that they do not have a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to other participants in the industry in which such party and its subsidiaries operate (and taking into account for purposes of determining whether a material adverse effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (5) the announcement or consummation of the transactions contemplated by the acquisition agreement, the announcement of the identity of Charles River or any of its affiliates as the acquiror of WuXi or any party's performance of or compliance with the terms of the acquisition agreement (including any loss of customers or employees resulting from the items set forth in this clause (5)) or (6) any change, in and of itself, in such party's stock price or trading volume, or any failure, in and of itself, by such party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that this clause (6) will not prevent a party from asserting that any event, occurrence, development or state of circumstances or facts that may have contributed to such change or failure independently constitutes or contributes to a material adverse effect); or

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  a material adverse effect on such party's ability to consummate the transactions contemplated by the acquisition agreement.

        The representations and warranties in the acquisition agreement do not survive the closing and, as described below under "—Termination," if the acquisition agreement is validly terminated, neither party will have any liability for inaccuracies in its representations and warranties, or otherwise under the acquisition agreement, unless the termination resulted from a party's intentional failure to fulfill a condition to the performance of the obligations of the other party or to perform a covenant contained in the acquisition agreement.

Principal Covenants

        Interim Operations of Charles River and WuXi.    Each of Charles River and WuXi has undertaken separate covenants that place restrictions on it and its subsidiaries until either the closing or termination of the acquisition agreement. In general, Charles River and its subsidiaries and WuXi and its subsidiaries are required to conduct their respective businesses in the ordinary course consistent with past practices and to use all reasonable efforts to preserve intact their present business organizations and relationships with third parties and to keep available the services of their present officers and employees. Each party has also agreed to certain restrictions on its and its subsidiaries' activities that are subject to exceptions described in the acquisition agreement. The most significant activities that each party has agreed not to do, and not to permit any of its subsidiaries to do, are as follows:

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  amending the organizational documents of such party or its subsidiaries;

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  (1) splitting, combining or reclassifying any shares of such party's capital stock; (2) declaring, setting aside or paying any dividend or other distribution in respect of such party's capital stock, except for dividends paid by such party's subsidiaries (3) redeeming, repurchasing or otherwise acquiring or offering to redeem, repurchase, or otherwise acquire any of such party's securities or securities of such party's subsidiaries (except pursuant to forfeiture of stock options or restricted share units or the acquisition of stock in settlement of the exercise of stock options (in the case of WuXi, in accordance with the terms of these options on the date of the acquisition agreement) or for purposes of satisfying tax withholding obligations with respect to holders of stock options or restricted share units) or, in the case of Charles River, pursuant to the share repurchase program approved by the Charles River board of directors on July 27, 2005 and amended on October 26, 2005, May 9, 2006, August 1, 2007 and July 24, 2008);

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  subject to certain exceptions, issuing, delivering or selling, or applying to any governmental authority for approval of any issuance of, any shares of any of such party's securities or such party's subsidiary's securities, other than the issuance of (1) any shares upon the exercise of stock options that were outstanding on the date of the acquisition agreement or granted after the date of the acquisition agreement in accordance with the terms of the acquisition agreement, (2) any of such party's subsidiary's securities to such party or any other subsidiary of such party, (3) in the case of Charles River, any stock options or restricted shares in the ordinary course of business, or any securities issued in connection with the acquisition, or (4) in the case of WuXi, any shares upon the conversion of convertible notes that were outstanding on the date of the acquisition agreement;

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  amending any term of any of such party's securities or any of such party's subsidiary's securities in any material respect;

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  making any change in any method of accounting or accounting principles or practices, except as required by concurrent changes in generally accepted accounting principles or Regulation S-X of the Exchange Act;

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  settling, or offering or proposing to settle, any material litigation, investigation, arbitration, proceeding or other claim, or any litigation, arbitration, proceeding or dispute that relates to the transaction;

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  creating, incurring , assuming, suffering to exist or otherwise being liable with respect to any indebtedness for borrowed money to any person other than such party and its subsidiaries, or guarantees thereof, other than (1) refinancing of existing indebtedness, (2) in the ordinary course of business in amounts not exceeding $50 million in the aggregate in the case of Charles River and $15 million in the aggregate in the case of WuXi and (3) in the case of Charles River, to provide the funds necessary to consummate the transaction, including pursuant to the committed financing or any substitute financing;

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  taking any action that would reasonably be expected to result in any of the conditions described below under "—Principal Conditions to Completion of the Transaction" not being satisfied, or entering into or consummating any transaction or series of related transactions that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by the acquisition agreement; or

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  agreeing, resolving or committing to do any of the foregoing.

        In addition, WuXi has also agreed to certain other restrictions on its and its subsidiaries' activities. The most significant additional activities that WuXi has agreed not to do, and not to permit any of its subsidiaries to do, are as follows:

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  incurring any capital expenditures except for those contemplated by the capital expenditure budget that was previously made available to Charles River and any unbudgeted capital expenditures that do not exceed $1 million individually or $10 million in the aggregate;

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  acquiring any assets, securities, properties, interests or businesses, other than (1) supplies and other acquisitions of assets in the ordinary course of business, (2) in connection with permitted capital expenditures and (3) acquisitions with a purchase price (including assumed indebtedness) that does not exceed $2 million individually or $10 million in the aggregate;

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  subject to certain exceptions, selling, leasing or otherwise transferring, or creating or incurring any lien on any of WuXi's or its subsidiaries' assets, securities, properties, interests or businesses, other than (1) sales of inventory or obsolete equipment in the ordinary course of business, (2) in connection with permitted capital expenditures and (3) sales of assets, securities, properties, interests or businesses with a sale price that does not exceed $2 million individually or $10 million in the aggregate;

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  subject to certain exceptions and other than in connection with permitted capital expenditures or permitted acquisitions, making any loans, advances or capital contributions to, or investments in, any person other than WuXi and its subsidiaries, other than in the ordinary course of business;

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  subject to certain exceptions, entering into, amending, modifying or terminating any material contract or otherwise waiving, releasing or assigning any material rights, claims or benefits of WuXi or any of its subsidiaries;

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  subject to certain exceptions, (1) granting or increasing any severance or termination pay to any director, officer or employee at or above the vice president level of WuXi or any of its subsidiaries, (2) entering into any employment, change in control, retention, deferred compensation or other similar agreement (or amending any such existing agreement) with any director, officer or employee at or above the vice president level of WuXi or any of its subsidiaries, (3) increasing benefits payable under any existing severance or termination pay policies or employment agreements covering any director, officer or employee at or above the vice president level of WuXi or any of its subsidiaries, (4) establishing, adopting or amending any collective bargaining or other labor agreement or (5) increasing compensation, bonus or other benefits payable to any director, officer or employee of WuXi or any of its subsidiaries except, in the case of this clause (5) for regular annual increases and any increases due to promotions, in the ordinary course of business consistent with past practice, and except, in the case of each of the foregoing clauses (1) through (5), as required by law or the terms of any applicable benefit plan;

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  establishing, adopting or materially amending any employee plan or other benefit plan or arrangement (including any plan providing for the grant of equity or equity-based awards) or providing for the acceleration of the vesting, exercise, payment or settlement of any equity or equity-based awards, or providing for the adjustment (subject to the terms of the acquisition agreement) of the terms of such awards, in any such case upon the occurrence of the transactions contemplated by the acquisitions agreement or upon any other event, except, in each case, as required by law or the terms of any applicable benefit plan; or

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  agreeing or committing to do any of the foregoing.

        Shareholder Meetings and Duties to Recommend.    Charles River has agreed that its board of directors will recommend the approval by Charles River shareholders of the proposal to issue Charles River common stock in connection with the transaction, and all related proposals, and has agreed to call a meeting of its shareholders for this purpose. WuXi has agreed that its board of directors will recommend the approval by WuXi shareholders of the proposal to adopt the acquisition agreement, and all related proposals, and has agreed to call a meeting of its shareholders for this purpose. Each party's board of directors, however, can fail to make, withdraw or modify in a manner adverse to the other party, its recommendation (any such action referred to in this proxy statement as a change in recommendation), if such board of directors determines in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and after giving the other party two business days' prior notice. Also, as discussed below under "—Termination," the WuXi board may terminate the acquisition agreement in order to accept a superior proposal (as defined below under "—No Solicitation"), subject to the two business days notice requirement and payment to Charles River of a $50 million termination fee.

        No Solicitation.    Each party has agreed that neither it nor its subsidiaries nor any of their respective officers, directors, employees or other representatives will:

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  solicit, initiate or take any action to knowingly facilitate or encourage the submission of any acquisition proposal;

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  enter into or participate in any discussions or negotiations with, furnish any non-public information relating to it or any of its subsidiaries or afford access to the business, properties, assets, books or records of it or any of its subsidiaries to, or otherwise cooperate in any way with or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an acquisition proposal;

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  fail to make, withdraw or modify in a manner adverse to the other party its board recommendation to shareholders, or recommend an acquisition proposal;

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  grant any waiver or release under any standstill or similar agreement with respect to any class of its equity securities or any class of equity securities of its subsidiaries; or

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  enter into any agreement with respect to an acquisition proposal.

        However, each party's board of directors, directly or indirectly through advisors, agents or other intermediaries, may:

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  engage in negotiations or discussions with any third party that, subject to the party's compliance with the restrictions described in this "—No Solicitation" section, has made a bona fide acquisition proposal that such board of directors has determined is or reasonably could be expected to lead to a superior proposal;

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  furnish to such third party or its representatives non-public information relating to the party or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to such party than those contained in the applicable confidentiality agreement between Charles River and WuXi; provided that (1) such confidentiality agreement may contain less restrictive provisions (including no standstill restriction), in which case the confidentiality agreement will be deemed to be amended to contain only such less restrictive provisions and (2) all such information is provided or made available to the other party prior to or concurrently with the time it is provided or made available to the third party; and

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  following receipt of a superior proposal, make a change in recommendation (and, in the case of WuXi, subject to the terms and conditions described below under "—Termination—Mutual Closing Conditions," terminate the acquisition agreement); provided that (1) such party's board of directors determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law and (2) such party provides at least two business days' notice to the other party before taking such action.

        The restrictions described above will not prohibit the board of directors of either party from complying with Rule 14e-2(a) under the Exchange Act, with regard to an acquisition proposal; or from making any disclosure to its shareholders if such board of directors determines in good faith, after consultation with outside legal counsel, that the failure so to make such disclosure would be inconsistent with its obligations under applicable law; provided that the foregoing will not limit or modify the effect that such action, statement or disclosure has under the terms of the acquisition agreement.

        "Acquisition proposal" means, with respect to either party (each an "applicable party"), other than the transactions contemplated by the acquisition agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (1) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the applicable party and its subsidiaries or 20% or more of any class of equity or voting securities of the applicable party or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the applicable party, (2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the applicable party or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the applicable party or (3) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution, scheme of arrangement, amalgamation or other similar transaction involving the applicable party or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the applicable party.

        "Superior proposal" means, with respect to either party, a written acquisition proposal for at least a majority of the outstanding shares of such party's capital stock or all or substantially all of the consolidated assets of such party and its subsidiaries on terms that such party's board of directors determines in good faith by a majority vote, after considering the advice of a financial advisor of internationally recognized reputation and outside legal counsel and taking into account all the terms, conditions and other relevant aspects of the acquisition proposal, including availability of financing (if applicable), any break-up fees, expense reimbursement provisions and conditions and timing to consummation, are more favorable to such party's shareholders than the transactions contemplated by the acquisition agreement.

        Neither party's board of directors will take any of the actions referred to above unless such party has delivered to the other party a prior written notice advising the other party that it intends to take such action, and the party taking such action is obligated to continue to advise the other party after taking such action. Each party is required to notify the other party promptly (but in no event later than 24 hours) after receipt by such party (or any of its advisors) of any acquisition proposal, any indication that a third party is considering making an acquisition proposal or of any request for information relating to the party or any of its subsidiaries or for access to the business, properties, assets, books or records of the party or any of its subsidiaries by any third party that may be considering making, or has made, an acquisition proposal. The party receiving the acquisition proposal is required to provide such notice orally and in writing and to identify the third party making, and the material terms and conditions of, any such acquisition proposal and to keep the other party reasonably informed in all material respects and on a reasonably current basis of the status and terms of, and any material changes or revisions to, such acquisition proposal.

        WuXi has agreed to, and to cause its subsidiaries, advisors, employees and other agents to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to April 26, 2010 with respect to any acquisition proposal and to use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of confidential information about WuXi that was furnished by or on behalf of WuXi to return or destroy all such information.

        Indemnification and Insurance.    The acquisition agreement provides that for six years following the completion of the acquisition:

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  Charles River will indemnify and hold harmless the present and former officers and directors of WuXi with respect to acts or omissions occurring at or prior to the closing to the fullest extent permitted by applicable law or provided under the WuXi second amended and restated memorandum and articles of association in effect on April 26, 2010;

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  Charles River will continue to maintain WuXi's current policies of directors and officers liability insurance, with respect to acts and omissions occurring at or prior to completion of the transaction and covering each present or former officer or director of WuXi currently covered by WuXi's directors' and officers' liability insurance policy. Alternatively, Charles River may substitute one or more policies containing terms and conditions and providing coverage no less favorable in the aggregate than those provided under WuXi's policies in effect as of the date of the acquisition agreement. In fulfilling its responsibility to maintain the insurance policies described in this paragraph, Charles River will not be obligated to pay premiums in excess of 200 percent of the amount per year that WuXi paid for fiscal year 2009.

        Employee Matters.    For a period of 18 months after the closing, Charles River will provide or cause WuXi to provide to each employee of WuXi or any of its subsidiaries who continues employment with WuXi or any of its subsidiaries following the closing compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (including the value of equity compensation and equity based compensation) provided to such employee by WuXi and its subsidiaries immediately prior to the closing.

        From and after the closing, Charles River will and will cause WuXi to honor all obligations under WuXi employee benefit plans in accordance with their respective terms as in effect immediately prior to the closing.

        With respect to any employee benefit plan maintained by Charles River or any of its subsidiaries (other than WuXi and any of its subsidiaries) in which any WuXi employee or any dependent thereof participates after the closing, such WuXi employee will receive full credit for service with WuXi or any of its subsidiaries (or predecessor employers to the extent WuXi currently provides such past service credit) for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual), to the same extent that such service was recognized as of the closing under a comparable plan of WuXi and its subsidiaries in which such WuXi employee participated; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

        Charles River will waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Charles River or any of its subsidiaries (other than WuXi and any of its subsidiaries) in which any WuXi employee or any dependent thereof participates from and after the closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable WuXi welfare benefit plan immediately prior to the closing. Charles River will recognize, or cause to be recognized, the dollar amount of all expenses incurred by each WuXi employee (and his or her eligible dependents) during the calendar year in which the closing occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which such WuXi employee or dependent participates from and after the closing.

        Cayman Court Process; WuXi Shareholder Meeting; Proxy Statement.    WuXi has agreed to use its reasonable best efforts to prepare each of the documents required to be filed with the Grand Court in connection with the scheme, to respond as promptly as possible to any comments received from the Grand Court on such documents and otherwise perform all customary tasks which are necessary in connection with the preparation of documents, the solicitation of proxies, the holding of shareholder meetings, and all other customary formalities necessary in order to obtain the sanction of the transaction by the Grand Court.

        Reasonable Best Efforts Covenant.    Subject to the terms and conditions of the acquisition agreement, each of Charles River and WuXi have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the acquisition agreement as promptly as practicable, including (1) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (2) obtaining as promptly as practicable and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the acquisition agreement.

        Without limiting the foregoing, each of Charles River and WuXi have agreed not to make any inquiries of, make any filing with, seek any approval of or take any similar action with respect to any governmental authority in respect of the Chinese anti-monopoly law, without the prior written consent of the other party, except (1) on a no-names basis, to the extent reasonably required by changes of applicable law dealing with antitrust or competition announced by, or new applicable law dealing with antitrust or competition adopted by, the Chinese antitrust authorities after the date of the acquisition agreement or (2) to the extent that such party is expressly required to take such action by the Chinese antitrust authorities or the Chinese antitrust authorities initiate an investigation or inquiry that reasonably requires such action in response, subject in each case to such party providing prior written notice to the other party that it intends to take such action.

        Financing Covenant.    Charles River has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing for the acquisition on the terms and conditions described in the commitment letter, including, among other things, using commercially reasonable efforts to (1) maintain in effect the commitment letter, (2) negotiate definitive agreements with respect to the financing of the acquisition on terms and conditions contemplated by the commitment letter and execute and deliver to WuXi a copy thereof concurrently with such execution, (3) satisfy on a timely basis all conditions applicable to Charles River in the commitment letter that are within its control and comply with its obligations thereunder, (4) enforce its rights under the commitment letter in the event of a breach by the lenders or the other persons providing such financing that would reasonably be expected to prevent, impede or delay the closing, including seeking specific performance of the lenders or the other persons providing such financing thereunder.

        If any portion of the financing contemplated by the commitment letter becomes unavailable or Charles River becomes aware of any event or circumstance that makes any portion of the financing unavailable, Charles River has agreed to use its commercially reasonable efforts to arrange and obtain one or more alternative financings in an amount sufficient to complete the acquisition and make all other necessary payments by Charles River in connection therewith as promptly as practicable following the occurrence of such event.

        Charles River has agreed to give WuXi prompt oral and written notice of any material breach by any party to the commitment letter or of any condition not likely to be satisfied, in each case, of which Charles River becomes aware, or any termination of the commitment letter. Charles River has agreed to keep WuXi reasonably informed in all material respects of the status of its efforts to arrange the financing of the acquisition.

        Charles River has the right to amend, replace, supplement or otherwise modify, or waive any of its rights under, the commitment letter and/or substitute other debt or equity financing for all or any portion of the financing contemplated by the commitment letter from the same and/or alternative financing sources or reduce the amount of financing under the commitment letter and definitive financing agreements in its reasonable discretion (but not to an amount below the amount that is required to complete the acquisition and make all other necessary payments by Charles River in connection therewith) so long as such actions (1) do not expand upon the conditions precedent or contingencies to the financing as set forth in the commitment letter or (2) prevent, impede or delay the consummation of the acquisition and the other transactions contemplated by the acquisition agreement.

        WuXi has agreed to use, and to cause its subsidiaries to use, their commercially reasonable efforts to cooperate with reasonable requests by Charles River in its efforts to obtain financing for the acquisition, including, among other things, cooperation (1) in arranging contact between the arrangers for the financing and the officers and directors of WuXi and its subsidiaries, (2) in the preparation of confidential information memoranda, financial information and other materials to be used in connection with obtaining such financing, including reasonable access to information regarding WuXi and its subsidiaries to be used in the preparation of such materials, (3) in Charles River's and its financing sources' marketing efforts for such financing, including participation in management presentation sessions, "road shows" and sessions with rating agencies, (4) in obtaining any third party consents necessary in connection with such financing, (5) in extinguishing existing indebtedness of WuXi and its subsidiaries and releasing liens securing such indebtedness, (6) with respect to matters relating to pledges of collateral to take effect at the closing in connection with such financing, (7) in obtaining legal opinions and other customary documents and instruments to be delivered in connection with such financing, (8) in securing the cooperation of WuXi's independent accountants, including with respect to the delivery of customary accountants' comfort letters and consents, (9) in providing the financial and other information regarding WuXi and its subsidiaries required pursuant to the commitment letter and (10) with Charles River's and the arrangers' due diligence.

        Prior to approval of the scheme under Section 86 of the Cayman Companies Law, WuXi will not be obligated (1) to pay any commitment or other similar fee, (2) to have any liability or any obligation related to the financing other than the acquisition agreement or (3) to incur any other liability in connection with the financing.

        Charles River has agreed (1) to reimburse WuXi for all reasonable documented out-of-pocket costs incurred by WuXi in connection with WuXi's cooperation, (2) that WuXi will not have any responsibility for, or incur any liability to any person prior to the closing under, the financing and (3) subject to certain customary exceptions, to indemnify WuXi from and against any and all losses, damages, claims, costs or expenses incurred in connection with the arrangement of the financing and any information used in connection therewith.

        Certain Other Covenants.    The acquisition agreement contains additional and generally mutual covenants, including covenants relating to cooperation in connection with the preparation of this proxy statement and the documents required to be filed with the Grand Court pursuant to the scheme, public announcements, notices of certain events and cooperation in connection with the de-listing of WuXi ADSs from the NYSE and the deregistration of WuXi ordinary shares under the Exchange Act and, in the case of Charles River, the use of reasonable best efforts to cause the shares of Charles River common stock to be issued in connection with the transaction to be listed on the NYSE and matters relating to Section 16 under the Exchange Act.

Principal Conditions to Completion of the Transaction

        Mutual Closing Conditions.    The obligations of each of Charles River and WuXi to consummate the transaction are subject to the satisfaction or waiver at or before the closing of the following conditions:

  •
  obtaining the required approvals of the Charles River shareholders and WuXi shareholders (as described under "The Special Meeting—Votes Required");

  •
  obtaining an interim order and final order of the Grand Court of the Cayman Islands on terms consistent with the acquisition agreement and the filing of the final order with the Registrar of Companies of the Cayman Islands;

  •
  absence of legal prohibitions on the completion of the transaction;

  •
  expiration or termination of the applicable waiting period under the HSR Act;

  •
  approval for the listing on the NYSE of the Charles River common stock to be issued in connection with the transaction, subject to official notice of issuance;

  •
  accuracy as of the closing of the representations and warranties made by the other party, except generally where the failure of such representations and warranties to be true has not had and would not reasonably be expected to have a material adverse effect on the other party;

  •
  performance in all material respects by the other party of the obligations required to be performed by it at or prior to the closing; and

  •
  except as set forth in the other party's disclosure letter or as disclosed in any SEC document filed by the other party prior to April 26, 2010, the absence of any event, occurrence, development or state of circumstances or facts that has had or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the other party.

        Additional Closing Conditions of Charles River.    In addition to the conditions described above, the obligations of Charles River to consummate the transaction are subject to the satisfaction or waiver at or before the closing of the following additional conditions:

  •
  the absence of any instituted and pending litigation or proceeding (or any investigation that would reasonably be expected to result in such litigation or proceeding) by any governmental authority with respect to the acquisition under the U.S. federal or state antitrust laws that would reasonably be expected to have, individually or in the aggregate, a material adverse effect (disregarding clause (5) of such definition for these purposes) on WuXi or Charles River;

  •
  in the event that the Chinese antitrust authorities have notified Charles River in writing that the approval of the Chinese antitrust authorities is required under Chinese anti-monopoly law to consummate the acquisition, obtaining such approval; and

  •
  in the event that the Chinese antitrust authorities have notified Charles River in writing that the Chinese antitrust authorities have initiated an investigation under Chinese anti-monopoly law with respect to the acquisition pursuant to Article 4 of the Regulation on the Reporting Threshold of Business Concentration promulgated by the People's Republic of China State Council on August 3, 2008 (or under any implementing rules or regulations adopted by the Chinese antitrust authorities) that would reasonably be expected to have, individually or in the aggregate, a material adverse effect (disregarding clause (5) of such definition for these purposes) on Charles River or WuXi, such investigation no longer being pending.

Termination

        Termination Rights.    The acquisition agreement may be terminated at any time before the closing, whether before or after the receipt of the required approvals from Charles River and WuXi shareholders or Cayman Islands court approvals, in any of the following ways:

  (a)
  by mutual written agreement of Charles River and WuXi;

  (b)
  by either Charles River or WuXi:

  •
  if the acquisition is not consummated on or before the earlier of (1) the date that is two business days after the date on which all conditions to closing are satisfied or waived (such date is referred to in this proxy statement as the preliminary date) and (2) January 26, 2011 (such earlier date is sometimes referred to in this proxy statement as the end date); provided that if on the preliminary date a financial market event (as defined below) exists and all conditions to closing are satisfied or waived, each party has the right to extend the end date by 30 days;

    •
    if any law, regulation, judgment, injunction, order or decree of any court or other governmental entity having competent jurisdiction makes consummation of the transaction illegal or otherwise prohibited or enjoins Charles River or WuXi from consummating the transaction and such injunction becomes final and nonappealable, provided that neither party may terminate the acquisition agreement for this reason if such party has not complied in all material respects with its obligations under the acquisition agreement; or

    •
    if either the approval of the Charles River shareholders or the WuXi shareholders has not been obtained at their respective shareholder meetings;

  (c)
  by Charles River:

  •
  if WuXi's board of directors has made a change in recommendation, or at any time after receipt or public announcement of an acquisition proposal with respect to WuXi, WuXi's board of directors has failed to reaffirm promptly its recommendation;

  •
  if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of WuXi has occurred that would result in the failure of the condition relating to the accuracy of WuXi's representations and warranties and compliance with its covenants to be satisfied and such failure cannot be cured by the end date; or

  •
  if WuXi has intentionally and materially breached its obligations described above under "—Principal Covenants—Shareholder Meetings and Duties to Recommend" or "—Principal Covenants—No Solicitation";

  (d)
  by WuXi:

  •
  if, prior to WuXi shareholder approval being obtained, the board of directors of WuXi authorizes the entry by WuXi into a written agreement concerning a superior proposal; provided that concurrently with such termination, WuXi pays a termination fee of $50 million to Charles River as described below under "—Termination Fees";

  •
  if Charles River's board of directors has made a change in recommendation;

  •
  if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Charles River has occurred that would result in the failure of the condition relating to the accuracy of Charles River's representations and warranties and compliance with its covenants to be satisfied and such failure cannot be cured by the end date; or

  •
  if Charles River has intentionally and materially breached its obligations described above under "—Principal Covenants—Shareholder Meetings and Duties to Recommend" or "—Principal Covenants—No Solicitation."

        A "financial market event" shall exist, at any time, if: (1) none of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Suisse, Goldman Sachs Credit Partners L.P., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland plc, Wells Fargo Bank, National Association, and their respective affiliates have provided any loan commitments for acquisition financings in the United States during the period of 10 consecutive business days prior to such time; (2) proceeds from the financing to be obtained pursuant to the commitment letter are not available and proceeds from any substitute financing are not available on commercially reasonable terms at such time; and (3) Charles River has complied in all material respects with its obligations described above under "—Principal Covenants—Reasonable Best Efforts Covenant" and "—Principal Covenants—Financing Covenant."

        Effect of Termination.    If the acquisition agreement is validly terminated, it will become void and of no effect without any liability on the part of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) unless the termination resulted from such party's willful failure to fulfill a condition to the performance of the obligations of the other party or to perform a covenant contained in the acquisition agreement, in which case such party will be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such party's failure. However, the provisions of the acquisition agreement relating to the effects of termination, termination fees and expenses, governing law, jurisdiction and waiver of jury trial, as well as the confidentiality agreements entered into between Charles River and WuXi, will continue in effect notwithstanding termination of the acquisition agreement.

Termination Fees

        WuXi has agreed to pay Charles River a termination fee of $50 million in the event that:

  •
  Charles River terminates the acquisition agreement pursuant to a change in recommendation by the WuXi board of directors;

  •
  Charles River terminates the acquisition agreement due to an intentional and material breach by WuXi of its obligations described above under "—Principal Covenants—Shareholder Meetings and Duties to Recommend" or "—Principal Covenants—No Solicitation";

  •
  WuXi terminates the acquisition agreement, prior to WuXi shareholder approval being obtained in connection with the WuXi board of directors authorizing the entry into a written agreement concerning a superior proposal; or

  •
  the acquisition agreement is terminated by either party following the failure of WuXi's shareholders to approve the transaction or the acquisition is not consummated by the end date (except where the financing reverse termination fee or the specified regulatory condition reverse termination fee (each as described below) is payable by Charles River) and (1) an acquisition proposal for WuXi has been made prior to such termination and (2) WuXi enters into a definitive agreement with respect to or consummates an acquisition proposal (provided that, for purposes of this payment obligation, the definition of the term "acquisition proposal" is modified so that each 20 percent threshold in such definition is deemed to be a 50 percent threshold) within 12 months after termination.

        Charles River has agreed to pay WuXi a reverse termination fee (in the amount specified below) if the acquisition agreement is terminated under any of the following circumstances:

  •
  a fee of $50 million if WuXi terminates the acquisition agreement by reason of Charles River's board of directors changing its recommendation to its shareholders;

  •
  a fee of $50 million if WuXi terminates the acquisition agreement due to an intentional and material breach by Charles River of its obligations described above under "—Principal Covenants—Shareholder Meetings and Duties to Recommend" or "—Principal Covenants—No Solicitation";

  •
  a fee of $50 million if the acquisition is not consummated by the end date (except where the financing reverse termination fee or the specified regulatory condition reverse termination fee (each as described below) is payable by Charles River) and (1) an acquisition proposal for Charles River has been made prior to such termination and (2) Charles River enters into a definitive agreement with respect to or consummates an acquisition proposal (provided that, for purposes of this payment obligation, the definition of the term "acquisition proposal" is modified so that each 20 percent threshold in such definition is deemed to be a 50 percent threshold) within 12 months after termination;

  •
  a "financing reverse termination fee" of $75 million if (1) (x) either party terminates the agreement by reason of the acquisition failing to close by the end date (subject to each party's right to extend the deadline for closing by 30 days in the event of a financial market event), (y) a financial market event exists on the preliminary date and all conditions to closing are satisfied or waived and (z) neither party exercises its right to extend the end date by 30 days or (2) a party exercises its right to extend the end date by 30 days due to the existence of a financial market event and the agreement is subsequently terminated for any reason;

  •
  a "specified regulatory condition reverse termination fee" of $75 million if (1) (x) either party terminates the agreement by reason of the acquisition failing to close by the end date, (y) on the end date, all conditions to closing have been satisfied or waived except that (a) the Chinese antitrust authorities have notified Charles River that their approval is required to consummate the acquisition and such approval has not been obtained or (b) the Chinese antitrust authorities have initiated an investigation with respect to the acquisition that could reasonably be expected to have material adverse effect on Charles River or WuXi and such investigation remains pending or (2) either party terminates the agreement solely by reason of a final and nonappealable injunction, judgment, order or decree enjoining or otherwise prohibiting the consummation of the transaction under Chinese antitrust law; or

  •
  a fee of $25 million if Charles River shareholder approval is not obtained at the Charles River shareholder meeting; provided that if (1) an acquisition proposal for Charles River had been made prior to termination and (2) Charles River enters into a definitive agreement with respect to or consummates an acquisition proposal (provided that, for purposes of this payment obligation, the definition of the term "acquisition proposal" is modified so that each 20 percent threshold in such definition is deemed to be a 50 percent threshold) within 12 months after termination, an additional $25 million will be payable.

        In no event shall Charles River be required to pay more than one termination fee to WuXi, except for the potential payment of two $25 million termination fees as described in the immediately preceding bullet point.

Amendments; Waivers

        Any provision of the acquisition agreement may be amended or waived prior to the closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the acquisition agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the WuXi shareholder approval or the Charles River shareholder approval has been obtained, there will be no amendment or waiver that would require the further approval of either party's shareholders, without such approval having first been obtained under the applicable law; provided further that after the interim order of the Grand Court of the Cayman Islands has been obtained, there will be no amendment or waiver without the court approval having first been obtained.

THE VOTING AGREEMENTS

        The following is a summary of the material terms and conditions of the voting agreements. This summary may not contain all the information about the voting agreements that is important to you. This summary is qualified in its entirety by reference to the voting agreements attached as Annexes C, D and E to, and incorporated by reference into, this proxy statement. You are encouraged to read the voting agreements in their entirety.

        Concurrently with the execution of the acquisition agreement, Charles River entered into voting agreements with (1) Dr. Ge Li and NGM Family 2006 Irrevocable Trust, (2) Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. and (3) General Atlantic Partners (Bermuda), L.P., GAP-W International, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P., and GAPCO GmbH & Co. KG. The shareholders party to each voting agreement are not affiliates of the shareholders party to the other voting agreements. Dr. Li, the Warburg Pincus entities and the General Atlantic entities are not affiliated with each other. As of April 26, 2010, the shareholders party to the voting agreements collectively held 83,227,183 WuXi ordinary shares (representing approximately 14.5% of the total outstanding WuXi ordinary shares). As of April 26, 2010, the shareholders party to the voting agreements also collectively held stock options (both vested and unvested), restricted stock units (both vested and unvested) and convertible notes collectively exercisable (when all fully vested) for an additional approximately 4.6% of the outstanding WuXi ordinary shares). If any of the stock options, restricted stock units or convertible notes held by the shareholders party to the voting agreements are exercised for or converted into WuXi ordinary shares prior to the termination of the voting agreements, such WuXi ordinary shares will also be subject to the voting agreements.

Voting of Shares

        Under the voting agreements, each shareholder party thereto has agreed, subject to the terms and conditions set forth therein, to vote or exercise its right to consent with respect to all the WuXi ordinary shares that such party is entitled to vote at the time of any vote to approve the scheme at any meeting of the shareholders of WuXi, and at any adjournment thereof, at which the scheme (or any amended version thereof (subject to the termination provisions described below)), is submitted for the consideration and vote of the shareholders of WuXi.

        Each shareholder party to a voting agreement has further agreed that it will not vote any WuXi ordinary shares in favor of, or consent to, and will vote against and not consent to, the approval of any:

  •
  acquisition proposal with respect to WuXi;

  •
  reorganization, recapitalization, liquidation or winding-up of WuXi or any other extraordinary transaction involving WuXi; or

  •
  corporate action the consummation of which would prevent, interfere with, impede or delay the consummation of the transactions contemplated by the acquisition agreement.

        Except as expressly described above, nothing in the applicable voting agreement limits the right of each shareholder party thereto to vote or exercise its right to consent in favor of or against, or abstain with respect to, any matter presented to WuXi's shareholders, including in connection with the election of directors.

Grant of Proxy

        In furtherance of the voting agreements, each shareholder party to a voting agreement granted an irrevocable proxy to Charles River to vote its or his shares in the manner described above under "—Voting of Shares."

Transfer and Other Restrictions

        Each shareholder party to a voting agreement has agreed that until the termination of the applicable voting agreement, without the prior consent of Charles River, it or he will not:

  •
  grant any proxy or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any WuXi ordinary shares; or

  •
  sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any WuXi ordinary shares during the term of the voting agreements.

        Each shareholder party to a voting agreement has agreed not to seek or solicit any sale, assignment, transfer, encumbrance or other disposition or seek to enter into any contract, option or other arrangement or understanding referred to in the second bullet point above.

Termination

        The voting agreements will terminate automatically on the earliest of:

  •
  the termination of the acquisition agreement in accordance with its terms;

  •
  the consummation of the acquisition; and

  •
  the date of any amendment, modification, change or waiver of the acquisition agreement that results in (1) a decrease in the cash or stock portion of the acquisition consideration, (2) a decrease in the acquisition consideration or (3) any delay in the consummation of the acquisition until after the end date, in each case, that is not consented to in writing by each shareholder party thereto in its sole discretion prior to such amendment, modification, change or waiver of the acquisition agreement.

 THE EMPLOYMENT AGREEMENTS

        In connection with entering into the acquisition agreement, Charles River, WuXi and WuXi AppTec Co., Ltd. (a subsidiary of WuXi) also entered into new employment agreements with Drs. Li, Chen and Tang and Mr. Hu, each dated April 26, 2010, that replaced each such individual's existing employment agreement (if any), effective as of and contingent upon the closing. These agreements generally provide for (1) an initial award of stock options and restricted stock following the closing, (2) compensation and benefits during the term of employment, (3) compensation and benefits following termination of employment under certain circumstances (including vesting of all stock options and restricted stock units granted prior to the closing) and (4) certain restrictive covenants during and following the executive's employment period.

        Additional information about the current directors and executive officers of WuXi (including Dr. Li, the Chairman and Chief Executive Officer of WuXi, who will become a member of the Charles River board of directors after the closing) can be found in WuXi's Annual Report on Form 20-F for the year ended December 31, 2009, which is incorporated by reference into this proxy statement. See "Where You Can Find Additional Information" beginning on page 96 of this proxy statement.

 INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

        Certain members of Charles River management and the Charles River board of directors may be deemed to have financial interests in the transaction that are in addition to, or different from, the interests of other Charles River shareholders. The Charles River board of directors was aware of these interests and considered them, among other matters, in approving the transaction and the acquisition agreement.

        Compensation, Incentive Plans and Other Agreements.    The transaction does not trigger any payments under change in control agreements in place between Charles River and certain of its senior executives. Nor does any executive or other employee of Charles River receive any special bonus or other payments related solely to the successful completion of the transaction.

        Security Ownership of Officers and Directors.    For information concerning security ownership of directors and certain officers of Charles River, see Charles River's proxy statement used in connection with its 2010 annual meeting of shareholders, the relevant portions of which are incorporated by reference in this proxy statement from Charles River's Annual Report on Form 10-K for the year ended December 26, 2009.

        Board Compensation.    For information concerning Charles River's compensation policy for members of the board of directors, see Charles River's proxy statement used in connection with its 2010 annual meeting of shareholders, the relevant portions of which are incorporated by reference in this proxy statement from Charles River's Annual Report on Form 10-K for the year ended December 26, 2009.

 ACCOUNTING TREATMENT

        The transaction will be accounted for as a purchase by Charles River under accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of WuXi will be recorded, as of the date the transaction is completed, at their respective fair values and added to those of Charles River. Charles River's financial statements issued after the completion of the transaction will reflect WuXi's assets, liabilities, and operating results after the completion of the transaction but will not be restated retroactively to reflect the historical pre-closing financial position or results of operations of WuXi. Following the completion of the transaction, the earnings of the combined company will reflect the impact from fair value adjustments in purchase accounting, including amortization and depreciation expense for acquired assets and related tax benefits, and incremental stock-based compensation expense from the conversion of unvested stock options held by WuXi employees into Charles River stock options. In accordance with the applicable accounting rules, goodwill resulting from the transaction will not be amortized, but will be reviewed for impairment at least annually, and to the extent goodwill is determined to be impaired in value, its carrying value will be written down to its implied fair value and a charge will be made to earnings in the amount of the write-down.

 DESCRIPTION OF CHARLES RIVER'S CAPITAL STOCK

        The following is a summary of the material terms of the capital stock of Charles River and is not complete. You should refer to Charles River's certificate of incorporation and bylaws, as well as to the applicable provisions of the General Corporation Law of the State of Delaware, for a complete description of the rights and preferences of Charles River's capital stock. Copies of Charles River's certificate of incorporation and bylaws will be sent to holders of shares of Charles River common stock upon request. See "Where You Can Find More Information," beginning on page 95.

Authorized Capital Stock

        Under Charles River's current certificate of incorporation, the authorized capital stock of Charles River is 140 million shares, consisting of 120 million shares of voting common stock, par value $0.01 per share, and 20 million shares of preferred stock, par value $0.01 per share.

Common Stock

        Shares Outstanding.    As of the close of business on [    •    ], the record date, Charles River had outstanding [    •    ] shares of common stock and had reserved approximately [    •    ] shares of common stock for issuance under employee or director option plans or pursuant to convertible securities of Charles River or to other securities of Charles River. The outstanding shares of Charles River common stock are validly issued, fully paid and nonassessable.

        Voting Rights.    Each holder of Charles River common stock is entitled to one vote for each share of Charles River common stock held of record on the applicable record date on all matters submitted to a vote of shareholders, including the election of directors.

        Dividend Rights; Rights upon Liquidation.    The holders of Charles River common stock may receive dividends as declared by the Charles River board of directors and paid either in cash, in property or in shares of the capital stock of Charles River, subject to the rights of any holders of preferred shares. Each share of Charles River common stock is entitled to participate pro rata in distributions upon liquidation, subject to the rights of holders of preferred shares.

        Preemptive Rights.    Holders of Charles River common stock have no preemptive or similar equity-preservation rights.

        Cumulative Voting.    Holders of Charles River common stock do not have the right to cumulate votes for directors.

        Transfer Agent.    The transfer agent and registrar for Charles River common stock is Computershare Trust Company, N.A.

Preferred Stock

        As of the close of business on [    •    ], the record date, no shares of Charles River preferred stock were issued or outstanding.

        Subject to the limitations prescribed by law and the provisions of Charles River's certificate of incorporation, the Charles River board of directors is authorized to issue preferred stock from time to time in one or more series, each of which will have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as the board of directors determines in a resolution or resolutions providing for the issue of such preferred stock.

Stock Exchange Listing

        It is a condition to the completion of the transaction that the shares of Charles River common stock to be issued in the transaction be approved for listing on the NYSE at or prior to the closing of the transaction, subject to official notice of issuance.

COMPARISON OF SHAREHOLDERS' RIGHTS

        The following table describes the rights of Charles River shareholders under Delaware law, the Charles River certificate of incorporation and the Charles River bylaws prior to the transaction and the rights of WuXi shareholders under Cayman Islands law and the WuXi second amended and restated memorandum and articles of association prior to the transaction. The rights of Charles River shareholders will remain unchanged after the transaction. Holders of WuXi ordinary shares prior to the transaction will become holders of Charles River common stock following the transaction. Copies of the Charles River certificate of incorporation and the Charles River bylaws will be sent to holders of WuXi ordinary shares upon request. See "Where You Can Find More Information," beginning on page 95. You should refer to these documents and to the applicable provisions of Delaware General Corporation Law, or DGCL, and Cayman Companies Law for a complete description of the rights of Charles River shareholders and WuXi shareholders prior to the completion of the transaction and Charles River shareholders following completion of the transaction.

	Charles River Shareholder Rights	WuXi Shareholder Rights
General:	The rights of Charles River shareholders are currently governed by Delaware law and the Charles River certificate of incorporation and Charles River bylaws.	The rights of WuXi shareholders are currently governed by Cayman Islands law and the WuXi second amended and restated memorandum and articles of association.
Authorized Capital Stock:	The authorized capital stock of Charles River is currently 140 million shares, consisting of 120 million shares of common stock and 20 million shares of preferred stock.	The authorized share capital of WuXi is 5,002,500,000 ordinary shares.
Number of Directors:
The Charles River bylaws provide that the number of Charles River directors shall be determined by resolution of the board of directors, but in no event shall be less than three. The number of directors may be decreased from time to time either by the shareholders or by a majority of the directors then in office, but only to eliminate vacancies; and increased from time to time by the shareholders or by a majority of the directors then in office.
The WuXi second amended and restated memorandum and articles of association provide for up to 10 directors. Any change in the number of directors shall be approved from time to time by the board of directors.
There are currently nine members of the WuXi board of directors.
There are currently 10 members of the Charles River board of directors.

After the transaction: Under the acquisition agreement, Charles River has agreed to increase its number of directors from 10 to 13 and to cause three individuals designated by WuXi to be appointed to the Charles River board of directors at the closing of the transaction and at the following two annual shareholders meetings.

	Charles River Shareholder Rights	WuXi Shareholder Rights
Classification of Board of Directors:	The Charles River certificate of incorporation and Charles River bylaws do not provide for the board of directors to be divided into classes.	The WuXi second amended and restated memorandum and articles of association provide that the WuXi board of directors is divided into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors. The terms of office of one class of directors expires each year, resulting in each class serving a staggered three-year term.
Vacancies on the Board of Directors:
The Charles River bylaws provide that a vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board of directors, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal.
Directors are elected or appointed in accordance with the WuXi second amended and restated memorandum and articles of association. WuXi may by ordinary resolution elect any person to be a director to fill a casual vacancy. The directors by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, even though less than a quorum, or the sole remaining director, have the power to appoint any person as a director to fill a vacancy.
Any director appointed by the board shall, unless designated by the board as a Class A Director, a Class B Director or a Class C Director, hold office only until the next following annual general meeting and shall then be eligible for re-election. A vacancy on the board created by the removal of a director may only be filled by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting.
Removal of Directors:
The Charles River bylaws provide that a director may not be removed without cause and may be removed for cause only by the affirmative vote of the holders of 80 percent of the shares of the capital stock of Charles River issued and outstanding and entitled to vote in the election of directors at a meeting of the shareholders called for that purpose.
The WuXi second amended and restated memorandum and articles of association provide that a director may be removed only by a special resolution of at least two-thirds of the shareholders, notwithstanding anything in the second amended and restated articles of association or in any agreement between WuXi and such director.

	Charles River Shareholder Rights	WuXi Shareholder Rights
Board Quorum and Action:
The Charles River bylaws provide that a majority of the total number of directors shall constitute a quorum at all meetings. In the event that one or more of the directors shall be disqualified to vote at any meeting, then the quorum shall be reduced by one for each such director, provided that in no case shall fewer than one-third of the number of directors constitute a quorum.
The vote of a majority of those present at any meeting at which a quorum is present shall be sufficient to take any action, unless a different vote is specified by law or by the Charles River certificate of incorporation or Charles River bylaws.
The WuXi second amended and restated memorandum and articles of association provide that the quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be at least 50% of the directors. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of such board meeting if no other director objects and if otherwise a quorum of directors would not be present. A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.
Shareholders' Quorum:
The Charles River bylaws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum, except as otherwise provided by law or by the Charles River certificate of incorporation or Charles River bylaws.
The WuXi second amended and restated articles of association provide that at any general meeting at least two WuXi shareholders entitled to vote and present in person or represented by proxy, collectively representing not less than one-third in nominal value of the total issued WuXi ordinary shares, shall form a quorum.
Vote Required for Certain Shareholder Actions:
The Charles River bylaws provide that, when a quorum is present at any meeting of shareholders, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, the Charles River certificate of incorporation or Charles River bylaws.
The WuXi second amended and restated memorandum and articles of association provide that, when a quorum is present at any meeting of shareholders, the vote of holders of a majority of WuXi ordinary shares present in person or represented by proxy shall decide any question brought before such meeting, unless express provisions of the Cayman Companies Law or the WuXi second amended and restated memorandum and articles of association require a different vote.

	Charles River Shareholder Rights	WuXi Shareholder Rights
Vote Required for Approval of Certain Business Combinations

Under the DGCL, a sale or other disposition of all or substantially all of a corporation's assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation requires the affirmative vote of the corporation's board of directors (except in limited circumstances) plus, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.
Charles River's amended and restated certificate of incorporation and bylaws include no additional provisions in this regard, and Delaware law applies without modification.

There are a number of mechanisms by which a Cayman Islands exempted limited company may be acquired, including:

•       a court approved scheme of arrangement under the Cayman Companies Law; a scheme of arrangement requires a court order from the Grand Court of the Cayman Islands and the approval of a majority in number representing 75% or more in value of those present and voting in each class of the company, whether in person or by proxy;

•       a takeover offer for the entire issued share capital of the company which could become effective without the offeror acquiring 100% of the issued share capital. The Cayman Companies Law would permit the offeror to acquire 100% of the company if the offer is approved by holders of not less than 90% in value of the shares affected within four months after making the offer, and the offeror acquires the shares of the dissenting shareholders within two months thereafter; if the target is listed, the takeover offer may be subject to the tender offer rules of the relevant exchange and the rules and regulations thereunder;

•       a merger or consolidation; in each case, the property and liabilities of the constituent companies will be vested in the surviving or consolidated company; the plan of merger or consolidation must be authorized by each constituent company by a shareholder resolution by a majority in number representing 75% in value of the shareholders voting together as one class.

Shareholder Action by Written Consent:	The Charles River bylaws provide that shareholder action by written consent in lieu of a meeting is prohibited.	The WuXi second amended and restated memorandum and articles of association provide that shareholder action by written consent in lieu of a meeting is prohibited.
Amendment of Certificate of Incorporation or Memorandum and Articles of Association:	The Charles River certificate of incorporation provides that Charles River reserves the right to amend the certificate of incorporation, in the manner prescribed by statute.
The WuXi second amended and restated memorandum and articles of association provide that alterations or amendments may only be made by special resolution of no less than two-thirds of the votes cast at a meeting of the shareholders.

	Charles River Shareholder Rights	WuXi Shareholder Rights
Under the DGCL, an amendment to the certificate of incorporation requires that the corporation's board of directors adopt an amending resolution, which resolution must be approved by holders of a majority of the outstanding stock entitled to vote, unless the certificate of incorporation requires a greater vote. All shareholder rights are granted subject to this reservation.

The Charles River certificate of incorporation further provides that the affirmative vote of 80 percent of the shares entitled to vote is required to amend any provision with respect to director liability to the corporation or its shareholders, the prohibition on shareholder action by written consent or procedures for calling a special meeting.
Amendment of Bylaws:
	The Charles River bylaws provide that the amendment of sections of the bylaws regarding notice of shareholder meetings, shareholder action without a meeting, nomination of directors, notice of business at shareholder meetings, and removal of directors (or adoption of bylaws containing provisions inconsistent with such sections) requires an affirmative vote of the holders of at least 80 percent of the shares of issued and outstanding stock entitled to vote.	Not applicable.

Amendment of all other sections requires approval of a majority of the voting power of shares outstanding and entitled to vote or an affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.
Voting Stock:
The Charles River certificate of incorporation provides that subject to the rights of any preferred stock, and except as otherwise provided by law, the holders of the common stock shall possess all voting rights, and each share of common stock shall be entitled to one vote.
The WuXi second amended and restated memorandum and articles of association provide that at any general meeting on a show of hands every shareholder present in person (or in the case of a shareholder being a corporation, is present by a duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have one vote for every fully paid share of which he is the holder.

	Charles River Shareholder Rights	WuXi Shareholder Rights
A resolution put to the vote of a meeting is decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded (1) by the chairman of such meeting, (2) by at least three shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (3) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting, or (4) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding shares in WuXi conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.
Dividends:
The Charles River bylaws provide that, subject to limitations contained in the DGCL, the certificate of incorporation and the bylaws, the board of directors may declare and pay dividends upon the shares of capital stock, which dividends may be paid either in cash, in property or in shares of capital stock.
The WuXi second amended and restated memorandum and articles of association provide that, subject to any rights and restrictions for the time being attached to any class or classes of shares and the articles, the directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of WuXi lawfully available therefor. WuXi may by ordinary resolution declare dividends but no dividend shall exceed the amount recommended by the directors. Such dividends may be paid either in cash or in specie.

	Charles River Shareholder Rights	WuXi Shareholder Rights
Limitation of Liability and Indemnification of Directors and Officers:

The Charles River certificate of incorporation provides that to the fullest extent permitted by Section 145 of the DGCL, Charles River:

•       may indemnify any persons whom it shall have the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby;

•       shall indemnify each such person if he is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he was a director, officer or employee of Charles River or because he was serving Charles River or any other legal entity in any capacity at the request of Charles River while a director, officer or employee of Charles River; and

•       shall pay the expenses of such a current or former director, officer or employee incurred in connection with any such action in advance of the final disposition of such action.

The WuXi second amended and restated memorandum and articles of association provide that the directors, secretary and other officers and every auditor for the time being of WuXi and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of WuXi and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of WuXi from and against all actions, costs, charges, losses, damages and expenses which they or any of them, them or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to WuXi shall or may
	The Charles River certificate of incorporation further provides that this indemnification shall not be deemed exclusive of any other rights provided by law, agreement, contract or vote of shareholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise. Indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.	be lodged or deposited for the safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to WuXi shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

The Charles River certificate of incorporation further provides that a director shall not be personally liable to Charles River or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•       for any breach of the director's duty of loyalty to Charles River or its shareholders;

Each shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of WuXi, against any director on account of any action taken by such director, or the failure of such director to take any action in the performance of his duties with or for WuXi; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

	Charles River Shareholder Rights	WuXi Shareholder Rights
• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
• under Section 174 of the DGCL; or
• for any transaction from which the director derived any improper personal benefit.
Appraisal Rights:	Charles River shareholders are not entitled to appraisal rights in connection with the transaction.	WuXi shareholders are not entitled to appraisal rights in connection with the transaction.
Annual Meeting Proposals and Notice:
The Charles River bylaws provide that a shareholder may bring business before an annual meeting by giving notice in writing to the secretary of the corporation, received not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or if the annual meeting is not held within 30 days of the anniversary, then received not later than the close of business on the 70th day prior to the date of the meeting or the close of business on the 10th day following the date of notice of the meeting. The notice shall include (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address of the shareholder, (3) the class and number of shares beneficially owned by the shareholder, (4) a description of any agreement, arrangement or understanding with respect to the proposal between the shareholder and his or its affiliates or associates, (5) a description of any agreement, arrangement or understanding entered into by the shareholder the effect of which would be to mitigate loss to, manage risk or benefit of share prices for, or increase or decrease the voting power of, the shareholder, (6) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy and (7) a representation that the shareholder intends to solicit proxies in support of such proposal.
The WuXi second amended and restated memorandum and articles of association do not specifically provide that a shareholder may bring business before the annual meeting.
Subject to regulatory requirements, an annual general meeting and any extraordinary general meeting may be called with not less than 10 days' notice in writing. A general meeting may be called by shorter notice subject to the Cayman Companies Law. Notice of every general meeting shall be given to all shareholders (other than such shareholders as, under the provisions of the WuXi second amended and restated articles of association or the terms of issue of the WuXi shares they hold, are not entitled to receive such notices from WuXi), every person entitled to a share in consequence of the death, bankruptcy or winding-up of a shareholder, and each director and the auditors of WuXi.
Subject to applicable regulatory requirements, a general meeting called by shorter notice is deemed to have been duly called, if it is so agreed (1) in the case of a meeting called as an annual general meeting, by all of WuXi's shareholders entitled to attend and vote at the meeting, or (2) in the case of any other meeting, by a majority in number of WuXi's shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the issued shares giving that right.

	Charles River Shareholder Rights	WuXi Shareholder Rights
Special Meetings:	The Charles River certificate of incorporation provides that special meetings of shareholders may be called at any time only by the chairman of the board of directors, the chief executive officer or the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.	The WuXi second amended and restated memorandum and articles of association provide that extraordinary general meetings may be called only by the chairman of the board of directors, the board of directors or the chief executive officer, and may not be called by any other person.

The Charles River bylaws provide that written notice of a special meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote. The notices shall state the place, date and hour of the meeting, and in addition, the purpose of the meeting.
All business is deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting other than with respect to (1) the declaration and sanctioning of dividends, (2) consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the balance sheet, (3) the election of directors, (4) appointment of auditors (where special notice of the intention for such appointment is not required by the Cayman Companies Law) and other officers, (5) the fixing of the remuneration of the auditors, and the voting of remuneration or extra remuneration to the directors, (6) granting of any mandate or authority to the directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of WuXi representing not more than 20% in nominal value of its existing issued share capital, and (7) the granting of any mandate or authority to the directors to repurchase WuXi's securities.
Anti-Takeover Statutes:
	Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested shareholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15 percent or more of the corporation's voting stock for a three year period following the time the shareholder became an interested shareholder, unless:	The Cayman Companies Law does not include any provisions comparable to the Delaware business combination statute.

Charles River Shareholder Rights	WuXi Shareholder Rights

•       prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•       the interested shareholder owned at least 85 percent of the voting stock of the corporation, excluding those shares owned (1) by persons who are directors and also officers and (2) certain employee stock plans upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder; or

•       at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3 percent of the outstanding voting shares of the corporation, excluding shares held by that interested shareholder.

A business combination generally includes:
• mergers, consolidations and sales or other dispositions of 10 percent or more of the assets of a corporation to or with an interested shareholder;
• specified transactions resulting in the issuance or transfer to an interested shareholder of any capital stock of the corporation or its subsidiaries; and
• other transactions resulting in a disproportionate financial benefit to an interested shareholder.

Charles River Shareholder Rights	WuXi Shareholder Rights
The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 shareholders.

Charles River has not adopted any provision in its certificate of incorporation or bylaws to "opt out" of the Delaware business combination statute and the statute is applicable to business combinations involving Charles River. The Charles River board of directors has satisfied the requirements of the statute by approving the transaction.

COMPARATIVE MARKET PRICES AND DIVIDENDS

        Charles River common stock is currently listed on the NYSE under the symbol "CRL." WuXi ADSs (each representing eight underlying WuXi ordinary shares) are currently listed on the NYSE under the symbol "WX." The following table sets forth the high and low daily closing sale prices of shares of Charles River common stock and WuXi ordinary shares as reported on the NYSE. Neither Charles River nor WuXi paid quarterly cash dividends during the periods indicated.

	Charles River Common Stock		WuXi Ordinary Shares(1)
	High	Low	High	Low
2008
First Quarter	$69.04	$53.73	$3.79	$2.42
Second Quarter	65.95	55.14	2.94	2.06
Third Quarter	69.19	57.84	2.78	1.64
Fourth Quarter	58.00	19.92	1.61	0.57
2009
First Quarter	$29.87	$23.03	$1.17	$0.47
Second Quarter	33.28	23.29	1.18	0.59
Third Quarter	37.47	29.82	1.60	0.93
Fourth Quarter	40.14	30.95	2.18	1.41
2010
First Quarter	$39.75	$32.74	$2.21	$1.76
Second Quarter	[•]	[•]	[•]	[•]
Third Quarter (through [•])	[•]	[•]	[•]	[•]

(1)
Market price data for WuXi ordinary shares is determined by dividing the quoted price of WuXi ADSs on the NYSE as of the relevant date by eight (the number of WuXi ordinary shares underlying each WuXi ADS).

        The market prices of Charles River common stock and WuXi ordinary shares will fluctuate between the date of this proxy statement and the time of the special meeting or the completion of the transaction. No assurance can be given concerning the market prices of Charles River common stock or WuXi ordinary shares before the completion of the transaction or the market price of Charles River common stock after the completion of the transaction. It is a condition to each party's obligation to close the acquisition that there shall have been no material adverse effect on the other party between the signing of the acquisition agreement and the closing of the transaction as described under "The Acquisition Agreement—Principal Conditions to Completion of the Transaction—Mutual Closing Conditions."

 UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect to the combination of Charles River and WuXi in a transaction to be accounted for as a purchase with Charles River treated as the acquiror. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Charles River as of March 27, 2010 and of WuXi as of March 31, 2010, giving effect to the transaction as if it occurred on March 27, 2010. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of Charles River for the year ended December 26, 2009 and the three months ended March 27, 2010 and of WuXi for the year ended December 31, 2009 and the three months ended March 31, 2010, giving effect to the transaction as if it occurred on December 28, 2008 reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

        These unaudited pro forma condensed combined financial statements are for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. To produce the pro forma financial information, Charles River allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to WuXi's business, the assumptions and estimates herein could change significantly. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position. The unaudited pro forma combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or the costs to combine the operations of Charles River and WuXi or the costs necessary to achieve any cost savings, operating synergies and revenue enhancements.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, including the related notes, of Charles River and WuXi covering these periods, incorporated by reference into this proxy statement. See "Where You Can Find More Information," beginning on page 95.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Charles River March 27, 2010	WuXi March 31, 2010	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$222,199	$74,356	$(21,094)	R	$187,465
			723,712	C
			(811,708)	A
Trade receivables, net	219,676	58,310	(45)	N	277,941
Inventories	97,578	10,576	0		108,154
Other current assets	74,288	33,616	0		107,904

Total current assets	613,741	176,858	(109,135)		681,464
Property, plant and equipment, net	848,322	183,272	3,874	O	1,035,468
Goodwill, net	504,702	23,956	(23,956)	D	1,327,810
			823,108	E
Other intangibles, net	151,830	6,111	(6,111)	D	764,080
			612,250	E
Prepaid land use rights, net		5,280	0		5,280
Deferred tax asset	14,615	10,378	(24,993)	G	0
Other assets	53,661	5,918	33,000	C	92,579

Total assets	$2,186,871	$411,773	$1,308,037		$3,906,681

Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital leases	$36,343	$23,438	$(59,781)	C	$47,500
			47,500	C
Accounts payable	33,508	13,068	(45)	N	46,531
Accrued compensation	43,747	0	5,552	P	49,299
Deferred revenue	67,813	6,976	0		74,789
Accrued liabilities	49,034	11,297	(5,552)	P	54,779
Other current liabilities	16,773	12,053	0		28,826
Other current liabilities of discontinued operations	0	0	0		0

Total current liabilities	247,218	66,832	(12,326)		301,724
Long-term debt and capital leases	437,911	37,915	902,500	C	1,208,955
			(133,507)	C
			(35,864)	H
Deferred tax liability			169,278	G	169,278
Other long-term liabilities	118,054	8,877	(40,267)	G	86,664

Total liabilities	803,183	113,624	849,814		1,766,621
Commitments and contingencies					0
Shareowners' equity					0
Preferred stock	0	0	0		0
Common stock	775	11,089	(11,089)	H	962
			187	A
Capital in excess of par value	2,046,243	323,024	(323,024)	H	2,823,522
			737,540	A
			39,739	A
Accumulated deficit	(221,111)	(53,114)	53,114	H	(242,205)
			(21,094)	R
Treasury stock	(473,422)	0	0		(473,422)
Accumulated other comprehensive income	33,276	17,150	(17,150)	H	33,276

Total shareowners' equity	1,385,761	298,149	458,223		2,142,133
Noncontrolling interests	(2,073)	0	0		(2,073)

Total equity	1,383,688	298,149	458,223		2,140,060

Total liabilities and equity	$2,186,871	$411,773	$1,308,037		$3,906,681

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Charles River Fiscal Year Ended December 26, 2009	WuXi December 31, 2009	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Net sales related to products	$465,268	$0	$(1,758)	I	$463,510
Net sales related to services	737,283	270,019	0		1,007,302

Net sales	1,202,551	270,019	(1,758)		1,470,812
Costs and expenses
Cost of products sold	255,682	0	(1,758)	I	253,924
Cost of services provided	517,501	161,614	2,275	F	678,194
			(3,057)	Q
			(139)	J
Selling, general and administrative	233,995	56,276	(2,504)	B	291,720
			3,953	F
Amortization of other intangibles	28,447	0	42,600	K	71,047

Operating income (loss)	166,926	52,129	(43,128)		175,927
Other income (expense)
Interest income	1,777	1,125	0		2,902
Interest expense	(21,682)	(1,068)	(34,752)	C	(57,502)
			0
Other, net	2,086	6,776	0		8,862

Income (loss) from continuing operations, before income taxes	149,107	58,962	(77,880)		130,189
Provision for income taxes	39,725	5,530	(13,762)	L	31,493

Income (loss) from continuing operations, net of income taxes	$109,382	$53,432	$(64,118)		$98,696

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareowners	$1.70	$0.10			$1.20
Diluted:
Continuing operations attributable to common shareowners	$1.69	$0.09			$1.15
Weighted-average shares outstanding
Basic	65,366,319	543,891,797	18,552,461	M	83,918,780
			(543,891,797)	M
Diluted	65,635,895	589,237,676	21,793,090	M	87,428,985
			(589,237,676)	M

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Charles River Three Months Ended March 27, 2010	WuXi March 31, 2010	Pro Forma Adjustments	Note Reference	Pro Forma Combined
Net sales related to products	$121,051	$0	$(463)	I	$120,588
Net sales related to services	176,294	80,602	0		256,896

Net sales	297,345	80,602	(463)		377,484
Costs and expenses
Cost of products sold	63,723	0	(463)	I	63,260
Cost of services provided	133,705	50,184	1,256	F	184,346
			(35)	J
			(764)	Q
Selling, general and administrative	63,241	12,983	(104)	B	77,905
			1,785	F
Amortization of other intangibles	7,174	0	13,100	K	20,274

Operating income (loss)	29,502	17,435	(15,238)		31,699
Other income (expense)
Interest income	397	198	0		595
Interest expense	(6,007)	(100)	(7,992)	C	(14,099)
Other, net	(411)	183	0		(228)

Income (loss) from continuing operations, before income taxes	23,481	17,716	(23,230)		17,967
Provision for income taxes	6,481	2,199	(4,130)	L	4,550

Income (loss) from continuing operations, net of income taxes	$17,000	$15,517	$(19,100)		$13,417

Earnings (loss) per common share
Basic:	$0.27	$0.03			$0.16
Diluted:	$0.26	$0.03			$0.16
Weighted-average shares outstanding
Basic	65,124,451	552,600,200	18,552,461	M	83,676,912
			(552,600,200)	M
Diluted	65,824,662	593,844,208	22,287,091	M	88,111,753
			(593,844,208)	M

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        1.     On April 26, 2010, Charles River and WuXi signed the acquisition agreement under which Charles River will acquire WuXi in a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of WuXi will be recorded at their fair values as of the acquisition date and added to those of Charles River. The reported financial condition and results of operations of Charles River after completion of the transaction will reflect these values, but will not be restated retroactively to reflect historical financial position or results of operations at WuXi. At the closing of the acquisition, each holder of WuXi ordinary shares will be entitled to receive a combination of $1.40625 in cash, without interest, and a number of shares of Charles River common stock equal to $1.25 divided by the weighted average closing price of Charles River common stock on the NYSE for the 20 trading days ending on the second business day prior to closing (but in no event more than 0.0336 nor less than 0.0290 shares of Charles River common stock) for each outstanding WuXi ordinary share, subject to the payment by Charles River of cash in lieu of any fractional share of Charles River common stock. In addition, each WuXi stock option, whether or not exercisable or vested, will be converted into an option to purchase Charles River common stock on the same terms and conditions in effect at the closing and each unvested and outstanding WuXi restricted share unit will be converted into a restricted share unit with respect to Charles River common stock on the same terms and conditions in effect at the closing. The number of shares of Charles River common stock subject to each such replacement stock option or restricted share unit will be determined by multiplying the number of WuXi ordinary shares subject to such stock option or restricted share unit by the equity award exchange ratio and rounding down to the nearest whole number of shares. The "equity award exchange ratio" is determined by dividing (1) the sum of (x) $1.40625 and (y) the product of the exchange ratio for the stock portion of the acquisition consideration and the closing price of Charles River common stock on the last trading day before closing by (2) the closing price of Charles River common stock on the last trading day before closing. The transaction is subject to customary closing conditions, including regulatory approvals, as well as approval by Charles River and WuXi shareholders.

        A preliminary estimate of the purchase price is as follows (amount in thousands):

Fair value of Charles River shares issued	$737,727
Cash consideration	811,708
Estimated fair value of Charles River stock options exchanged for WuXi stock options	39,739

Estimated purchase price	$1,589,174

        The fair value of the Charles River shares used in determining the purchase price was $39.436 per share based on the average of the closing price of Charles River common stock for the period two business days before through two business days after March 27, 2010, the deemed effective date of the acquisition for purposes of preparing the unaudited pro forma condensed combined balance sheet. The fair value of the Charles River stock options issued was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $39.436; volatility of 38 percent; risk-free interest rate of 2.9 percent; and an expected life of 50 percent of the remaining contractual period. The actual fair value of the Charles River shares and stock options to be used for purchase accounting purposes will be recalculated as of the closing date and, as such, the purchase price may be subject to adjustment.

        2.     The estimated purchase price has been allocated to the acquired tangible and intangible assets and liabilities based on their estimated fair values as of March 27, 2010 (amount in thousands):

Current assets	$176,858
Property, plant and equipment, net	187,146
Prepaid land use rights	5,280
Other assets	5,918
Goodwill and other intangible assets acquired	1,435,358
Current liabilities	(68,883)
Other long-term liabilities	(8,877)
Deferred tax liabilities	(143,626)

Total	$1,589,174

        The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of property, plant and equipment, customer contracts and relationships, and trademarks and the fair values of liabilities assumed as of the date that the transaction is consummated. The excess of the purchase price over the fair value of assets and liabilities acquired is allocated to goodwill which is not amortized. The goodwill is not deductible for tax purposes. The purchase price allocation will remain preliminary until Charles River completes a third-party valuation of significant identifiable intangible assets and property, plant and equipment acquired and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after consummation of the transaction. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

        The amount allocated to acquired goodwill and other identifiable intangible assets has been attributed to the following categories based on preliminary valuation (amount in thousands).

Customer contracts and relationships	$608,250
Trademarks	4,000
Goodwill	823,108

Total	$1,435,358

        These identifiable intangible assets will be amortized over their estimated useful lives ranging from 5 to 15 years in proportion to the anticipated economic benefits attributable to them.

        3.     The following explains the pro forma adjustments made in the accompanying unaudited pro forma condensed balance sheet as of March 27, 2010 and the unaudited combined statements of income for the year ended December 26, 2009 and the three months ended March 27, 2010.

  (A)
  To record the value of the Charles River common stock and stock options issued and cash purchase price paid in connection with the transaction. Cash paid in lieu of fractional shares will be paid from existing cash balances which has not been reflected.

  (B)
  To eliminate transaction costs incurred by Charles River and WuXi reflected in the income statements.

  (C)
  To eliminate the existing term loan and revolving credit facilities of Charles River and convertible notes of WuXi as well as the elimination of the related deferred financing costs and historical interest expense. Additionally, to reflect the new term loan and revolving credit facilities and related estimated deferred financing cost of $33 million to be obtained by Charles River to finance the acquisition. Incremental interest expense from the additional credit facilities is reflected in the pro forma statements of income using an estimated annual interest rate of LIBOR plus 2.75 percent. The related deferred financing cost is amortized on a straight line basis over five years. Our pro forma interest was calculated using an interest rate of 3.17% on additional financing under the new term loan and revolving credit facilities. Our potential additional interest expense over one year that would result from a hypothetical, instantaneous and unfavorable change of 0.125% in the interest rate would be approximately $1.6 million on a pre-tax basis.

  (D)
  To eliminate existing WuXi goodwill and other intangible assets as of March 27, 2010.

  (E)
  To record the estimated fair values of acquired identifiable intangible assets and goodwill arising from the transaction.

  (F)
  To record the deferred stock-based compensation related to unvested WuXi employee stock options that will be converted into Charles River stock options. The fair value was measured using the per share value of the Charles River shares issued in the transaction and the exercise price of the assumed WuXi stock options after giving consideration to the exchange of the WuXi stock options for Charles River stock options.

  (G)
  To record the deferred tax liabilities resulting from book-tax basis differences attributable to the fair value adjustments and to reclassify certain Charles River and WuXi deferred tax assets and liabilities.

  (H)
  To eliminate WuXi historical shareholders' equity accounts and WuXi convertible notes.

  (I)
  To eliminate net sales from Charles River to WuXi under existing business relationships which, upon completion of the transaction, would be considered intercompany transactions.

  (J)
  To record the estimated adjustment in depreciation expense resulting from the step-up in carrying value of WuXi property, plant and equipment. The depreciation expense is reflected on a straight line basis over the estimated average useful life.

  (K)
  To reflect the amortization expense relating to the acquired identifiable intangible assets.

  (L)
  To reflect the tax effect of the pro forma adjustments, including the amortization of acquired identifiable intangible assets, additional stock-based compensation, additional interest expense for the term loans borrowed to fund the transaction as well as the impact of a higher effective tax rate due to the loss of certain tax benefits currently being realized by WuXi.

  (M)
  To eliminate WuXi weighted average shares outstanding and to reflect the issuance of Charles River shares in the transaction and the dilutive effect of the issuance of Charles River stock options in exchange for WuXi stock options.

  (N)
  To eliminate outstanding receivable payable amounts between Charles River and WuXi which arose from sale/purchase of products and services and which will become intercompany receivable/payable balances subsequent to the completion of the transaction.

  (O)
  To record the estimated step-up in carrying value of WuXi property, plant and equipment from book value to fair value.

  (P)
  To reclassify WuXi accrued compensation to conform with Charles River classification.

  (Q)
  To eliminate WuXi historical amortization related to the acquired identifiable intangible assets.

  (R)
  To record estimated Charles River transaction cost.

        The statements contained in this section may be deemed to be "forward-looking statements." Forward-looking statements are statements that are not historical facts. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River and involve a number of risks and uncertainties, including the risks described in this proxy statement under "Risk Factors" and other risks described in the SEC reports filed by Charles River and WuXi, that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Charles River does not undertake any obligation to update publicly or revise any forward-looking statements. For a more complete discussion of the risks and uncertainties which may affect such forward-looking statements, see "Cautionary Statement Concerning Forward-Looking Statements."

 OTHER MATTERS

        As of the date of this proxy statement, the Charles River board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter shall properly come before the special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

Shareholder Proposals for 2011 Proxy Statement

        Charles River shareholders who wish to present proposals for inclusion in the proxy statement relating to Charles River's annual meeting of shareholders to be held in 2011 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, shareholder proposals must be received by Charles River's Corporate Secretary no later than November 30, 2010.

        Under Charles River's bylaws, if a shareholder wishes to present a proposal before the 2011 Charles River annual meeting separately from the Rule 14a-8 process, such shareholder must give written notice to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale St., Wilmington, MA, 01887. The Corporate Secretary must receive such notice not less than 90 days nor more than 120 days prior to May 6, 2011, provided that, if the 2011 Charles River annual meeting is not held within 30 days before or after May 6, 2011, then such nomination must be delivered to or mailed and received by the Corporate Secretary no later than the close of business on the 70th day prior to May 6, 2011 or the close of business on the 10th day following the date on which public announcement of the date of the meeting is made by Charles River.

Certain Matters Relating to Proxy Materials and Annual Reports

        Charles River satisfies SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Charles River shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for Charles River. In order to take advantage of this opportunity, Charles River has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare Investor Services., P.O. Box 43078, Providence, RI 02940-3078, telephone 1-877-282-1168, website: http://www.computershare.com. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

WHERE YOU CAN FIND MORE INFORMATION

        Charles River and WuXi file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like Charles River and WuXi, who file electronically with the SEC. The address of the site is http://www.sec.gov.

        The SEC allows Charles River to incorporate by reference information into this proxy statement. This means that Charles River can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information superseded by information that is included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement.

        This proxy statement incorporates by reference the documents (or portions of documents) listed below that Charles River and WuXi previously filed with the SEC and any additional documents that either company may file with the SEC under the Exchange Act between the date of this proxy statement and the date of the completion of the acquisition (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). They contain important information about Charles River and WuXi and their respective financial condition.

Charles River SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 26, 2009
Quarterly Report on Form 10-Q	Fiscal quarter ended March 27, 2010
Proxy Statement on Schedule 14A	Filed on March 30, 2010
Current Reports on Form 8-K	Filed on January 11, 2010, April 26, 2010 and May 11, 2010
Any description of Charles River common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description
WuXi SEC Filings
Annual Report on Form 20-F	Fiscal year ended December 31, 2009

The information contained in "GAAP Results," the unaudited consolidated balance sheets, the unaudited condensed consolidated statements of operations, and the revenue reconciliation by geography, set forth in WuXi's Report on Form 6-K, furnished to the SEC on May 12, 2010
Any description of WuXi ordinary shares contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description

        Documents incorporated by reference are available from Charles River and WuXi without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the appropriate company at the following addresses:

Charles River Laboratories International, Inc.	WuXi PharmaTech (Cayman) Inc.
251 Ballardvale Street	288 Fute Zhong Road
Wilmington, Massachusetts 01887	Waigaoqiao Free Trade Zone
Attention: General Counsel	Shanghai 200131
Telephone: (781) 222-6000	People's Republic of China
Attention: Genyong Qiu
Telephone: 86-21-5046-1111

        If you wish to request documents, Charles River must receive your request by [    •    ], 2010 (which is five business days before the scheduled date of the special meeting) in order to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from Charles River, Charles River will mail them to you by first class mail, or another equally prompt means, as soon as practicable after it receives your request.

        Charles River has not authorized anyone to give any information or make any representation about the transaction or the company that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated into this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely on it.

        The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

 ANNEX A

AGREEMENT AND PLAN OF ARRANGEMENT

dated as of

April 26, 2010

between

WUXI PHARMATECH (CAYMAN) INC.

and

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF ARRANGEMENT

        AGREEMENT AND PLAN OF ARRANGEMENT (this "Agreement") dated as of April 26, 2010 between WuXi PharmaTech (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company"), and Charles River Laboratories International, Inc., a Delaware corporation ("Acquiror").

W I T N E S S E T H :

        WHEREAS, subject to the terms and conditions of this Agreement, Acquiror is offering to acquire all of the outstanding ordinary shares, par value US$0.02 each, of the Company (the "Company Shares") (such acquisition is hereinafter referred to as the "Acquisition");

        WHEREAS, the respective Boards of Directors of Acquiror and the Company have approved this Agreement pursuant to which, among other things, Acquiror would make the Acquisition by means of the Scheme (as defined below) on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the Company has agreed to propose to its shareholders a statutory scheme of arrangement under Section 86 of the Companies Law (2009 Revision) of the Cayman Islands (the "Cayman Companies Law") pursuant to which, among other things, all of the then outstanding Company Shares shall be transferred to Acquiror;

        WHEREAS, as an inducement to and condition to Acquiror's willingness to enter into this Agreement, certain shareholders of the Company are entering into voting agreements with Acquiror simultaneously with the execution of this Agreement (the "Voting Agreements"), whereby, among other things, such shareholders undertake, subject to certain terms and conditions, to vote all of their Company Shares (including causing Company Shares represented in American Depositary Shares of the Company to be voted) to approve the Scheme at the Company Shareholder Meeting; and

        WHEREAS, the parties hereto have entered into this Agreement to set out their agreements in respect of the Acquisition and the Scheme.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.     (a) As used herein, the following terms have the following meanings:

        "Acquiror Acquisition Proposal" means an Acquisition Proposal with respect to Acquiror.

        "Acquiror Balance Sheet" means the consolidated balance sheet of Acquiror as of December 26, 2009 and the footnotes thereto set forth in the Acquiror's annual report on Form 10-K filed on February 19, 2010.

        "Acquiror Balance Sheet Date" means December 26, 2009.

        "Acquiror Convertible Notes" means the 2.25% Convertible Senior Notes due 2013 of Acquiror, issued pursuant to the Indenture, dated as of June 12, 2006, between Acquiror and U.S. Bank National Association, as trustee.

        "Acquiror Disclosure Letter" means the disclosure letter dated the date hereof regarding this Agreement that has been provided by Acquiror to the Company.

        "Acquiror Restricted Share" means any compensatory award of Acquiror Stock that is subject to transfer restrictions or forfeiture based on performance or continuing service, whether granted under any equity compensation plan or arrangement of Acquiror or otherwise.

        "Acquiror Stock" means the common stock, par value US$0.01 each, of Acquiror.

        "Acquiror Stock Option" means any outstanding compensatory option to purchase Acquiror Stock, whether granted under any equity compensation plan or arrangement of Acquiror or otherwise.

        "Acquiror Warrants" means the outstanding warrants to purchase Acquiror Stock issued pursuant to (i) the letter agreement dated as of June 6, 2006 by and between Acquiror and JPMorgan Chase Bank, National Association, (ii) the letter agreement dated as of June 6, 2006 by and between Acquiror and Credit Suisse International and (iii) the letter agreement dated as of June 6, 2006 by and between Acquiror and Wachovia Capital Markets, LLC.

        "Acquisition Proposal" means, with respect to either the Company or Acquiror (each an "Applicable Party"), other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Applicable Party and its Subsidiaries or 20% or more of any class of equity or voting securities of the Applicable Party or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Applicable Party, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 20% or more of any class of equity or voting securities of the Applicable Party or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Applicable Party or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution, scheme of arrangement, amalgamation or other similar transaction involving the Applicable Party or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Applicable Party.

        "ADSs" means the American Depositary Shares of the Company, each representing eight Company Shares, listed on the NYSE.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Law" means, with respect to any Person, any federal, national, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree or ruling enacted, adopted or promulgated by a Governmental Authority that is legally binding upon or applicable to such Person, as amended unless expressly specified otherwise.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Shanghai, the PRC are authorized or required by Applicable Law to close.

        "Closing Date" means the date on which the Closing occurs.

        "Code" means the U.S. Internal Revenue Code of 1986.

        "Company Acquisition Proposal" means an Acquisition Proposal with respect to the Company.

        "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 2009 and the footnotes thereto set forth in the Company's annual report on Form 20-F filed on April 23, 2010.

        "Company Balance Sheet Date" means December 31, 2009.

        "Company Convertible Notes" means the convertible notes of the Company in the aggregate principal amount of US$40,000,000 issued on February 9, 2007 pursuant to the Note Purchase Agreement dated as of January 26, 2007, by and among the Company, General Atlantic Partners (Bermuda), L.P., GAP-W International, LLC, GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P., GAPCO GmbH & Co. KG and J. P. Morgan Securities Ltd.

        "Company Credit Agreement" means the Facilities Agreement dated as of January 8, 2009 among the Company, the Subsidiaries of the Company party thereto and JPMorgan Chase Bank, N.A., as lender.

        "Company Disclosure Letter" means the disclosure letter dated the date hereof regarding this Agreement that has been provided by the Company to Acquiror.

        "Company Proxy Statement" means the notice of the Company Shareholder Meeting and accompanying explanatory statement, proxy form and other proxy materials, including all appendices thereto, to be sent to Shareholders in connection with the Company Shareholder Meeting and the Scheme in general.

        "Company Restricted Share Unit" means any compensatory unit award in respect of Company Shares that is subject to restrictions or forfeiture based on performance or continuing service, whether granted under any equity compensation plan or arrangement of the Company or otherwise.

        "Company Shareholder Meeting" means the meeting of Shareholders to consider and vote on the Scheme, including any and all meetings held thereafter as a result of any adjournment or postponement thereof, to be convened by the Court and held in accordance with the Interim Order.

        "Company Stock Option" means any outstanding compensatory option to purchase Company Shares, whether granted under any equity compensation plan or arrangement of the Company or otherwise.

        "Court" means the Grand Court of the Cayman Islands.

        "Effective Time" means the time at which the Final Order is filed by the Company with the Registrar.

        "Environmental Laws" means any Applicable Law relating to the protection of the environment or to pollutants, contaminants or hazardous or toxic substances, wastes or materials.

        "Environmental Permits" means all permits, licenses, certificates, approvals and other similar authorizations of Governmental Authorities required by Environmental Laws.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

        "Ex Parte Summons" means a summons seeking directions from the Court in connection with the Scheme filed with the Court pursuant to the Grand Court Rules (1995 Revision).

        "Final Order" means the final order of the Court sanctioning the Scheme on the terms and conditions set forth in this Agreement, as such order may be amended by the Court at any time prior to the Effective Time (provided that any such amendment shall be acceptable to each of Acquiror and the Company, each acting reasonably).

        A "Financial Market Event" shall exist, at any time, if: (i) none of the Money Center Banks have provided any loan commitments for acquisition financings in the U.S. during the period of 10 consecutive Business Days prior to such time; (ii) proceeds from the Financing or any Substitute

Financing are not available at such time; and (iii) Acquiror has complied in all material respects with its obligations under Section 8.01.

        "Governmental Authority" means any transnational, federal, state, national, provincial or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

        "Hazardous Substance" means any pollutant, contaminant, or toxic, radioactive, ignitable or otherwise hazardous substance, waste or material, or any other substance, waste or material that is regulated under any Environmental Law.

        "HSR Act" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Intellectual Property" means (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) inventions and discoveries, whether patentable or not, in any jurisdiction, patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, (iii) Trade Secrets, (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (v) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights and (vi) any similar intellectual property or proprietary rights.

        "Interim Order" means the order of the Court made at the hearing of the Ex Parte Summons as contemplated by Section 6.02.

        "knowledge" of any Person that is not an individual means the knowledge of such Person's executive officers after reasonable inquiry.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any effect resulting from (A) changes in the financial or securities markets or general economic, political or regulatory conditions (including changes resulting from the items set forth in clause (D) below), to the extent such changes do not have a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other participants in the industry in which such Person and its Subsidiaries operate (and taking into account for purposes of determining whether a Material Adverse Effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (B) changes or conditions generally affecting the industry in which such Person and its Subsidiaries operate, to the extent that such changes or conditions do not have a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other participants in the industry in which such Person and its Subsidiaries operate (and taking into account for purposes of determining whether a Material Adverse Effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (C) changes, after the date of this Agreement, of Applicable Law or applicable accounting regulations or principles or interpretations thereof, to the extent that such changes do not have a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other participants in the industry in which such Person and its Subsidiaries operate (and taking into account for purposes of determining whether a Material Adverse Effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (D) acts of war, sabotage or terrorism, other outbreaks or escalations of hostilities or natural disasters, to the extent that they do not have a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other participants in the industry in which such Person and its Subsidiaries operate (and taking into account for purposes of determining whether a Material Adverse Effect has occurred only the materially disproportionate portion of the adverse effect of such changes), (E) the announcement or consummation of the transactions contemplated by this Agreement, the announcement of the identity of Acquiror or any of its Affiliates as the acquiror of the Company or any Person's performance of or compliance with the terms of this Agreement (including any loss of customers or employees resulting from the items set forth in this clause (E)) or (F) any change, in and of itself, in such Person's stock price or trading volume, or any failure, in and of itself, by such Person to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that this clause (F) shall not prevent a party from asserting that any event, occurrence, development or state of circumstances or facts that may have contributed to such change or failure independently constitutes or contributes to a Material Adverse Effect) or (ii) such Person's ability to consummate the transactions contemplated by this Agreement.

        "Money Center Banks" means Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Suisse, Goldman Sachs Credit Partners L.P., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland plc, Wells Fargo Bank, National Association, and their respective Affiliates.

        "NYSE" means the New York Stock Exchange, Inc.

        "1933 Act" means the U.S. Securities Act of 1933, as amended.

        "1934 Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Permitted Liens" means (i) statutory or common law liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith by appropriate proceedings, provided that an adequate reserve therefor is being maintained to the extent required by U.S. GAAP or PRC GAAP, (ii) (A) applicable zoning restrictions, (B) the terms of any lease or license with respect to the property leased or licensed thereby, or (C) easements, rights or restrictions on the use of real property if the same do not materially impair the current use of such property, in each case that do not render title unmarketable and do not materially interfere with the ordinary course of business, (iii) liens to secure landlords, lessors or renters under leases or rental agreements incurred in the ordinary course of business, (iv) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, workers' compensation, unemployment insurance or old age pension programs mandated under Applicable Law, (v) liens imposed by law, such as liens in favor of carriers, warehousemen, mechanics and materialmen, liens to secure claims for labor, materials or supplies and other like liens incurred in the ordinary course of business for amounts not yet due and payable or for amounts being contested in good faith by appropriate proceedings, (vi) conditional sales or similar security interests granted in connection with the lease or purchase of equipment or supplies in the ordinary course of business, (vii) restrictions on transfer of securities imposed by Applicable Law and (viii) any other lien, encumbrance or other restriction that does not materially impair the current use of, or the ability to exercise rights of ownership over, the property subject thereto.

        "Person" means an individual, corporation, company, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Petition" means a petition seeking the sanction of the Scheme filed with the Court.

        "PRC" means the People's Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

        "PRC Anti-Monopoly Law" means the PRC Anti-Monopoly Law adopted on August 1, 2008, as amended.

        "PRC GAAP" means the 2006 China Accounting Standards and the relevant Chinese accounting rules and guidance promulgated by the Chinese Ministry of Finance.

        "Registrar" means the Registrar of Companies of the Cayman Islands.

        "RMB" means renminbi, the legal currency of the PRC.

        "Sarbanes-Oxley Act" means the U.S. Sarbanes-Oxley Act of 2002, as amended.

        "Scheme" means the scheme of arrangement in respect of the Company under Section 86 of the Cayman Companies Law, in customary form, pursuant to which, among other things, the Acquisition will be consummated on the terms and conditions set forth in this Agreement and that the Court may approve or impose.

        "SEC" means the U.S. Securities and Exchange Commission.

        "SEC Sign-Off Date" means the date on which the SEC or its staff advise Acquiror that it either does not intend to review the Acquiror Proxy Statement or has no further comments on the Acquiror Proxy Statement, as applicable.

        "Shareholders" means holders of Company Shares.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

        "Substitute Financing" means any Alternative Financing that has terms that are commercially reasonable in the aggregate, taking into account the anticipated credit ratings, leverage and similar characteristics of Acquiror and its Subsidiaries following the consummation of the Acquisition.

        "Third Party" means any Person, including as defined in Section 13(d) of the 1934 Act, other than Acquiror or the Company or any of its respective Affiliates.

        "Trade Secrets" means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

        "20-Day Average Market Price" means the weighted average (weighted in accordance with the daily trading volume) closing price per share of Acquiror Stock on the NYSE for the 20 consecutive trading days ending on the second Business Day prior to the Closing Date.

        "U.S." means the United States of America.

        "U.S. Antitrust Laws" means U.S. federal and state antitrust or competition laws.

        "U.S. GAAP" means generally accepted accounting principles in the U.S.

        "US$" or "US Dollars" means U.S. dollars, the legal currency of the U.S.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquiror	Preamble
Acquiror Adverse Recommendation Change	7.05
Acquiror Board Recommendation	5.02
Acquiror Confidentiality Agreement	7.05
Acquiror Employee Plan	7.07
Acquiror Intellectual Property	5.20
Acquiror Material Contracts	5.21
Acquiror Permits	5.13
Acquiror Proxy Statement	4.10
Acquiror SEC Documents	5.07
Acquiror Securities	5.05
Acquiror Stockholder Approval	5.02
Acquiror Stockholder Meeting	7.04
Acquiror Subsidiary Securities	5.06
Acquiror Superior Proposal	7.05
Acquisition	Recitals
Acquisition Consideration	2.02
Adjusted Option	2.04
Adjusted Restricted Share Unit	2.04
Agreement	Preamble
Alternative Financing	8.01
Anti-Monopoly Bureau	8.01
Arrangers	5.15
Cash Amount	2.02
Cayman Companies Law	Recitals
Cayman Court Documents	6.02
Closing	2.01
Company	Preamble
Company Adverse Recommendation Change	6.03
Company Board Recommendation	4.02
Company Confidentiality Agreement	6.03
Company Employee	7.07
Company Employee Plans	4.18
Company Intellectual Property	4.16
Company International Plan	4.18
Company Material Contracts	4.22
Company Permits	4.13
Company SEC Documents	4.07
Company Securities	4.05
Company Shareholder Approval	4.02
Company Shares	Recitals
Company Subsidiary Securities	4.06
Company Superior Proposal	6.03
Continuation Period	7.07
D&O Insurance	7.03
Debt Commitment	5.15
Debt Commitment Letter	5.15
End Date	10.01

Term	Section
Equity Award Exchange Ratio	2.04
Exchange Agent	2.03
Exchange Ratio	2.02
Financial Market Extension	10.01
Financing	5.15
Financing Reverse Termination Fee	11.04
Government Officials	4.23
Indemnified Person	7.03
Instruction Letter	2.03
Multiemployer Plan	4.18
Preliminary Date	2.01
Process Agent	11.08
Related Person	11.04
Representatives	6.03
Required Financing Amount	8.01
Rollover Price	2.04
Specified Financing Condition Termination	11.04
Specified Regulatory Condition Reverse Termination Fee	11.04
Specified Regulatory Condition Termination	11.04
Tax	4.17
Tax Return	4.17
Tax Sharing Agreements	4.17
Taxing Authority	4.17
Termination Fee	11.04
Voting Agreements	Recitals
WARN Act	4.19

        Section 1.02.    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any Applicable Law.

ARTICLE 2
THE ACQUISITION

        Section 2.01.    The Acquisition.     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, all of the then outstanding Company Shares shall be transferred to Acquiror pursuant to the Scheme.

        (b)   The closing of the Acquisition (the "Closing") shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 as soon as possible, but in any event no later than the date (the "Preliminary Date") that is two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions; provided, however, that Acquiror shall not be required to effect the Closing during any period in which a Financial Market Event exists. Notwithstanding the foregoing, the Closing may be consummated at such other place, at such other time or on such other date as Acquiror and the Company may mutually agree.

        (c)   At the Closing, (i) the Company shall file the Final Order with the Registrar, and (ii) each party hereto shall make all other filings or recordings required by Applicable Law in connection with the Scheme and the Acquisition.

        Section 2.02.    Transfer of Company Shares.     Following the Effective Time, and in accordance with the Scheme, the following shall occur in the following order without any further act by any Person or any formality:

        (a)   Each Company Share outstanding at the Effective Time shall, except as provided in Section 2.02(c), be transferred by the holder thereof to Acquiror in exchange for (i) US$1.40625 (the "Cash Amount") in cash without interest and (ii) a number of shares of Acquiror Stock (such number, the "Exchange Ratio") determined by dividing US$1.25 by the 20-Day Average Market Price, provided that (x) if the Exchange Ratio as so calculated would be less than 0.0290, then the Exchange Ratio shall be deemed to be 0.0290 and (y) if the Exchange Ratio as so calculated would be greater than 0.0336, then the Exchange Ratio shall be deemed to be 0.0336 (the "Acquisition Consideration"), subject to the payment by Acquiror of cash in lieu of any fractional share of Acquiror Stock pursuant to Section 2.06.

        (b)   The name of each Person who is a Shareholder immediately prior to the Effective Time shall be removed from the register of members of the Company and Acquiror shall be recorded as the sole shareholder of the Company and shall be the legal and beneficial owner of all outstanding Company Shares free and clear of any Liens.

        (c)   Each Company Share owned by Acquiror immediately prior to the Effective Time shall not be transferred pursuant to Section 2.02(a) and instead shall remain held by Acquiror.

        Section 2.03.    Exchange Agent; Payment.     (a) Prior to the date on which the Company Proxy Statement is first mailed to the Shareholders, Acquiror shall appoint an agent reasonably satisfactory to the Company (the "Exchange Agent") for the purpose of (i) taking instructions from each Shareholder regarding the name and address of the recipient of the Acquisition Consideration in respect of the Company Shares held by such Shareholder (such instructions to be delivered by means of an instruction letter setting forth the name and address of the recipient of such Acquisition Consideration in respect of such Company Shares (the "Instruction Letter")) and (ii) distributing the Acquisition Consideration. As soon as reasonably practicable after the Effective Time, Acquiror shall cause the Exchange Agent to mail the Instruction Letter, together with instructions for the delivery of the Instruction Letter to the Exchange Agent in exchange for the Acquisition Consideration, to each holder of a Company Share outstanding at the Effective Time that was transferred to Acquiror pursuant to Section 2.02. At the Effective Time, Acquiror shall (x) make available to the Exchange Agent the aggregate Acquiror Stock portion of the Acquisition Consideration to be paid in respect of the Company Shares and (y) deposit or cause to be deposited with the Exchange Agent an amount of cash necessary to pay the aggregate cash portion of the Acquisition Consideration. Any cash deposited with the Exchange Agent to pay the cash portion of the Acquisition Consideration shall be deposited in a separate fund established for the benefit of the holders of the Company Shares outstanding at the Effective Time that were transferred to Acquiror pursuant to Section 2.02.

        (b)   Upon surrender to the Exchange Agent of a duly completed and executed Instruction Letter, a Shareholder shall be entitled to receive the Acquisition Consideration in respect of each Company Share transferred by such Shareholder to Acquiror pursuant to Section 2.02 and the Scheme. The shares of Acquiror Stock constituting part of such Acquisition Consideration shall be in uncertificated book-entry form.

        (c)   If any portion of the Acquisition Consideration is to be paid to a Person other than the Person listed in the register of members of the Company as the holder of the relevant Company Shares, it shall be a condition to such payment that (i) a proper instrument of transfer shall be executed for the proper transfer of such Company Shares and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Company Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d)   Except as required by Applicable Law, any portion of the Acquisition Consideration made available to the Exchange Agent pursuant to this Section 2.03 that remains unclaimed by the Shareholders 12 months after the Effective Time shall be returned to Acquiror, upon demand, and any Shareholder who has not claimed the Acquisition Consideration with respect to its Company Shares in accordance with this Section 2.03 prior to that time shall thereafter look only to Acquiror for payment of the Acquisition Consideration and any cash in lieu of fractional shares pursuant to Section 2.06, in respect of such Company Shares without any interest thereon. Notwithstanding the foregoing, Acquiror shall not be liable to any Shareholder for any amounts properly paid to a public official pursuant to the requirements of applicable abandoned property, escheat or similar laws, if any. Any amounts remaining unclaimed by Shareholders immediately prior to such time, if any, when the amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Acquiror free and clear of any claims or interest of any Person previously entitled thereto.

        (e)   No dividends or other distributions with respect to shares of Acquiror Stock constituting part of the Acquisition Consideration, and no cash payment in lieu of fractional shares as provided in Section 2.06, as the case may be, shall be paid to any Shareholder until such Shareholder has delivered the Instruction Letter as provided in this Section. Following such delivery, there shall be paid, without interest, to the Person in whose name the shares of Acquiror Stock have been registered, at the time of such delivery, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.06 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such delivery with respect to such shares of Acquiror Stock.

        (f)    The payment of any transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) for which Acquiror or the Company may be liable in connection with the Acquisition (which, for the avoidance of doubt, shall not include any income, capital gains or similar taxes (or taxes in lieu of such taxes, including withholding taxes)

imposed on or with respect to any Shareholder), and the filing of any related Tax returns and other documentation with respect to such Taxes and fees, shall be the sole responsibility of the Company.

        Section 2.04.    Equity Compensation Awards.     (a) At the Effective time: (i) each Company Stock Option outstanding immediately prior to the Effective Time, whether or not exercisable or vested, shall be converted into an option (an "Adjusted Option") to purchase, on the same terms and conditions as were applicable to such Company Stock Option immediately prior to the Effective Time, the number of shares of Acquiror Stock, rounded down to the nearest whole share, determined by multiplying the number of Company Shares subject to such Company Stock Option immediately prior to the Effective Time by the Equity Award Exchange Ratio, at an exercise price per share of Acquiror Stock (denominated in US Dollars), rounded up to the nearest whole cent, equal to the per share exercise price for the Company Shares otherwise purchasable pursuant to such Company Stock Option immediately prior to the Effective Time (denominated in US Dollars) divided by the Equity Award Exchange Ratio; provided, however, that the adjustments provided in this Section 2.04(a)(i) with respect to any Company Stock Options, whether or not they are "incentive stock options" as defined in Section 422 of the Code, are intended to be effected in a manner that is consistent with Section 424(a) of the Code and Section 409A of the Code; and (ii) each award of Company Restricted Share Units that remains unvested and outstanding immediately prior to the Effective Time shall be converted into (A) a restricted stock award (an "Adjusted Restricted Share Unit"), with the same terms and conditions as were applicable to such award of Company Restricted Share Units immediately prior to the Effective Time, covering the number of shares of Acquiror Stock, rounded down to the nearest whole share, determined by multiplying the number of Company Shares subject to such award immediately prior to the Effective Time by the Equity Award Exchange Ratio and (B) cash in lieu of any fractional Adjusted Restricted Share Unit lost to such rounding, which cash shall be payable promptly, but in no event more than 10 days after the Effective Time. The "Equity Award Exchange Ratio" means the number equal to the quotient obtained by dividing (i) the sum of (x) the Cash Amount and (y) the product obtained by multiplying (A) the Exchange Ratio by (B) the per share closing price of Acquiror Stock on the NYSE on the last trading day immediately prior to the Closing Date, as such price is reported on the screen entitled "Comp/CLOSE/PRICE" on Bloomberg L.P. (or such other source as the parties shall agree in writing) (the "Rollover Price") by (ii) the Rollover Price.

        (b)   Prior to the Effective Time, the Company shall use its best efforts to (i) obtain any consents from any holders of Company Stock Options and Company Restricted Share Units and (ii) make any amendments to the terms of any equity compensation plans or arrangements and take any action, in each case that is necessary under the terms of the applicable Company Stock Options and Company Restricted Share Units to give effect to the transactions contemplated by this Section 2.04.

        (c)   Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Stock for delivery upon exercise of the Adjusted Options and the vesting of the Adjusted Restricted Share Units assumed in accordance with this Section 2.04. As soon as reasonably practicable after the Effective Time, Acquiror shall file a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Acquiror Stock subject to such Adjusted Options and Adjusted Restricted Share Units and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Adjusted Options or Adjusted Restricted Share Units remain outstanding.

        (d)   As soon as reasonably practicable following the Effective Time, Acquiror shall deliver to holders of Adjusted Options and Adjusted Restricted Share Units appropriate notices setting forth the terms of such awards.

        Section 2.05.    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Acquiror shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of the Company Stock Options, the Acquisition Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

        Section 2.06.    Fractional Shares.     Notwithstanding any other provision of this Agreement, no fractional shares of Acquiror Stock will be issued and any Shareholder entitled to receive a fractional share of Acquiror Stock but for this Section shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such Shareholder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such Shareholder of the aggregate fractional shares of Acquiror Stock that such holder otherwise would be entitled to receive.

        Section 2.07.    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent and Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any Applicable Law. If the Exchange Agent or Acquiror, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which the Exchange Agent or Acquiror, as the case may be, made such deduction and withholding.

ARTICLE 3
DIRECTORS

        Section 3.01.    Company Board of Directors.     The Company shall take all requisite action (including obtaining the resignations of the existing directors of the Company) to cause the board of directors of the Company as of the Effective Time to be comprised of the individuals designated by Acquiror to the Company prior to the Effective Time.

        Section 3.02.    Acquiror Board of Directors.     Acquiror shall take all requisite action to increase the size of the Board of Directors of Acquiror to 13 members and shall cause three individuals (one of which shall be Dr. Ge Li, the Chief Executive Officer of the Company) designated in writing by the Company to be appointed to the Board of Directors of Acquiror, in each case effective at the Effective Time; provided that if the Corporate Governance and Nominating Committee of the Board of Directors of Acquiror determines in good faith that any such individual does not meet the director qualification requirements set forth in Acquiror's bylaws, corporate governance guidelines or such committee's charter, as applied generally to director-nominees of Acquiror, then Acquiror shall not be required to appoint such individual to the Board of Directors of Acquiror, and the Company shall be entitled to designate a replacement to be appointed, subject to this proviso. In connection with the two annual stockholders' meetings of Acquiror following the Effective Time, Acquiror shall cause each such individual (subject to his or her consent) to be included in Acquiror's proxy statement as part of the "management slate" and recommended for election to the Board of Directors of Acquiror; provided that if the Corporate Governance and Nominating Committee of the Board of Directors of Acquiror determines in good faith that one or more of such individuals does not meet the director qualification requirements set forth in Acquiror's bylaws, corporate governance guidelines or such committee's charter, as applied to all other director-nominees of Acquiror, or if one or more of such individuals is unable or unwilling to serve as a member of the Board of Directors of Acquiror, then such individual(s) shall not be included in such proxy statement as part of the "management slate", Acquiror shall so notify Dr. Ge Li, and he shall be entitled to designate one or more replacement nominees, as the case may be, to be included, subject to this proviso, in such proxy statement as part of the "management slate".

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as set forth in the Company Disclosure Letter (subject to Section 11.05) or (b) as disclosed in any Company SEC Document filed on or after January 1, 2009 and prior to the date of this Agreement (excluding any disclosures in the Company SEC Documents under the headings "Risk Factors" and "Forward-Looking Statements" and any other disclosures of risks and uncertainties that are predictive or forward-looking in nature), the Company represents and warrants to Acquiror that:

        Section 4.01.    Corporate Existence and Power.     The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or standing is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to Acquiror true and complete copies of the memorandum of association and articles of association of the Company as currently in effect and all amendments thereto as of the date hereof.

        Section 4.02.    Corporate Authorization.     (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Shareholders of the Scheme, have been duly authorized by all necessary corporate action on the part of the Company. Assuming Acquiror does not own any Company Shares, the only vote of the holders of any class or series of the Company's share capital necessary to approve the transactions contemplated by this Agreement, including the Acquisition, is the approval of the Scheme by a majority in number of the Shareholders present and voting, whether in person or by proxy, at the Company Shareholder Meeting representing 75% or more in value of the Shares present and voting, whether in person or by proxy, at the Company Shareholder Meeting (the "Company Shareholder Approval"). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

        (b)   At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Acquisition, are in the best interests of the Company, (ii) unanimously approved this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 6.03(b)) to recommend that the Shareholders approve the Scheme (such recommendation, the "Company Board Recommendation").

        Section 4.03.    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority of or in the U.S. or the Cayman Islands, other than (i) any approvals required by the Interim Order, (ii) the Final Order, (iii) filing of the Final Order with the Registrar under the Cayman Companies Law, (iv) compliance with any applicable requirements of the HSR Act and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.04.    Non-contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the memorandum and articles of association of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by this Agreement have been made or obtained in a timely manner, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person (excluding any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands)) under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.05.    Capitalization.     (a) The authorized share capital of the Company consists of US$100,050,000 divided into 5,002,500,000 Company Shares. As of April 21, 2010, there were outstanding (i) 573,524,176 Company Shares, (ii) zero preferred shares of the Company, (iii) 19,355,896 Company Restricted Share Units and (iv) Company Stock Options entitling the holders thereof to purchase an aggregate of 17,240,064 Company Shares (including exercisable Company Stock Options entitling the holders thereof to purchase an aggregate of 8,873,616 Company Shares). As of April 21, 2010, Company Convertible Notes in the aggregate principal amount of US$35.9 million are outstanding and are convertible into 22,771,002 Company Shares. All outstanding capital shares of the Company have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 4.05 of the Company Disclosure Letter contains a complete and correct list of each outstanding Company Stock Option and Company Restricted Share Unit, including the date of grant, exercise price (for Company Stock Options), vesting schedule and number of Company Shares subject thereto.

        (b)   Except for the Company Convertible Notes, which prior to conversion have no right to vote on any matters on which the Shareholders may vote, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Shareholders may vote. Except as set forth in this Section 4.05 and for changes since April 21, 2010 resulting from the exercise of Company Stock Options or the vesting of Company Restricted Share Units outstanding on such date or from actions permitted under Section 6.01, there are no outstanding (i) capital shares or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for capital shares or other voting securities of or ownership interests in the Company or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital shares, voting securities or securities convertible into or exchangeable for capital shares or voting securities of the Company or (iv) stock appreciation rights, performance units, contingent value rights, "phantom" share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital share of or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the

"Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities.

        (c)   None of (i) the Company Shares or (ii) any other Company Securities are owned by any Subsidiary of the Company.

        Section 4.06.    Subsidiaries.     (a) Section 4.06(a) of the Company Disclosure Letter lists for each Subsidiary of the Company its jurisdiction of organization or formation, the amount of its authorized capital shares or its equivalent, the amount of its outstanding capital shares or its equivalent, and the record owners of such outstanding capital shares or its equivalent.

        (b)   Each Subsidiary of the Company has been duly organized or formed, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization or formation and has all organizational powers required to carry on its business as now conducted, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or standing is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        (c)   The capital stock of or other voting securities of, or equity interests or ownership interests in, each Subsidiary of the Company, owned by the Company, directly or indirectly, is free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or equity interests or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

        (d)   There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. There are no preemptive rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any Company Subsidiary Securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of any Subsidiary of the Company or preemptive rights with respect thereto. There are no restrictions of any kind which prevent or restrict the payment of dividends or other distributions by (i) the Company other than those imposed by Applicable Law and those set forth in the Company Convertible Notes or the Company Credit Agreement or (ii) any Subsidiary of the Company other than those set forth in Section 4.06(d) of the Company Disclosure Letter or the Company Convertible Notes or the Company Credit Agreement.

        Section 4.07.    SEC Filings and the Sarbanes-Oxley Act.     (a) The Company has filed with or furnished to the SEC, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since August 9, 2007 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents").

        (b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

        (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (e)   Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since August 9, 2007, was accompanied by the certifications required to be filed or submitted by the Company's principal executive officer and/or principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

        (f)    The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in accumulating and communicating to the Company's management, including its principal executive officer and principal financial officer, information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act to allow timely decisions regarding required disclosure.

        (g)   Since January 1, 2008, the Company has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with U.S. GAAP. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting prior to the date hereof, to the Company's auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has made available to Acquiror a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2008.

        (h)   Since August 9, 2007, the Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the listing and corporate governance rules and regulations of the NYSE.

        (i)    Section 4.07(i) of the Company Disclosure Letter describes, and the Company has made available to Acquiror copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the 1933 Act) that existed or were effected by the Company or its Subsidiaries since August 9, 2007.

        (j)    Since August 9, 2007, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.

        Section 4.08.    Financial Statements.     (a) The audited consolidated financial statements (including related footnotes, where applicable) and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject to normal year-end audit adjustments and the absence of notes that comply with U.S. GAAP in the case of any unaudited interim financial statements).

        (b)   The Company has delivered to Acquiror prior to the date hereof the most recent audited financial statements of each Subsidiary of the Company that is formed under the laws of the PRC. Such financial statements fairly present in all material respects, in conformity with PRC GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of such Subsidiary as of the dates thereof and its results of operations and cash flows for the periods then ended.

        (c)   The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects, in accordance with U.S. GAAP and applicable legal and regulatory requirements in the jurisdictions in which they individually and collectively operate.

        (d)   The revenues of the Company and its Subsidiaries from sales of goods to customers based in the PRC or the provision of services to customers based in the PRC in the fiscal year ended December 31, 2009, taken as a whole, did not exceed RMB400 million.

        Section 4.09.    Company Disclosure Documents.     The Company Proxy Statement and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Applicable Law and rules of the NYSE. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to the Shareholders, and at the time such Shareholders vote on the Scheme, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Acquiror or its representatives or advisors specifically for use therein.

        Section 4.10.    Acquiror Disclosure Documents.     The information supplied by the Company and its representatives and advisors for inclusion in the proxy statement, or any amendment or supplement thereto, to be sent to the Acquiror stockholders in connection with the transactions contemplated by this Agreement (the "Acquiror Proxy Statement") shall not, on the date the Acquiror Proxy Statement, and any amendments or supplements thereto, is first mailed to the stockholders of Acquiror, or at the time of the Acquiror Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.10 will not apply to statements or omissions included or incorporated by reference in the Acquiror Proxy Statement based upon information supplied by Acquiror or any of its representatives or advisors specifically for use or incorporation by reference therein.

        Section 4.11.    Absence of Certain Changes.     (a) From the Company Balance Sheet Date until the date of this Agreement, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        (b)   From the Company Balance Sheet Date until the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Acquiror's consent, would constitute a breach of any of clauses (b), (e), (f), (g), (l), (m) and (n) of Section 6.01.

        Section 4.12.    No Undisclosed Material Liabilities.     There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued or contingent, other than: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business; (iii) liabilities or obligations incurred after the date of this Agreement in accordance with Section 6.01; and (iv) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.13.    Compliance with Laws and Court Orders; Permits.     (a) The Company and each of its Subsidiaries is and since January 1, 2007 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Without limiting the foregoing, the Company and each of its Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances from, and has submitted notices to, all Governmental Authorities necessary for the Company or such Subsidiary to own, lease and operate its properties or other assets and to carry on its respective business as described in the Company SEC Documents filed prior to the date hereof and as it is being conducted as of the date hereof (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, in each case except for any failure that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        (b)   Neither the Company nor any of its Subsidiaries is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolution at the request of, any Governmental Authority, that restricts, or would reasonably be expected to restrict, the conduct by the Company or any of its Subsidiaries of their respective businesses in any material respect, or that requires, or would reasonably be expected to require, material adverse actions by the Company or any of its Subsidiaries.

        Section 4.14.    Litigation.     (a) There is no claim, action, suit, investigation, proceeding, arbitration or audit pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries that (i) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (ii) as of the date hereof in any manner seeks to prevent, enjoin, alter or materially delay the Acquisition or any of the other transactions contemplated hereby.

        (b)   No Governmental Authority has indicated in writing an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries, except for audits, investigations or reviews that are in the ordinary course of business or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, if adversely determined.

        (c)   There is no judgment, decree, order, injunction, writ or rule of any Governmental Authority or any arbitrator outstanding against the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.15.    Properties.     Section 4.15 of the Company Disclosure Letter contains a complete and accurate list of (x) all material real property owned by the Company and its Subsidiaries and (y) all existing leases, subleases and other agreements, under which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any material real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and except for Permitted Liens, (i) the Company and its Subsidiaries have sufficient title to all their tangible properties and assets (including real property, whether owned or leased), to conduct their respective businesses as currently conducted or as currently contemplated to be conducted and (ii) all such tangible properties and assets have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used.

        Section 4.16.    Intellectual Property.     (a) Section 4.16 of the Company Disclosure Letter sets forth a complete and correct list of all registrations and applications for registration of any Intellectual Property owned by the Company or any of its Subsidiaries.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries own solely and exclusively or have the right to use pursuant to a valid license, sub-license, agreement or permission, all of the Intellectual Property used or held for use in the business of the Company or any of its Subsidiaries as currently conducted ("Company Intellectual Property") free and clear of all Liens (other than Permitted Liens), (ii) the Company Intellectual Property is all of the Intellectual Property necessary for the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, is valid and enforceable, (iii) the Company and its Subsidiaries have taken all measures reasonably necessary to preserve, maintain and protect the Company Intellectual Property, and (iv) to the knowledge of the Company, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Intellectual Property.

        (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties in any way, and, to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise violated any Company Intellectual Property owned by the Company or any of its Subsidiaries.

        Section 4.17.    Taxes.     (a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all Applicable Law, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

        (b)   The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with U.S. GAAP or PRC GAAP, as applicable, an adequate accrual for all material Taxes (including withholding tax obligations with respect to compensation paid to employees of the Company and its Subsidiaries) through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

        (c)   The material income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2006 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

        (d)   There is no claim, audit, action, suit, proceeding or investigation now pending against or with respect to the Company or its Subsidiaries in respect of any material Tax or Tax asset and none of the Company or its Subsidiaries has received any written notice of any proposed claim, audit, action, suit, proceeding or investigation with regard to any such material Tax or Tax asset.

        (e)   During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

        (f)    Section 4.17(f) of the Company Disclosure Letter lists the jurisdictions in which the Company and its Subsidiaries own an interest in real property.

        (g)   The Company and its Subsidiaries have complied in all material respects with all Applicable Law relating to (i) the withholding and payment over to the appropriate Taxing Authority of all Taxes required to be withheld by the Company or any of its Subsidiaries from, and (ii) information reporting with respect to, any payment made or received by the Company or any of its Subsidiaries (including those relating to the individual income tax obligations of the employees of the Company and its Subsidiaries).

        (h)   Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4.

        (i)    Neither the Company nor any of its Subsidiaries is the beneficiary of any material Tax grant, Tax holiday, or any similar agreement or arrangement with respect to Taxes that will be revoked or modified, or otherwise cease to apply to the Company or any of its Subsidiaries, by reason of the transactions contemplated hereby.

        (j)    Neither the Company nor any of its Subsidiaries is liable to any Third Party for any material amount under any Tax Sharing Agreement.

        (k)   Neither the Company nor any of its Subsidiaries (i) that is or has been incorporated in the United States, any State thereof or the District of Columbia has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company or any of its Subsidiaries) or (ii) has any material liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or non-US law), as a transferee or successor, by contract, or otherwise.

        (l)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law); (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale made prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

        (m)  None of the assets of the Company and the Subsidiaries of the Company are subject to Liens for any material Taxes (other than Liens for Taxes that are not yet due or are being contested in good faith and for which adequate accruals or reserves have been established on the Company Balance Sheet).

        (n)   "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement). "Tax Return" means any report, return, document, declaration, claim for refund, schedule, attachment, or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendments thereto and including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, claim for refund, schedule, attachment or other information. "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

        Section 4.18.    Employee Benefit Plans.     (a) Section 4.18(a) of the Company Disclosure Letter contains a correct and complete list identifying each material "employee benefit plan" (as defined in Section 3(3) of ERISA), each material employment, severance, retention, change in control, consulting or similar contract, plan, agreement, arrangement or policy and each compensation, bonus, pension, profit-sharing, deferred compensation, incentive compensation, equity or equity-based compensation, vacation, insurance (including any self-insured arrangements), health or medical benefit, employee assistance, disability or sick leave, death benefit, workers' compensation, supplemental unemployment benefits, post-employment or retirement (including compensation, pension, health, medical or life insurance benefits), housing fund contribution, or other material plan, contract, agreement, policy or arrangement (whether written or oral) which is maintained, administered or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate, which covers any current and former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material liability, other than, in each case, any plan, arrangement or policy mandated by Applicable Law (including plans or programs maintained by a Governmental Authority requiring the payment of social insurance taxes or similar contributions to a fund of a Governmental Authority with respect to wages of an employee). Such plans are referred to collectively herein as the "Company Employee Plans." Copies of each Company Employee Plan or, if a Company Employee Plan is not in written form, a description of such Company Employee Plan, and all material amendments thereto and material written interpretations thereof have been provided to Acquiror together with (i) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or related trust, (ii) any related trust or funding agreements or insurance policies, and (iii) the most recent financial statements and actuarial reports (if applicable). Section 4.18 of the Company Disclosure Letter contains a correct and complete list separately identifying each Company Employee Plan (i) which relates primarily to any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries whose principal place of work is outside the U.S. or (ii) which is subject to the laws of any jurisdiction outside the U.S. (each a "Company International Plan").

        (b)   Each Company Employee Plan has been maintained in material compliance with its terms and with Applicable Law (including any special provisions relating to qualified plans where such Plan was intended so to qualify), including ERISA and the Code, and has been maintained in good standing with applicable governmental or regulatory authorities. No material events have occurred with respect to any Company Employee Plan that could result in payment or assessment by or against the Company or any of its Subsidiaries of any material excise taxes.

        (c)   Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Company Employee Plan subject to Title IV of ERISA, Section 412 of the Code or Section 4971 of the Code. Neither the Company nor, any of its Subsidiaries nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). The Company and its Subsidiaries have not incurred, and do not reasonably expect to incur, any material liability by virtue of being part of a "controlled group" (as defined in Section 4001(a)(14) of ERISA).

        (d)   Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that such plan is so qualified, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service, and, to the knowledge of the Company, there is no reason why any such Company Employee Plan would reasonably be expected to lose such qualification. The Company has made available to Acquiror copies of the most recent Internal Revenue Service determination letters with respect to each such Company Employee Plan. Each Company International Plan intended to qualify for special tax treatment meets all the requirements for such treatment.

        (e)   The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event, including termination of employment) (i) entitle any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries to any compensation or benefit (including, without limitation, any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit), (ii) accelerate the time of payment or vesting of any Company Stock Option or Company Restricted Share Units, or trigger any payment or funding (through a grantor trust or otherwise) of, or increase the amount payable or trigger any other material obligation pursuant to, any Company Employee Plan, or (iii) result in any breach or violation of, default under or limit the Company's right to amend, modify or terminate any Company Employee Plan.

        (f)    Each Company Employee Plan may be terminated or amended to reduce benefits on or at any time after the Effective Time without material liability to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries other than for continuation coverage required under Section 4980B of the Code.

        (g)   There has been no material amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates relating to, or material change in the terms of employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2009.

        (h)   Each Company Employee Plan required to be funded and/or book reserved pursuant to its terms or Applicable Law is fully funded and/or book reserved, as appropriate. From and after the Effective Time, Acquiror and its Affiliates will get the full benefit of any such funds, accruals or reserves. All premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Balance Sheet.

        (i)    There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Company Employee Plan before any Governmental Authority. There are no material pending or threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any such Company Employee Plan or the assets thereof, other than routine claims for benefits.

        (j)    The Subsidiaries of the Company that are formed under the laws of the PRC have registered each equity plans or arrangements of the Company with the PRC State Administration of Foreign Exchange in accordance with the Applicable Law in the PRC.

        (k)   The Company and its Subsidiaries have materially complied with Applicable Law with respect to each plan, arrangement or policy mandated by Applicable Law (including plans or programs maintained by a Governmental Authority requiring the payment of social insurance taxes or similar contributions to a fund of a Governmental Authority with respect to wages of an employee).

        Section 4.19.    Labor and Employment Matters.     (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or currently negotiating in connection with entering into, any collective bargaining agreements or labor contracts or understandings with any labor unions or labor organizations. There is no material (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the knowledge of the Company to organize any employees of the Company or any of its Subsidiaries, or (iii) lockout, strike, slowdown, work stoppage or threat thereof by or with respect to such employees, and during the last three years there has not been any such action.

        (b)   There are no complaints, charges or claims against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought by or filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would reasonably be expected to result in material liability to the Company.

        (c)   Each of the Company and its Subsidiaries is in material compliance with all Applicable Law regarding employment practices, employee classification, terms and conditions of employment and wages, occupational safety and health.

        (d)   During the last 90 days there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act") in respect of the Company or its Subsidiaries. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries engaged in layoffs, facility closings or employment terminations that have resulted in, or would reasonably be expected to result in, material liability to the Company and its Subsidiaries under, any state, local or foreign law (including the PRC Labor Law adopted on January 1,

1995 and the PRC Labor Contract Law adopted on January 1, 2008) or regulation covering or with respect to layoffs or facility closings.

        (e)   Each of the Company's Subsidiaries incorporated in the PRC has entered into labor contracts with all of its employees in accordance with the Applicable Law.

        Section 4.20.    Insurance Policies.     Section 4.20 of the Company Disclosure Letter lists all material insurance policies maintained by the Company and its Subsidiaries at the date of this Agreement, and such policies are in full force and effect as of the date of this Agreement. The Company and its Subsidiaries have paid all premiums due under such policies and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to its obligations thereunder.

        Section 4.21.    Environmental Matters.     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no action, claim, suit or proceeding is pending or, to the knowledge of the Company, is threatened by any Governmental Authority or other Person against the Company or any of its Subsidiaries under or pursuant to any Environmental Law; (ii) the Company and its Subsidiaries are and, since January 1, 2007, have been in compliance with all Environmental Laws and, to the extent necessary for their respective operations as currently conducted, all Environmental Permits; and (iii) to the knowledge of the Company, there has been no release or spill of any Hazardous Substance that would reasonably be expected to result in or be the basis for any claim against the Company or any of its Subsidiaries under any Environmental Law.

        Section 4.22.    Material Contracts.     (a) Section 4.22(a) of the Company Disclosure Letter sets forth a list of the following contracts (the "Company Material Contracts"):

            (i)  all contracts for borrowed money or guarantees thereof, for which the Company or any of its Subsidiaries is liable, involving a current outstanding principal amount in excess of US$5,000,000,

           (ii)  all contracts containing any material non-compete covenant, material exclusivity, material "most favored nation" obligations or other covenant materially limiting the right of the Company or any of its Subsidiaries to engage in any line of business or to make use of any material Intellectual Property (via license agreement or otherwise),

          (iii)  all contracts which involve the payment to or receipt by the Company and its Subsidiaries of US$5,000,000 or more per year, which by their terms do not terminate within one year after the date of such contract,

          (iv)  all contracts of the Company or any of its Subsidiaries with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company or any of its Subsidiaries, (B) any director, officer or employee of the Company or any of its Subsidiaries (other than contracts which are Company Employee Plans) or (C) any Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such Person in clauses (A) or (B),

           (v)  any material partnership, joint venture, limited liability company, operating, shareholder, investor rights or other similar agreement or arrangement, and

          (vi)  any other contract required to be filed by the Company with the SEC pursuant to both Item 19 and paragraph 4 of the Instructions as to Exhibits, in each case in Form 20-F under the 1934 Act.

        (b)   Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each of the Company Material Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Company Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Company Material Contract. The Company has made available to Acquiror a true and complete copy of each Company Material Contract.

        Section 4.23.    Certain Business Practices.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (a) neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any Affiliates of the Company or any director, officer, employee, agent or representative of the Company or of any of its Subsidiaries or Affiliates, has (i) made, offered, promised, authorized or approved any unlawful payment, whether in the form of a bribe, kickback, rebate, payoff, influence payment or otherwise, to any government official (including any officer or employee of a government or government-owned or controlled entity, all of the foregoing being referred to as "Government Officials"), or to any other person while knowing that all or some portion of the money or value was or will be offered, given or promised to a Government Official, to influence official action or secure an improper advantage or (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, and (b) the Company and its Subsidiaries, and to the Company's knowledge, the Affiliates of the Company, have conducted their businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993 and the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996 and all other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with such laws and with the representation and warranty contained herein.

        Section 4.24.    Finders' Fees.     Except for Credit Suisse Securities (USA) LLC, a copy of whose engagement agreement has been provided to Acquiror, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

        Section 4.25.    Opinion of Financial Advisor.     The Company has received the opinion of Credit Suisse Securities (USA) LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Acquisition Consideration is fair, from a financial point of view, to the Company's shareholders.

        Section 4.26.    No Existing Discussions.     As of the date hereof, neither the Company nor any of its Subsidiaries nor any of their respective Representatives is engaged in any existing activities, discussions or negotiations with any Third Party with respect to any Company Acquisition Proposal.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Except (a) as set forth in the Acquiror Disclosure Letter (subject to Section 11.05) or (b) as disclosed in any Acquiror SEC Document filed on or after January 1, 2009 and prior to the date of this Agreement (excluding any disclosures in the Acquiror SEC Documents under the headings "Risk

Factors" and "General" and any other disclosures of risks and uncertainties that are predictive or forward-looking in nature), Acquiror represents and warrants to the Company that:

        Section 5.01.    Corporate Existence and Power.     Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers to carry on its business as now conducted. Acquiror has heretofore made available to the Company true and complete copies of the certificate of incorporation and by-laws of Acquiror as currently in effect.

        Section 5.02.    Corporate Authorization.     (a) The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby are within the corporate power of Acquiror and, except for the required approval of Acquiror's stockholders in connection with the issuance of Acquiror Stock as part of the Acquisition Consideration, have been duly authorized by all necessary corporate action on the part of Acquiror. The affirmative vote of the holders of shares of Acquiror Stock having votes representing a majority of the votes cast by all such shares, voting to approve the issuance of Acquiror Stock in connection with the Acquisition (the "Acquiror Stockholder Approval"), is the only vote of the holders of any of Acquiror's capital stock necessary in connection with the consummation of the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity).

        (b)   At a meeting duly called and held, Acquiror's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Acquisition, are fair to and in the best interests of Acquiror and Acquiror's stockholders, (ii) unanimously approved and declared advisable this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 7.05(b) to recommend that Acquiror's stockholders grant the Acquiror Stockholder Approval (such recommendation, the "Acquiror Board Recommendation").

        Section 5.03.    Governmental Authorization.     The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority of or in the U.S. or the Cayman Islands, other than (i) any approvals required by the Interim Order, (ii) the Final Order, (iii) filing of the Final Order with the Registrar under the Cayman Companies Law, (iv) compliance with any applicable requirements of the HSR Act, (v) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable U.S. state or federal securities laws, (vi) compliance with any applicable requirements of the NYSE and (vii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 5.04.    Non-contravention.     The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Acquiror, (ii) assuming compliance with the matters referred to in Section 5.03 and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by this Agreement have been made or obtained in a timely manner, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person (excluding any Governmental Authority other than any Governmental Authority of or in the U.S. or the Cayman Islands) under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Acquiror or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Acquiror or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Acquiror and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Acquiror or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 5.05.    Capitalization.     (a) The authorized capital stock of Acquiror consists of 120,000,000 shares of Acquiror Stock and 20,000,000 shares of preferred stock, par value $0.01 per share, of Acquiror. As of April 23, 2010, (i) 66,194,086 shares of Acquiror Stock were outstanding, including zero shares that were unvested unrestricted stock; (ii) no shares of preferred stock of Acquiror were outstanding; (iii) Acquiror Stock Options entitling the holders thereof to purchase an aggregate of 7,291,774 shares of Acquiror Stock (including Acquiror Stock Options entitling the holders thereof to purchase an aggregate of 3,738,327 shares of Acquiror Stock that were exercisable) were outstanding; (iv) 93,965 unvested restricted stock units of Acquiror were outstanding; (v) 7,151,512 shares of Acquiror Stock were issuable upon conversion of the Acquiror Convertible Notes and (vi) up to 7,151,512 shares of Acquiror Stock were issuable upon exercise of the Acquiror Warrants. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

        (b)   Except as set forth in this Section 5.05 and for changes since April 23, 2010 resulting from the exercise of stock options, the issuance of Acquiror Stock upon the vesting, lapse of restrictions and/or achievement of performance conditions with respect to restricted stock or restricted stock units and performance stock awards, the grant of equity and/or equity-based awards to directors or employees or from the issuance of stock in connection with a merger or other acquisition or business combination determined by Acquiror's Board of Directors to be in the best interests of Acquiror and its stockholders or from actions permitted under Section 7.01, there are no outstanding (i) shares of capital stock or voting securities of Acquiror, (ii) securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror or (iii) warrants, calls, options or other rights to acquire from Acquiror or other obligation of Acquiror to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquiror (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Acquiror Securities"). There are no outstanding obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Acquiror Securities. Neither Acquiror nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Acquiror Securities.

        (c)   The shares of Acquiror Stock to be issued as part of the Acquisition Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

        Section 5.06.    Subsidiaries.     (a) Each Subsidiary of Acquiror has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers required to carry on its business as now conducted, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification or standing is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        (b)   The capital stock or other voting securities of, or ownership interests in, each Subsidiary of Acquiror, owned by Acquiror, directly or indirectly, is free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. There are no outstanding (i) securities of Acquiror or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any of its Subsidiaries or (ii) options or other rights to acquire from Acquiror or any of its Subsidiaries, or other obligations of Acquiror or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Acquiror (the items in clauses (i) and (ii) being referred to collectively as the "Acquiror Subsidiary Securities") in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries, Acquiror does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

        Section 5.07.    SEC Filings and the Sarbanes-Oxley Act.     (a) Acquiror has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Acquiror since January 1, 2007 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Acquiror SEC Documents").

        (b)   As of its filing date (and as of the date of any amendment), each Acquiror SEC Document complied, and each Acquiror SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

        (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Acquiror SEC Document filed pursuant to the 1934 Act did not, and each Acquiror SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Each Acquiror SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (e)   Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by Acquiror since January 1, 2007, was accompanied by the certifications required to be filed or submitted by Acquiror's principal executive officer and/or principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

        (f)    Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, is made known to Acquiror's principal executive officer and its principal financial officer by others within those entities. Such disclosure controls and procedures are effective in accumulating and communicating to Acquiror's management, including its principal executive officer and principal financial officer, information required to be disclosed by Acquiror in the reports that it files or submits under the 1934 Act to allow timely decisions regarding required disclosure.

        (g)   Since January 1, 2007, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror's financial reporting and the preparation of Acquiror financial statements for external purposes in accordance with U.S. GAAP. Acquiror has disclosed, based on its most recent evaluation of internal control over financial reporting prior to the date hereof, to Acquiror's auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Acquiror's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting. Acquiror has made available to the Company a summary of any such disclosure made by management to Acquiror's auditors and audit committee since January 1, 2007.

        (h)   Since January 1, 2007, Acquiror has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the listing and corporate governance rules and regulations of the NYSE.

        (i)    Section 5.07(i) of the Acquiror Disclosure Letter describes, and Acquiror has made available to the Company copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the 1933 Act) that existed or were effected by Acquiror or its Subsidiaries since January 1, 2007.

        (j)    Since January 1, 2007, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which Acquiror or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act.

        Section 5.08.    Financial Statements.     (a) The audited consolidated financial statements (including related footnotes, where applicable) and unaudited consolidated interim financial statements of Acquiror included or incorporated by reference in the Acquiror SEC Documents fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Acquiror and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject to normal year end audit adjustments and the absence of notes that comply with U.S. GAAP in the case of any unaudited interim financial statements).

        (b)   The revenues of Acquiror and its Subsidiaries from sales of goods to customers based in the PRC or the provision of services to customers based in the PRC in the fiscal year ended December 26, 2009, taken as a whole, did not exceed RMB400 million.

        Section 5.09.    Acquiror Disclosure Documents.     The Acquiror Proxy Statement and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Applicable Law and rules of the NYSE. At the time the Acquiror Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of Acquiror, and at the time such stockholders vote on the issuance of Acquiror Stock in connection with the Acquisition, the Acquiror Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09 will not apply to statements or omissions included in the Acquiror Proxy Statement based upon information furnished to Acquiror by the Company or any of its representatives or advisors specifically for use therein.

        Section 5.10.    Company Disclosure Documents.     The information supplied by Acquiror and its representatives and advisors for inclusion in the Company Proxy Statement shall not, on the date the

Company Proxy Statement, and any amendments or supplements thereto, is first mailed to the Shareholders, or at the time of the Company Shareholder Approval contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.10 will not apply to statements or omissions included or incorporated by reference in the Company Proxy Statement based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.

        Section 5.11.    Absence of Certain Changes.     (a) From the Acquiror Balance Sheet Date until the date of this Agreement, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        (b)   From the Acquiror Balance Sheet Date until the date of this Agreement, the business of Acquiror and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any action taken by Acquiror or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without the Company's consent, would constitute a breach of any of clauses (b), (e), (f), (g) and (h) of Section 7.01.

        Section 5.12.    No Undisclosed Material Liabilities.     There are no liabilities or obligations of Acquiror or any of its Subsidiaries of any kind whatsoever, whether accrued or contingent, other than: (i) liabilities or obligations disclosed and provided for in the Acquiror Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business; (iii) liabilities or obligations incurred after the date of this Agreement in accordance with Section 7.01; and (iv) liabilities and obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 5.13.    Compliance with Laws and Court Orders.     (a) Acquiror and each of its Subsidiaries is, and since January 1, 2007 has been, in compliance with, and to the knowledge of Acquiror is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against Acquiror or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror or that in any manner seeks to prevent, enjoin, alter or materially delay the Acquisition or any of the other transactions contemplated hereby. Without limiting the foregoing, Acquiror and each of its Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances from, and has submitted notices to, all Governmental Authorities necessary for Acquiror or such Subsidiary to own, lease and operate its properties or other assets and to carry on its respective business as described in the Acquiror SEC Documents filed prior to the date hereof and as it is being conducted as of the date hereof (the "Acquiror Permits"), and all such Acquiror Permits are valid, and in full force and effect, in each case except for any failure that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        (b)   Neither Acquiror nor any of its Subsidiaries is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolution at the request of, any Governmental Authority, that restricts, or would reasonably be expected to restrict, the conduct by Acquiror or any of its Subsidiaries of their respective businesses in any material respect, or that requires, or would reasonably be expected to require, material adverse actions by Acquiror or any of its Subsidiaries.

        Section 5.14.    Litigation.     (a) There is no claim, action, suit, investigation, proceeding, arbitration or audit pending against, or, to the knowledge of Acquiror, threatened against, Acquiror or any of its Subsidiaries that (i) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror or (ii) as of the date hereof in any manner seeks to prevent, enjoin, alter or materially delay the Acquisition or any of the other transactions contemplated hereby.

        (b)   No Governmental Authority has indicated in writing an intention to conduct any audit, investigation or other review with respect to Acquiror or any of its Subsidiaries, except for audits, investigations or reviews that are in the ordinary course of business or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, if adversely determined.

        (c)   There is no judgment, decree, order, injunction, writ or rule of any Governmental Authority or any arbitrator outstanding against Acquiror or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 5.15.    Financing.     Acquiror has delivered to the Company a true and complete copy of a fully executed commitment letter (the "Debt Commitment Letter"), dated as of the date hereof, from J.P. Morgan Securities Inc. and Banc of America Securities LLC (such institutions, the "Arrangers"). Pursuant to the Debt Commitment Letter and subject to the terms and conditions contained therein (including the exhibits thereto), the Arrangers have committed to provide US$1,250,000,000 in aggregate principal amount of debt financing for the purposes set forth therein (the "Financing") to Acquiror at the Effective Time (the "Debt Commitment"). The obligations to fund the full amount of the Financing under the Debt Commitment Letter are not subject to any condition precedents (including pursuant to any "flex" provisions) other than those expressly set forth in the Debt Commitment Letter. As of the date hereof, (i) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default) on the part of Acquiror under the Debt Commitment Letter or, to the actual knowledge of Acquiror, any other party to the Debt Commitment Letter, and (ii) subject to the Company's compliance with its obligations under this Agreement, Acquiror does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing or any other funds necessary to pay the aggregate Acquisition Consideration pursuant to the Acquisition and to make all other necessary payments (including related fees and expenses) by Acquiror in connection with the Acquisition, including the repayment of any indebtedness required to be repaid, and the payment of all fees and expenses reasonably expected to be incurred, in connection with the transactions contemplated by this Agreement, will not be available to Acquiror on the Closing Date. As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of each of Acquiror and, to the knowledge of Acquiror, the other parties thereto. The Debt Commitment Letter has not been amended, restated or otherwise modified or waived prior to the date of this Agreement, the respective commitments contained in the Debt Commitment Letter have not, to the knowledge of Acquiror, been withdrawn, modified or rescinded in any respect prior to the date of this Agreement, and the financing and other fees that are due and payable on or before the date of this Agreement under the Debt Commitment Letter have been paid in full. Subject to the terms and conditions of the Debt Commitment Letter, assuming for purposes of this representation the accuracy of the Company's representations and warranties contained in Section 4.05(a) and assuming compliance by the Company with its covenants set forth in Section 6.01, the net funds contemplated to be received pursuant to the Debt Commitment Letter, together with other financial resources of Acquiror, including cash on hand on the Closing Date, will be sufficient to pay the cash portion of the aggregate Acquisition Consideration pursuant to the Acquisition and to make all other necessary payments (including related fees and expenses) by Acquiror in connection with the Acquisition, including the repayment of any indebtedness required to be repaid, and the payment of all fees and expenses reasonably expected to be incurred, in connection the transactions contemplated by this Agreement.

        Section 5.16.    Finders' Fees.     Except for J.P. Morgan Securities Inc., whose fees will be paid by Acquiror, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Acquiror who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        Section 5.17.    Opinion of Financial Advisor.     Acquiror has received the opinion of J.P. Morgan Securities Inc., financial advisor to Acquiror, to the effect that, as of the date of this Agreement, the Acquisition Consideration is fair, from a financial point of view, to Acquiror.

        Section 5.18.    No Registration.     The offering of the shares of Acquiror Stock constituting part of the Acquisition Consideration in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act, and such shares will not be subject to any further restrictions on transfer by any holder that is not an "affiliate" of the Company for purposes of Rule 145 under the 1933 Act at the Effective Time.

        Section 5.19.    Properties.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror and except for Permitted Liens, (i) Acquiror and its Subsidiaries have sufficient title to all their tangible properties and assets (including real property, whether owned or leased), to conduct their respective businesses as currently conducted or as currently contemplated to be conducted; and (ii) all such tangible properties and assets have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently used.

        Section 5.20.    Intellectual Property.     (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, (i) Acquiror and its Subsidiaries own solely and exclusively or have the right to use pursuant to a valid license, sub-license, agreement or permission, all of the Intellectual Property used or held for use in the business of Acquiror or any of its Subsidiaries as currently conducted ("Acquiror Intellectual Property") free and clear of all Liens (other than Permitted Liens), (ii) the Acquiror Intellectual Property is all of the Intellectual Property necessary for the conduct of the respective businesses of Acquiror and its Subsidiaries as currently conducted and, to the knowledge of Acquiror, is valid and enforceable, (iii) Acquiror and its Subsidiaries have taken all measures reasonably necessary to preserve, maintain and protect Acquiror Intellectual Property and (iv) to the knowledge of Acquiror, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Acquiror Intellectual Property.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of third parties in any way, and, to the knowledge of Acquiror, no third party has interfered with, infringed upon, misappropriated or otherwise violated any Acquiror Intellectual Property owned by Acquiror or any of its Subsidiaries.

        Section 5.21.    Material Contracts.     (a) Section 5.21(a) of the Acquiror Disclosure Letter sets forth a list of the following contracts (the "Acquiror Material Contracts"):

            (i)  all contracts for borrowed money or guarantees thereof, for which Acquiror or any of its Subsidiaries is liable, involving a current outstanding principal amount in excess of US$5,000,000,

           (ii)  all material contracts between Acquiror and the top nine non-governmental customers of Acquiror, as measured by the gross revenue which Acquiror and its Subsidiaries (in the aggregate) have received during the fiscal year ended December 26, 2009, and

          (iii)  any other contract required to be filed by Acquiror with the SEC pursuant to Item 601 of Regulation S-K under the 1933 Act.

        (b)   Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror, (i) each of the Acquiror Material Contracts is valid and in full force and effect and (ii) neither Acquiror nor any of its Subsidiaries, nor to Acquiror's knowledge any other party to an Acquiror Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Acquiror Material Contract, and neither Acquiror nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Acquiror Material Contract. Acquiror has made available to the Company a true and complete copy of each Acquiror Material Contract.

        Section 5.22.    Ownership of Company Shares.     As of the date hereof, Acquiror does not own any Company Shares or any other Company Securities.

        Section 5.23.    No Existing Discussions.     As of the date hereof, neither Acquiror nor any of its Subsidiaries nor any of their respective Representatives is engaged in any existing activities, discussions or negotiations with any Third Party with respect to any Acquiror Acquisition Proposal.

ARTICLE 6
COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01.    Conduct of the Company.     From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practices and use its reasonable best efforts to preserve intact its business organization and relationships with Third Parties and to keep available the services of its present directors, officers and employees. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or set forth in Section 6.01 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, without the consent of Acquiror, not to be unreasonably withheld or delayed:

        (a)   amend its memorandum of association or articles of association or other similar organizational documents and joint venture contracts (whether by merger, consolidation, scheme of arrangement or otherwise), except, in the case of Subsidiaries, for any such amendment that is immaterial;

        (b)   (i) split, combine or reclassify any shares of its capital stock or its equivalent, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of its Subsidiaries that are wholly-owned, directly or indirectly, by the Company or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities (except pursuant to the forfeiture of Company Stock Options or Company Restricted Share Units or the acquisition by the Company of shares of Company Common Stock in settlement of the exercise price of a Company Stock Option, in each case in accordance with the terms of those options on the date hereof or for purposes of satisfying Tax withholding obligations with respect to holders of Company Stock Options or Company Restricted Share Units);

        (c)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, or apply to the Governmental Authority for approval of any issuance of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Company Shares upon the exercise of Company Stock Options that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement or granted after the date of this Agreement in accordance with the terms of this Agreement, (B) any Company Shares upon the conversion of

Company Convertible Notes that are outstanding on the date of this Agreement in accordance with the terms of those notes on the date of this Agreement, and (C) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company or (ii) amend any term of any Company Security or any Company Subsidiary Security in any material respect (in each case, whether by merger, consolidation, scheme of arrangement or otherwise);

        (d)   incur any capital expenditures or any obligations or liabilities in respect thereof, except for (i) those contemplated by the capital expenditure budget that has been made available to Acquiror prior to the date of this Agreement and (ii) any unbudgeted capital expenditures not to exceed US$1,000,000 individually or US$10,000,000 in the aggregate;

        (e)   acquire (by merger, consolidation, scheme of arrangement, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (i) supplies and other acquisitions of assets (other than a business, segment of business or division) in the ordinary course of business of the Company and its Subsidiaries, (ii) in connection with actions permitted by Section 6.01(d) and (iii) acquisitions with a purchase price (including assumed indebtedness) that does not exceed US$2,000,000 individually or US$10,000,000 in the aggregate;

        (f)    subject to the Company's rights pursuant to Section 6.03(b) and Section 10.01(d)(i), sell, lease or otherwise transfer, or create or incur any Lien on, or apply to the Governmental Authority for approval of any such sale, lease, transfer, or creation or incurrence of any Lien on, any of the Company's or its Subsidiaries' assets, securities, properties, interests or businesses, other than (i) sales of inventory or obsolete equipment in the ordinary course of business, (ii) in connection with actions permitted by Section 6.01(d) and (iii) sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed US$2,000,000 individually or US$10,000,000 in the aggregate;

        (g)   other than in connection with actions permitted by Section 6.01(d) or Section 6.01(e), make any loans, advances or capital contributions to, or investments in, any Person other than the Company and its Subsidiaries, other than in the ordinary course of business;

        (h)   create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money to any Person other than the Company and its directly or indirectly wholly-owned Subsidiaries, or guarantees thereof, other than (i) refinancing of indebtedness existing on the date of this Agreement, provided that such refinancing is made on commercially reasonable terms and does not result in a greater amount of indebtedness and (ii) in the ordinary course of business in amounts not exceeding US$15,000,000 in the aggregate;

        (i)    except in the ordinary course of business, enter into any contract, agreement, arrangement or understanding that would constitute a Material Contract if it had been entered into as of the date hereof, or amend or modify in any material respect or terminate any Material Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;

        (j)    (i) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any director, officer or employee at or above the vice president level of the Company or any of its Subsidiaries, (ii) enter into any employment, change in control, retention, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee at or above the vice president level of the Company or any of its Subsidiaries, (iii) increase benefits payable under any existing severance or termination pay policies or employment agreements covering any director, officer or employee at or above the vice president level of the Company or any of its Subsidiaries, (iv) establish, adopt or amend any collective bargaining or other labor agreement or (v) increase compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries except, in the case of this clause (v) for regular annual increases and any increases due to promotions, in the ordinary course of business consistent with past practice, and except, in the case of each of the foregoing clauses (i) through (v), as required by Applicable Law or the terms of any Company Benefit Plan;

        (k)   establish, adopt or materially amend any Company Employee Plan or other benefit plan or arrangement (including any plan providing for the grant of equity or equity-based awards) or provide for the acceleration of the vesting, exercise, payment or settlement of any equity or equity-based awards, or provide for the adjustment (except as provided herein) of the terms of such awards, in any such case upon the occurrence of the transaction contemplated by this Agreement or upon any other event, except, in each case, as required by Applicable Law or the terms of any Company Benefit Plan;

        (l)    change, in any material respect, the Company's or any of its Subsidiaries' methods of accounting or accounting principles or practices, except as required by concurrent changes in U.S. GAAP or PRC GAAP, as applicable, or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

        (m)  settle, or offer or propose to settle, (i) any litigation, investigation, arbitration, proceeding or other claim that is material to the Company and its Subsidiaries, taken as a whole, or (ii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;

        (n)   take any action that would reasonably be expected to result in any of the conditions to the Acquisition not being satisfied, or enter into or consummate any transaction or series of related transactions that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, in each case except as expressly permitted by this Agreement; or

        (o)   agree, resolve or commit to do any of the foregoing.

        Section 6.02.    Interim Order; Company Shareholder Meeting; Proxy Statement.     The Company shall convene and conduct the Company Shareholder Meeting in accordance with the Interim Order as soon as reasonably practicable. Subject to Section 6.03, the Board of Directors of the Company shall recommend approval of the Scheme by the Shareholders. In connection with such meeting, the Company shall use its reasonable best efforts to (i) as soon as reasonably practicable after the date hereof, prepare the Petition, the Ex Parte Summons, the Scheme, the Company Proxy Statement, the skeleton argument and the other documents required to be filed with the Court in connection with the Scheme under the Cayman Companies Law (collectively, the "Cayman Court Documents") and file the Cayman Court Documents within five Business Days of the SEC Sign-Off Date, (ii) respond as promptly as reasonably practicable to any comments received from the Court with respect to the Cayman Court Documents and otherwise diligently seek the granting of the Interim Order in a manner (including as to form, content and procedure) reasonably acceptable to Acquiror, (iii) after the Interim Order is made by the Court, mail the Company Proxy Statement and the Scheme to the Shareholders and any other Person required by the Interim Order and Applicable Law as promptly as practicable and cause the Company Proxy Statement to be filed as required by the Interim Order and Applicable Law, (iv) to the extent required by Applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Shareholders and any other Person required by the Interim Order and Applicable Law any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholder Meeting, (v) solicit proxies in favor of the approval of the Scheme, (vi) cause the chairman of the meeting to file the required affidavit pertaining to the Company Shareholder Meeting with the Court, (vii) attend, and diligently argue for the Scheme at, the hearing for the Final Order, (viii) file the Final Order with the Registrar within one Business Day of the issuance of the Final Order by the Court and (ix) otherwise comply with all legal requirements applicable to such meeting and Court approval process.

        Section 6.03.    No Solicitation; Other Offers.     (a) General Prohibitions. Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their respective officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors ("Representatives") to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Company Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, a Company Acquisition Proposal, (iii) fail to make, withdraw or modify in a manner adverse to Acquiror the Company Board Recommendation (or recommend a Company Acquisition Proposal) (any of the foregoing in this clause (iii), a "Company Adverse Recommendation Change"), (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to a Company Acquisition Proposal. It is agreed that any violation of the restrictions on the Company and its Subsidiaries set forth in this Section by any Subsidiary or Representative of the Company or any of its Subsidiaries shall be a breach of this Section by the Company.

        (b)    Exceptions.     Notwithstanding Section 6.02 and Section 6.03(a), at any time prior to obtaining the Company Shareholder Approval:

            (i)  the Company, directly or indirectly through advisors, agents or other intermediaries, may (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to the Company's compliance with Section 6.03(a), has made after the date of this Agreement a Company Acquisition Proposal that the Board of Directors of the Company determines is or could reasonably be expected to lead to a Company Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to Acquiror) with such Third Party with terms no less favorable to the Company than those contained in the confidentiality agreement dated November 3, 2009 between the Company and Acquiror (as amended, the "Company Confidentiality Agreement"); provided that (1) such confidentiality agreement may contain less restrictive provisions (including no standstill restriction), in which case the Company Confidentiality Agreement shall be deemed to be amended to contain only such less restrictive provision(s), and (2) all such information (to the extent that such information has not been previously provided or made available to Acquiror) is provided or made available to Acquiror, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party); and

           (ii)  following receipt of a Company Superior Proposal, and subject to compliance with Section 6.03(d), the Board of Directors of the Company may (A) make a Company Adverse Recommendation Change if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Laws or (B) cause the Company to terminate this Agreement and concurrently with such termination, upon payment of the Termination Fee pursuant to Section 10.01(d)(i), enter into a written agreement concerning such Company Superior Proposal.

        In addition, nothing contained herein shall prevent the Board of Directors of the Company from (x) complying with Rule 14e-2(a) under the 1934 Act with regard to a Company Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 6.03 or (y) making any disclosure to the Shareholders if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure so to make such disclosure would be inconsistent with its obligations under Applicable Law; provided that the foregoing shall not limit or modify the effect that such action, statement or disclosure has under the terms of this Agreement.

        (c)    Required Notices.     The Board of Directors of the Company shall not take any of the actions referred to in Section 6.03(b)(i) unless the Company shall have delivered to Acquiror a prior written notice advising Acquiror that it intends to take such action, and, after taking such action, the Company shall keep Acquiror reasonably informed in all material respects and on a reasonably current basis of the status and terms of any discussions and negotiations with the Third Party. In addition, the Company shall notify Acquiror promptly (but in no event later than 24 hours) after receipt by the Company (or any of its Representatives) of any Company Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the material terms and conditions of, any such Company Acquisition Proposal. The Company shall keep Acquiror reasonably informed in all material respects and on a reasonably current basis of the status and terms of, and any material changes or revisions to, any such Company Acquisition Proposal.

        (d)    Additional Requirements.     Further, the Board of Directors of the Company shall not make a Company Adverse Recommendation Change in response to a Company Acquisition Proposal or cause or authorize the Company to terminate this Agreement pursuant to Section 10.01(d)(i), unless (i) such Company Acquisition Proposal constitutes a Company Superior Proposal and (ii) the Company promptly notifies Acquiror, in writing at least two Business Days before taking such action, of its intention to do so, attaching the most current version of the proposed agreement under which such Company Superior Proposal is proposed to be consummated and the identity of the Third Party making the Company Superior Proposal.

        (e)    Definition of Company Superior Proposal.     For purposes of this Agreement, "Company Superior Proposal" means a written Company Acquisition Proposal for at least a majority of the outstanding Company Shares or all or substantially all of the consolidated assets of the Company and its Subsidiaries on terms that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of internationally recognized reputation and outside legal counsel and taking into account all the terms, conditions and other relevant aspects of the Company Acquisition Proposal, including availability of financing (if applicable), any break-up fees, expense reimbursement provisions and conditions and timing to consummation, are more favorable to the Shareholders than the transactions contemplated by this Agreement.

        (f)    Obligation to Terminate Existing Discussions.     The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives and its financing sources conducted prior to the date hereof with respect to any Company Acquisition Proposal. The Company shall use its reasonable best efforts to cause any such Third Party (or its Representatives) in possession of confidential information with respect to the Company that was furnished by or on behalf of the Company to return or destroy all such information.

        Section 6.04.    Tax Matters.     (a) From the date hereof until the Effective Time, neither the Company nor any of its Subsidiaries shall make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any material closing agreement, surrender any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Company or any of its Subsidiaries, without the written consent of Acquiror (which consent shall not be unreasonably withheld or delayed).

        (b)   The Company and each of its Subsidiaries shall establish or cause to be established in accordance with U.S. GAAP or PRC GAAP, as applicable, on or before the Effective Time an adequate accrual for all material Taxes due with respect to any period or portion thereof ending prior to or as of the Effective Time.

        Section 6.05.    Voting of Shares.     The Company shall, and shall cause each of its Subsidiaries to, vote all shares of Acquiror Stock beneficially owned by it or such Subsidiary in favor of the issuance of shares of Acquiror Stock as part of the Acquisition Consideration at the Acquiror Stockholder Meeting.

        Section 6.06.    Access to Information.     From the date hereof until the Effective Time and subject to Applicable Law and the Company Confidentiality Agreement, the Company shall (i) give to Acquiror, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company, (ii) furnish to Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as Acquiror may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Acquiror in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

ARTICLE 7
COVENANTS OF ACQUIROR

        Acquiror agrees that:

        Section 7.01.    Conduct of Acquiror.     From the date hereof until the Effective Time, Acquiror shall, and shall cause each of its Subsidiaries to conduct its business in the ordinary course and use its reasonable best efforts to preserve intact its business organization and relationships with Third Parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or set forth in Section 7.01 of the Acquiror Disclosure Letter, from the date hereof until the Effective Time Acquiror shall not, nor shall it permit any of its Subsidiaries to, without the consent of the Company, not to be unreasonably withheld or delayed:

        (a)   amend its articles of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) in a manner that would adversely affect the economic benefits of the Acquisition to the Shareholders;

        (b)   (i) split, combine or reclassify any shares of its capital stock or its equivalent, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of its Subsidiaries or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Acquiror Securities or any Acquiror Subsidiary Securities (except pursuant to (iv) the forfeiture of Acquiror Stock Options or Acquiror Restricted Shares, (v) the acquisition by Acquiror of Acquiror Stock in settlement of the exercise price of an Acquiror Stock Option or for purposes of satisfying Tax withholding obligations with respect to holders of Acquiror Stock Options or Acquiror Restricted Shares) or pursuant to the share repurchase program approved by the Board of Directors of Acquiror on July 27, 2005 and amended on October 26, 2005, May 9, 2006, August 1, 2007 and July 24, 2008 to acquire up to a total of $600,000,000 of Acquiror Stock;

        (c)   other than pursuant to Section 7.01(d)(i), (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, or apply to the Governmental Authority for approval of any issuance of, any shares of any Acquiror Securities or Acquiror Subsidiary Securities, other than the issuance of (A) any Acquiror Stock upon the exercise of Acquiror Stock Options that are outstanding on the date of this Agreement in accordance with the terms of those options on the date of this Agreement or granted after the date hereof in accordance with this Agreement, (B) Acquiror Stock Options and Acquiror Restricted Shares in the ordinary course of business and (C) any Acquiror Subsidiary Securities to Acquiror or any other Subsidiary of Acquiror or (ii) amend any term of any Acquiror Security or any Acquiror Subsidiary Security in any material respect (in each case, whether by merger, consolidation, scheme of arrangement or otherwise);

        (d)   create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money to any Person other than Acquiror and its Subsidiaries, or guarantees thereof, other than (i) to provide the funds necessary to consummate the transactions contemplated by this Agreement, including pursuant to the Financing or any Alternative Financing, (ii) refinancing of indebtedness existing on the date of this Agreement and (iii) in the ordinary course of business in amounts not exceeding US$50,000,000 in the aggregate;

        (e)   change in any material respect Acquiror's methods of accounting or accounting principles or practices, except as required by concurrent changes in U.S. GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

        (f)    settle, or offer or propose to settle, (i) any litigation, investigation, arbitration, proceeding or other claim that is material to Acquiror and its Subsidiaries, taken as a whole, or (ii) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;

        (g)   take any action that would reasonably be expected to result in any of the conditions to the Acquisition not being satisfied, or enter into or consummate any transaction or series of related transactions that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, in each case except as expressly permitted by this Agreement; or

        (h)   agree, resolve or commit to do any of the foregoing.

        Section 7.02.    Voting of Shares.     Acquiror shall vote all Company Shares beneficially owned by it or any of its Subsidiaries in favor of the Acquisition and the Scheme at the Company Stockholder Meeting.

        Section 7.03.    Director and Officer Liability.

        (a)   For six years after the Effective Time, the Company shall, and Acquiror shall cause the Company to, indemnify and hold harmless the present and former officers and directors of the Company (each, an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the Cayman Companies Law or any other Applicable Law or provided under the Company's memorandum of association and articles of association in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

        (b)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Acquiror shall cause the Company as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies; provided that prior to the Effective Time, the Company shall give Acquiror a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Acquiror with respect thereto. If the Company for any reason fails to obtain such "tail" insurance policies as of the Effective Time, the Company shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date hereof, or after the Effective Time the Company shall purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company's existing policies as of the date hereof; provided that in satisfying its obligations under this Section 7.03(b), in no event shall Acquiror or the Company (in case of the Company after the Effective Time) be required to pay, and the Company shall not pay, in the aggregate an amount per annum in excess of 200% of the premium amount the Company paid in its last full fiscal year, which amount is set forth in Section 7.03(b) of the Company Disclosure Letter; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the Company after the Effective Time shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

        (c)   If after the Effective Time, Acquiror, the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror or the Company, as the case may be, shall assume the obligations set forth in this Section 7.03.

        (d)   The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the memorandum of association and articles of association of the Company or the constitutional documents of any of its Subsidiaries, or under Cayman Companies Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Acquisition and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        Section 7.04.    Acquiror Stockholder Meeting.     (a) Acquiror shall cause a meeting of its stockholders ("Acquiror Stockholder Meeting") to be duly called and held on or about the date of the Company Shareholder Meeting for the purpose of voting approval of the issuance of shares of Acquiror Stock as part of the Acquisition Consideration. Subject to Section 7.05, the Board of Directors of Acquiror shall recommend approval of the issuance of shares of Acquiror Stock as part of the Acquisition Consideration by the stockholders of Acquiror. In connection with such meeting, Acquiror shall use its reasonable best efforts to (i) as promptly as reasonably practicable after the date hereof, prepare and file the Acquiror Proxy Statement with the SEC, (ii) cause the Acquiror Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the later of (x) the SEC Sign-Off Date and (y) the date on which the Court issues the Interim Order, (iii) obtain the Acquiror Stockholder Approval and (iv) otherwise comply with all legal requirements applicable to such meeting. Notwithstanding any Acquiror Adverse Recommendation Change, unless this Agreement is terminated pursuant to, and in accordance with, Section 10.01 prior to the Acquiror Stockholder Meeting, Acquiror shall submit the issuance of Acquiror Stock in connection with the Acquisition to the stockholders of Acquiror for the purpose of obtaining the Acquiror Stockholder Approval.

        Section 7.05.    No Solicitation; Other Offers.     (a) General Prohibitions. Neither Acquiror nor any of its Subsidiaries shall, nor shall Acquiror or any of its Subsidiaries authorize or permit any of its or their Representatives to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquiror Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Acquiror or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Acquiror or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquiror Acquisition Proposal, (iii) fail to make, withdraw or modify in a manner adverse to the Company the Acquiror Board Recommendation (or recommend an Acquiror Acquisition Proposal) (any of the foregoing in this clause (iii), an "Acquiror Adverse Recommendation Change"), (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Acquiror or any of its Subsidiaries, or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquiror Acquisition Proposal. It is agreed that any violation of the restrictions on Acquiror and its Subsidiaries set forth in this Section by any Subsidiary or Representative of Acquiror or any of its Subsidiaries shall be a breach of this Section by Acquiror.

        (b)    Exceptions.     Notwithstanding Section 7.04 and Section 7.05(a), at any time prior to obtaining the Acquiror Stockholder Approval:

            (i)  Acquiror, directly or indirectly through advisors, agents or other intermediaries, may (A) engage in negotiations or discussions with any Third Party and its Representatives that, subject to Acquiror's compliance with Section 7.05(a), has made after the date of this Agreement an Acquiror Acquisition Proposal that the Board of Directors of Acquiror determines is or could reasonably be expected to lead to an Acquiror Superior Proposal and (B) furnish to such Third Party or its Representatives non-public information relating to Acquiror or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of which shall be provided for informational purposes only to the Company) with such Third Party with terms no less favorable to Acquiror than those contained in the confidentiality agreement dated November 12, 2009 between Acquiror and the Company (as amended, the "Acquiror Confidentiality Agreement"); provided that (1) such confidentiality agreement may contain less restrictive provisions (including no standstill restriction), in which case the Acquiror Confidentiality Agreement shall be deemed to be amended to contain only such less restrictive provision(s), and (2) all such information (to the extent that such information has not been previously provided or made available to the Company) is provided or made available to the Company, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such Third Party); and

           (ii)  following receipt of an Acquiror Superior Proposal, and subject to compliance with Section 7.05(d), the Board of Directors of Acquiror may make an Acquiror Adverse Recommendation Change if the Board of Directors of Acquiror determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Laws.

        In addition, nothing contained herein shall prevent the Board of Directors of Acquiror from (x) complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquiror Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 7.05 or (y) making any disclosure to the stockholders of Acquiror if the Board of Directors of Acquiror determines in good faith, after consultation with outside legal counsel, that the failure so to make such disclosure would be inconsistent with its obligations under Applicable Law; provided that the foregoing shall not limit or modify the effect that such action, statement or disclosure has under the terms of this Agreement.

        (c)    Required Notices.     The Board of Directors of Acquiror shall not take any of the actions referred to in Section 7.05(b)(i) unless Acquiror shall have delivered to Acquiror a prior written notice advising the Company that it intends to take such action, and, after taking such action, Acquiror shall keep the Company reasonably informed in all material respects and on a reasonably current basis of the status and terms of any discussions and negotiations with the Third Party. In addition, Acquiror shall notify the Company promptly (but in no event later than 24 hours) after receipt by Acquiror (or any of its Representatives) of any Acquiror Acquisition Proposal. Acquiror shall provide such notice orally and in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquiror Acquisition Proposal. Acquiror shall keep the Company reasonably informed in all material respects and on a reasonably current basis of the status and terms of, and any material changes or revisions to, any such Acquiror Acquisition Proposal.

        (d)    Additional Requirements.     Further, the Board of Directors of Acquiror shall not make an Acquiror Adverse Recommendation Change in response to an Acquiror Acquisition Proposal, unless (i) such Acquiror Acquisition Proposal constitutes an Acquiror Superior Proposal and (ii) Acquiror promptly notifies the Company, in writing at least two Business Days before taking such action, of its intention to do so, attaching the most current version of the proposed agreement under which such Acquiror Superior Proposal is proposed to be consummated and the identity of the Third Party making the Acquiror Superior Proposal.

        (e)    Definition of Acquiror Superior Proposal.     For purposes of this Agreement, "Acquiror Superior Proposal" means a written Acquiror Acquisition Proposal for at least a majority of the outstanding shares of Acquiror Stock or all or substantially all of the consolidated assets of Acquiror and its Subsidiaries on terms that the Board of Directors of Acquiror determines in good faith by a majority vote, after considering the advice of a financial advisor of internationally recognized reputation and outside legal counsel and taking into account all the terms, conditions and other relevant aspects of the Acquiror Acquisition Proposal, including availability of financing (if applicable), any break-up fees, expense reimbursement provisions and conditions and timing to consummation, are more favorable to Acquiror's stockholders than the transactions contemplated by this Agreement.

        Section 7.06.    Stock Exchange Listing.     Acquiror shall use its reasonable best efforts to cause the shares of Acquiror Stock to be issued as part of the Acquisition Consideration to be listed on the NYSE, subject to official notice of issuance.

        Section 7.07.    Employee Matters.     (a) For a period of 18 months after the Effective Time (the "Continuation Period"), Acquiror shall provide or cause the Company to provide to each employee of the Company or any of its Subsidiaries who continues employment with the Company or any of its Subsidiaries following the Effective Time (each, a "Company Employee") compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (including the value of equity compensation and equity based compensation) provided to such Company Employee by the Company and its Subsidiaries immediately prior to the Effective Time.

        (b)   From and after the Effective Time, Acquiror shall and shall cause the Company to honor all obligations under the Company Employee Plans in accordance with their respective terms as in effect immediately prior to the Effective Time.

        (c)   With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Acquiror or any of its Subsidiaries (other than the Company and any of its Subsidiaries) (each an "Acquiror Employee Plan") in which any Company Employee or any dependent thereof participates after the Effective Time, such Company Employee shall receive full credit for service with the Company or any of its Subsidiaries (or predecessor employers to the extent the Company currently provides such past service credit) for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual), to the same extent that such service was recognized as of the Effective Time under a comparable plan of the Company and its Subsidiaries in which such Company Employee participated; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

        (d)   Acquiror shall waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Acquiror or any of its Subsidiaries (other than the Company and any of its Subsidiaries) in which any Company Employee or any dependent thereof participates from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company welfare benefit plan immediately prior to the Effective Time. Acquiror shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which such Company Employee or dependent participates from and after the Effective Time.

        (e)   The provisions contained in this Section 7.07 with respect to Company Employees are included for the sole benefit of the respective parties hereto and shall not create any right in any other person, including any employee, former employee, or any participant in any Company Employee Plan (or beneficiary of any of the foregoing), including any right to continued (or resumed) employment with Acquiror, the Company, or any of their respective Subsidiaries, nor shall the provisions of this Section 7.07 require Acquiror, the Company or any of their respective Subsidiaries to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any Company Employee, former Company Employee or any other person.

        Section 7.08.    Section 16 Matters.     Prior to the Effective Time, Acquiror shall take all such steps as may be required to cause any acquisitions of Acquiror Stock (including derivative securities with respect to Acquiror Stock) resulting from the transactions contemplated by this Agreement by each individual who will become subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to Acquiror to be exempt under Rule 16b-3 promulgated under the 1934 Act.

ARTICLE 8
COVENANTS OF ACQUIROR AND THE COMPANY

        The parties hereto agree that:

        Section 8.01.    Reasonable Best Efforts.     (a) Subject to the terms and conditions of this Agreement, each of the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining as promptly as practicable and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Each of the Company and Acquiror (A) shall consult and cooperate with the other party in connection with the preparation of any of the filings and other documents described in clause (i) of the immediately preceding sentence prior to their filing, (B) shall furnish to the other party such necessary information and reasonable assistance as the other may request in connection with its preparation of any such filing or other document, (C) shall keep the other party apprised of the status of any correspondence, filings and other communications with, and any inquiries or requests for additional information from, any Governmental Authority concerning this Agreement, the Acquisition and the other transactions contemplated by this Agreement, and provide each other (or outside counsel, as appropriate) with copies of the foregoing to the extent in writing, (D) shall not independently participate in any meeting, or engage in any substantive conversation, with any Governmental Authority concerning this Agreement, the Acquisition or the other transactions contemplated hereby without giving the other party prior notice of the meeting or conversation and, unless prohibited by any such Governmental Authority, the opportunity to attend or participate and (E) shall consult and cooperate with the other party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party in connection with the matters described in clause (ii) of the immediately preceding sentence.

        (b)   In furtherance and not in limitation of the foregoing, each of Acquiror and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Without limiting the generality of Section 8.01(a), neither Acquiror nor the Company shall make any inquiries of, make any filing with, seek any approval of or take any similar action with respect to any Governmental Authority in respect of the PRC Anti-Monopoly Law in connection with the transactions contemplated by this Agreement, without the prior written consent of the other party, except (i) on a no-names basis, to the extent reasonably required by changes of Applicable Law dealing with antitrust or competition announced by, or new Applicable Law dealing with antitrust or competition adopted by, the Ministry of Commerce of the PRC, including the Anti-Monopoly Bureau of the Ministry of Commerce of the PRC or its successor (the "Anti-Monopoly Bureau"), after the date of this Agreement or (ii) to the extent that such party is expressly required to take such action by the Anti-Monopoly Bureau or the Anti-Monopoly Bureau initiates an investigation or inquiry that reasonably requires such action in response, so long as such party and its Representatives did not solicit, initiate or take any action to knowingly facilitate or encourage the imposition of such requirement, and subject in the case of each of the foregoing clauses (i) and (ii) to such party providing prior written notice to the other party that it intends to take such action.

        (c)   Acquiror shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Debt Commitment Letter, including using commercially reasonable efforts to (i) maintain in effect the Debt Commitment Letter, (ii) negotiate definitive agreements with respect to the Financing on terms and conditions (including the "flex" provisions) contemplated by the Debt Commitment Letter and execute and deliver to the Company a copy thereof concurrently with such execution, (iii) satisfy on a timely basis all conditions applicable to Acquiror in the Debt Commitment Letter that are within its control and comply with its obligations thereunder, (iv) enforce its rights under the Debt Commitment Letter in the event of a breach by the lenders or the other Persons providing such Financing that would reasonably be expected to prevent, impede or delay the Closing, including seeking specific performance of the lenders or the other Persons providing such Financing thereunder. In the event that all conditions to the Debt Commitment Letter have been satisfied or, upon funding, will be satisfied, Acquiror shall use its commercially reasonable efforts to cause the lenders and the other Persons providing such Financing to fund on the Closing Date the Financing (including by taking enforcement action, including seeking specific performance, to cause such lenders and the other Persons providing such Financing to fund such Financing). Acquiror shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources; provided that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Debt Commitment Letter that amends the Financing and/or substitution of all or any portion of the Financing (each, an "Alternative Financing") shall not (A) expand upon the conditions precedent or contingencies to the Financing as set forth in the Debt Commitment Letter or (B) prevent, impede or delay the consummation of the Acquisition and the other transactions contemplated by this Agreement. Acquiror shall be permitted to reduce the amount of the Financing under the Debt Commitment

Letter in its reasonable discretion; provided that Acquiror shall not reduce the Financing to an amount committed below the amount that is required to pay, together with other financial resources of Acquiror, including cash on hand on the Closing Date, the aggregate Acquisition Consideration pursuant to the Acquisition and to make all other necessary payments (including related fees and expenses) by Acquiror in connection with the Acquisition, including the repayment of any indebtedness required to be repaid, and the payment of all fees and expenses reasonably expected to be incurred, in connection the transactions contemplated by this Agreement (the "Required Financing Amount"), and provided further that such reduction shall not (x) expand upon the conditions precedent or contingencies to the Financing as set forth in the Debt Commitment Letter or (y) prevent or impede or delay the consummation of the Acquisition and the other transactions contemplated by this Agreement. If any portion of the Financing becomes unavailable or Acquiror becomes aware of any event or circumstance that makes any portion of the Financing unavailable, in each case, on the terms and conditions (including the "flex" provisions) contemplated in the Debt Commitment Letter and such portion is reasonably required to fund the Acquisition Consideration, Acquiror shall use its commercially reasonable efforts to arrange and obtain one or more Alternative Financings in an amount greater than or equal to the Required Financing Amount as promptly as practicable following the occurrence of such event. Acquiror shall give the Company prompt oral and written notice (but in any event not later than 48 hours after the occurrence) of any material breach by any party to the Debt Commitment Letter or of any condition not likely to be satisfied, in each case, of which Acquiror becomes aware, or any termination of the Debt Commitment Letter. Acquiror shall keep the Company reasonably informed in all material respects of the status of its efforts to arrange the Financing.

        (d)   The Company shall use its and shall cause its Subsidiaries to use their commercially reasonable efforts to cooperate with reasonable requests by Acquiror in its efforts to consummate the Financing or any Alternative Financing. Such commercially reasonable efforts shall include, to the extent reasonably requested by Acquiror, reasonable and customary cooperation (i) in arranging contact between the Arrangers for the Financing and the officers and directors of the Company and its Subsidiaries, (ii) in the preparation of confidential information memoranda, preliminary offering memoranda, financial information and other materials to be used in connection with obtaining such financing, including reasonable access to information regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries to be used in the preparation of such materials, (iii) in the marketing efforts of Acquiror and its financing sources for such financing, including participation in management presentation sessions, "road shows" and sessions with rating agencies, (iv) in obtaining any consents of Third Parties necessary in connection with such financing, (v) in extinguishing existing indebtedness of the Company and its Subsidiaries and releasing Liens securing such indebtedness, in each case to take effect at the Effective Time, (vi) with respect to matters relating to pledges of collateral to take effect at the Effective Time in connection with such financing, (vii) in obtaining legal opinions and other documents and instruments relating to guarantees and other matters ancillary to such financing to be delivered in connection with such financing, (viii) in securing the cooperation of the independent accountants of the Company and its Subsidiaries, including with respect to the delivery of accountants' comfort letters and consents of accountants for use of their reports in any materials relating to such financing, (ix) in providing the financial and other information regarding the Company and its Subsidiaries necessary for the satisfaction of the obligations and conditions set forth in the commitment letter relating to such financing within the time periods required thereby (which financial and other information shall not be required to contain any greater detail, including with respect to the time periods covered by interim financial statements, than the financial and other information contained in the Company SEC Documents) and (x) with the Arrangers' and Acquiror's due diligence. Notwithstanding the foregoing, until the Effective Time occurs, neither the Company nor any of its Subsidiaries shall (A) be required to pay any commitment or other similar fee, (B) have any liability or any obligation under any credit agreement or any related document or any other agreement or document related to the Financing (or any Alternative Financing)

other than this Agreement or (C) be required to incur any other liability in connection with the Financing (or any Alternative Financing) unless reimbursed or reasonably satisfactorily indemnified by Acquiror. Acquiror (x) shall promptly, upon request by the Company, reimburse the Company for all reasonable documented out-of-pocket costs (including reasonable attorneys' fees) incurred by the Company, any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 8.01(d), (y) acknowledges and agrees that the Company, its Subsidiaries and their respective Representatives shall not have any responsibility for, or incur any liability to any Person prior to the Effective Time under, the Financing (or any Alternative Financing) and (z) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (or any Alternative Financing) and any information used in connection therewith, except (A) with respect to any information provided expressly for use in connection with the arrangement of the Financing (or any Alternative Financing) by the Company or any of its Subsidiaries and (B) for any of the foregoing to the extent the same is the result of willful misconduct or bad faith of the Company, any such Subsidiary or their respective Representatives.

        Section 8.02.    Public Announcements.     Acquiror and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

        Section 8.03.    Notices of Certain Events.     Each of the Company and Acquiror shall promptly notify the other of:

        (a)   any material notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

        (b)   any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

        (c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Acquiror and any of its Subsidiaries, as the case may be, that if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;

        (d)   any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Sections 9.02(a) and 9.02(d) not to be satisfied; and

        (e)   any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided that the delivery of any notice pursuant to this Section 8.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 8.04.    Stock Exchange De-listing; 1934 Act Deregistration.     Prior to the Effective Time, the Company shall cooperate with Acquiror and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of the NYSE to enable the de-listing by the Company of the ADSs from the NYSE and the deregistration of the Company Shares (including those represented by ADSs) under the 1934 Act as promptly as practicable after the Effective Time.

        Section 8.05.    No Control of Other Party's Business.     Nothing contained in this Agreement is intended to give Acquiror, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Acquiror's or its Subsidiaries' operations. Prior to the Effective Time, each of Acquiror and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 8.06.    Cooperation on SEC/Court Filings.     (a) The Company and Acquiror shall cooperate with each other in setting mutually acceptable dates for the filing of the Acquiror Proxy Statement with the SEC (and any supplements or amendments thereto), the filing of the Cayman Court Documents with the Court, the hearings with the Court in connection with the Scheme, the Company Shareholder Meeting and the Acquiror Stockholder Meeting, so as to enable the consummation of the Scheme in the most efficient manner.

        (b)   Acquiror and the Company shall cooperate with one another in connection with the preparation of the Acquiror Proxy Statement. The Acquiror Proxy Statement shall, to the extent permitted by Applicable Law, be prepared as if the Acquiror Proxy Statement and the Company Proxy Statement constituted a joint proxy statement; provided that Acquiror may include in the Acquiror Proxy Statement the other proposals set forth in Section 8.06(b) of the Acquiror Disclosure Letter so long as the Acquiror Stockholder Approval is not conditional on the approval by the stockholders of Acquiror of such other proposals. The Company shall furnish all information as may be reasonably required by Acquiror in connection with the preparation, filing and distribution of the Acquiror Proxy Statement. Without limiting the generality of the foregoing, (i) the Company and its counsel shall be given a reasonable opportunity to review and comment on the Acquiror Proxy Statement, and reasonable and good faith consideration shall be given to any comments made by the Company and its counsel and (ii) Acquiror shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC with respect to the Acquiror Proxy Statement promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or calls with the SEC.

        (c)   The Company and Acquiror shall cooperate with one another in connection with the preparation of the Cayman Court Documents. The Company Proxy Statement shall, to the extent permitted by Applicable Law, be prepared as if the Acquiror Proxy Statement and the Company Proxy Statement constituted a joint proxy statement; provided that the Company Proxy Statement does not need to include proposals that are included in the Acquiror Proxy Statement but are not required to be submitted for approval at the Company Shareholder Meeting. Acquiror shall furnish all information as may be reasonably required by the Company in connection with the preparation, filing and distribution of the Cayman Court Documents. Without limiting the generality of the foregoing, (i) Acquiror and its counsel shall be given a reasonable opportunity to review and comment on the Cayman Court Documents, and reasonable and good faith consideration shall be given to any comments made by Acquiror and its counsel, and (ii) the Company shall provide Acquiror and its counsel with (A) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the Court with respect to the Cayman Court Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the Court.

        (d)   Each of Acquiror and the Company shall promptly notify the other parties if at any time before the Effective Time it becomes aware that the Acquiror Proxy Statement or any Cayman Court Document contains any misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Acquiror Proxy Statement or any Cayman Court Document.

ARTICLE 9
CONDITIONS TO THE ACQUISITION

        Section 9.01.    Conditions to the Obligations of Each Party.     The obligations of the Company and Acquiror to consummate the Acquisition are subject to the satisfaction of the following conditions:

        (a)   the Scheme shall have been approved at the Company Shareholder Meeting by the Company Shareholder Approval;

        (b)   the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to the Company and Acquiror, acting reasonably, on appeal or otherwise;

        (c)   the Final Order shall have been filed with the Registrar within one Business Day of the issuance of the Final Order by the Court;

        (d)   the Acquiror Stockholder Approval shall have been obtained in accordance with Applicable Law;

        (e)   no Applicable Law shall prohibit the consummation of the Acquisition;

        (f)    any applicable waiting period under the HSR Act relating to the Acquisition shall have expired or been terminated; and

        (g)   the shares of Acquiror Stock to be issued in the Acquisition shall have been approved for listing on the NYSE, subject to official notice of issuance.

        Section 9.02.    Conditions to the Obligations of Acquiror.     The obligations of Acquiror to consummate the Acquisition are subject to the satisfaction of the following further conditions:

        (a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (iii) the representations and warranties of the Company contained in Sections 4.01, 4.02 and 4.05 shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time) and (iv) the other representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein, except in the case of the representations and warranties contained in Section 4.11(a), for which such qualifiers shall not be disregarded) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except, in the case of this clause (B) only (but not with respect to the representations and warranties contained in Section 4.11(a)), to the extent that the failure of such representations and warranties to be true has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (v) Acquiror shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

        (b)   there shall not be instituted and pending any litigation or proceeding (or any investigation that would reasonably be expected to result in such litigation or proceeding) by any Governmental Authority with respect to the Acquisition under the U.S. Antitrust Laws that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (disregarding clause (E) of such definition for these purposes) on the Company or Acquiror;

        (c)   (i) in the event that the Anti-Monopoly Bureau has notified Acquiror in writing that the approval of the Anti-Monopoly Bureau is required under the PRC Anti-Monopoly Law to consummate the Acquisition, such approval shall have been obtained and (ii) in the event that the Anti-Monopoly Bureau has notified Acquiror in writing that the Anti-Monopoly Bureau has initiated an investigation under the PRC Anti-Monopoly Law with respect to the Acquisition pursuant to Article 4 of the Regulation on the Reporting Threshold of Business Concentration promulgated by the PRC State Council on August 3, 2008 (or under any implementing rules or regulations adopted by the Ministry of Commerce of the PRC, including by the Anti-Monopoly Bureau pursuant to the PRC Anti-Monopoly Law) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (disregarding clause (E) of such definition for these purposes) on the Company or Acquiror, such investigation shall no longer be pending; and

        (d)   except (i) as set forth in the Company Disclosure Letter (subject to Section 11.05) or (ii) as disclosed in any Company SEC Document filed prior to the date of this Agreement (excluding any disclosures in the Company SEC Documents under the headings "Risk Factors" and "Forward-Looking Statements"), since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 9.03.    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Acquisition are subject to the satisfaction of the following further conditions:

        (a)   (i) Acquiror shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of Acquiror contained in Sections 5.01, 5.02 and 5.05 shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true in all material respects only as of such time) and (B) the other representations and warranties of Acquiror contained in this Agreement or in any certificate or other writing delivered by Acquiror pursuant hereto (disregarding all materiality and Material Adverse Effect qualifications contained therein, except in the case of the representations and warranties contained in Section 5.11, for which such qualifiers shall not be disregarded) shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except, in the case of this clause (B) only (but not with respect to the representations and warranties contained in Section 5.11), to the extent the failure of such representations and warranties to be true has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror; and (iii) the Company shall have received a certificate signed by a senior executive officer of Acquiror to the foregoing effect; and

        (b)   except (i) as set forth in the Acquiror Disclosure Letter (subject to Section 11.05) or (ii) as disclosed in any Acquiror SEC Document filed prior to the date of this Agreement (excluding any disclosures in the Acquiror SEC Documents under the headings "Risk Factors" and "General"), since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

ARTICLE 10
TERMINATION

        Section 10.01.    Termination.     This Agreement may be terminated and the Acquisition and the Scheme may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders or the issuance of the Interim Order or the Final Order):

        (a)   by mutual written agreement of the Company and Acquiror;

        (b)   by either the Company or Acquiror, if:

            (i)  the Closing shall not have occurred on or before the earlier of the Preliminary Date and January 26, 2011 (such earlier date, as may be extended pursuant to this Section 10.01(b)(i) or Section 11.13, the "End Date"); provided that if on the Preliminary Date (A) all conditions set forth in Article 9 shall have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the time of the consummation of the Acquisition, shall be capable of being satisfied on the Preliminary Date) and (B) a Financial Market Event exists, then each of the Company and Acquiror shall have the right to extend the End Date to the date that is 30 days after the Preliminary Date, if it notifies the other party in writing on or prior to the Preliminary Date of its election to so extend the End Date (any such extension, a "Financial Market Extension"); provided, further, that if Acquiror exercises its right to make a Financial Market Extension, then the obligations of Acquiror to consummate the Acquisition shall no longer be subject to any of the conditions set forth in Section 9.02(a)(ii), 9.02(a)(iii) (to the extent relating to Section 9.02(a)(ii)) and 9.02(d); and provided, further, that that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement results in the failure of the Closing to occur on or before such date;

           (ii)  there shall be any Applicable Law that (A) makes consummation of the Acquisition illegal or otherwise prohibited or (B) enjoins the Company or Acquiror from consummating the Acquisition and such injunction shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party that has not complied in all material respects with all of its obligations under this Agreement;

          (iii)  if the Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting (including any adjournment or postponement thereof); or

          (iv)  if the Acquiror Stockholder Approval shall not have been obtained at the Acquiror Stockholder Meeting (including any adjournment or postponement thereof);

        (c)   by Acquiror, if:

            (i)  a Company Adverse Recommendation Change shall have occurred, or at any time after receipt or public announcement of a Company Acquisition Proposal, the Company's Board of Directors shall have failed to reaffirm the Company Board Recommendation as promptly as practicable (but in any event within ten Business Days) after receipt of any written request to do so from Acquiror;

           (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

          (iii)  there shall have been an intentional and material breach of Section 6.02 or Section 6.03;

        (d)   by the Company, if:

            (i)  prior to the Company Shareholder Approval, the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a written agreement concerning a Company Superior Proposal; provided that concurrently with such termination, the Company pays the Termination Fee payable pursuant to Section 11.04(b)(i); and provided, further, that the Company complies with Section 6.03(d);

           (ii)  an Acquiror Adverse Recommendation Change shall have occurred;

          (iii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Acquiror set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

          (iv)  there shall have been an intentional and material breach of Section 7.04 or Section 7.05.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

        Section 10.02.    Effect of Termination.     If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02 and Sections 11.04, 11.07, 11.08 and 11.09 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11
MISCELLANEOUS

        Section 11.01.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and shall be given,

  if to Acquiror, to:

    Charles River Laboratories International, Inc.
    251 Ballardvale Street
    Wilmington, Massachusetts 01887
    Attention: David P. Johst, Corporate EVP and General Counsel
    Facsimile No.: (978) 694-9504

  with a copy to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, New York 10017
    Attention: Michael Davis
    Facsimile No.: (212) 701-5800

    Davis Polk & Wardwell LLP
    26/F, Twin Towers West
    B12, Jian Guo Men Wai Avenue
    Chao Yang District, Beijing 100022
    People's Republic of China
    Attention: Howard Zhang
    Facsimile No.: (86 10) 8567-5102

  if to the Company, to:

    WuXi PharmaTech (Cayman) Inc.
    288 Fute Zhong Road
    Waigaoqiao Free Trade Zone
    Shanghai 200131
    People's Republic of China
    Attention: Edward Hu, Chief Operating Officer
    Facsimile No.: (86 21) 5046-3718

  with a copy to:

    Cravath, Swaine & Moore LLP
    Worldwide Plaza
    825 Eighth Avenue
    New York, New York 10019
    Attention: Faiza J. Saeed
                       Sarkis Jebejian
    Facsimile No.: (212) 474-3700

    O'Melveny & Myers LLP
    37th Floor, Plaza 66, 1266 Nanjing Road West
    Shanghai 200040
    People's Republic of China
    Attention: Kurt J. Berney
    Facsimile No.: (86 21) 2307-7300

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

        Section 11.02.    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. This Section 11.02 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

        Section 11.03.    Amendments and Waivers.     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Shareholder Approval or the Acquiror Stockholder Approval has been obtained, there shall be no amendment or waiver that would require the further approval of the Shareholders or the further approval of the stockholders of Acquiror, as applicable, without such approval having first been obtained under the Applicable Law; provided further that after the Interim Order has been obtained, there shall be no amendment or waiver without the Court approval having first been obtained.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 11.04.    Expenses.     (a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        (b)    Termination Fee.

            (i)  If this Agreement is terminated by Acquiror pursuant to Section 10.01(c)(i) or 10.01(c)(iii) or by the Company pursuant to Section 10.01(d)(i), then the Company shall pay to Acquiror in immediately available funds US$50,000,000 (the "Termination Fee"), in the case of a termination by Acquiror, within one Business Day after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

           (ii)  If (A) this Agreement is terminated by Acquiror or the Company pursuant to Section 10.01(b)(i) (except in circumstances in which the Financing Reverse Termination Fee or the Specified Regulatory Condition Reverse Termination Fee is payable) or 10.01(b)(iii), (B) after the date of this Agreement and prior to such termination, a Company Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors of the Company or its shareholders and (C) within 12 months following the date of such termination, the Company shall have entered into a definitive agreement with respect to a Company Acquisition Proposal or a Company Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Acquiror in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), the Termination Fee.

        (c)    Reverse Termination Fee.

            (i)  If this Agreement is terminated by Acquiror or the Company pursuant to Section 10.01(b)(iv), then Acquiror shall pay to the Company in immediately available funds US$25,000,000, in the case of a termination by the Company, within one Business Day after such termination and, in the case of a termination by Acquiror, immediately before and as a condition to such termination; provided that if (A) after the date of this Agreement and prior to such termination, an Acquiror Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors of Acquiror or its stockholders and (B) within 12 months following the date of such termination, Acquiror shall have entered into a definitive agreement with respect to an Acquiror Acquisition Proposal or an Acquiror Acquisition Proposal shall have been consummated (provided that for purposes of this clause (B), each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then Acquiror shall pay to the Company in immediately available funds, concurrently with the occurrence of the applicable event described in clause (B), an additional amount of US$25,000,000.

           (ii)  If this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii) or 10.01(d)(iv), then Acquiror shall pay to the Company in immediately available funds US$50,000,000 within one Business Day after such termination.

          (iii)  If (A) this Agreement is terminated by Acquiror or the Company pursuant to Section 10.01(b)(i) (except in circumstances in which the Financing Reverse Termination Fee or the Specified Regulatory Condition Reverse Termination Fee is payable), (B) after the date of this Agreement and prior to such termination, an Acquiror Acquisition Proposal shall have been publicly announced or otherwise been communicated to the Board of Directors of Acquiror or its stockholders and (C) within 12 months following the date of such termination, Acquiror shall have entered into a definitive agreement with respect to an Acquiror Acquisition Proposal or an Acquiror Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then Acquiror shall pay to the Company in immediately available funds, concurrently with the occurrence of the applicable event described in clause (C), US$50,000,000.

          (iv)  If (A) (w) this Agreement is terminated by Acquiror or the Company pursuant to Section 10.01(b)(i) (except in circumstances in which the Specified Regulatory Condition Reverse Termination Fee is payable), (x) a Financial Market Event exists on the End Date, (y) all conditions set forth in Article 9 shall have been satisfied or waived on the End Date (or in the case of conditions that by their terms are to be satisfied at the time of the consummation of the Acquisition, shall be capable of being satisfied on the End Date) and (z) a Financial Market Extension shall not have occurred or (B) a Financial Market Extension shall have occurred and this Agreement is terminated for any reason (any such termination under the circumstances described in this clause (B) or the foregoing clause (A), a "Specified Financing Condition Termination"), then in the case of each of the foregoing clauses (A) and (B), Acquiror shall pay to the Company in immediately available funds US$75,000,000 (the "Financing Reverse Termination Fee"), in the case of a termination by the Company, within one Business Day after such termination and, in the case of a termination by Acquiror, immediately before and as a condition to such termination. The Company agrees that in the event that the Financing Reverse Termination Fee is paid to the Company pursuant to this Section 11.04(c)(iv), notwithstanding anything in this Agreement to the contrary, the payment of such Financing Reverse Termination Fee shall be the sole and exclusive remedy of the Company and its Related Persons against Acquiror or any of its Related Persons for, and in no event shall the Company or any of its Related Persons seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, (1) any loss suffered as a result of the failure of the Acquisition to be consummated, (2) the termination of this Agreement, (3) any liabilities or obligations arising under this Agreement, or (4) any claims or actions arising out of or relating to any termination or failure of or under this Agreement, in each case, with respect to a Specified Financing Condition Termination and any event related thereto, and upon payment to the Company of the Financing Reverse Termination Fee, neither Acquiror nor any of its Related Persons shall have further liability or obligation to the Company or any of its Related Persons relating to or arising out of this Agreement or the transactions contemplated hereby. For purposes of this Section, "Related Person" means, with respect to a party, any former, current or future, direct or indirect, stockholder, director, officer, employee, agent, Representative, Affiliate or assignee of such party, or any former, current or future director, officer, employee, agent, Representative, Affiliate or assignee of any of the foregoing.

           (v)  If (A) (x) this Agreement is terminated by Acquiror or the Company pursuant to Section 10.01(b)(i) and (y) on the End Date, all conditions set forth in Article 9 (other than the conditions set forth in Section 9.02(c)) shall have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the time of the consummation of the Acquisition, shall be capable of being satisfied on the End Date) or (B) this Agreement is terminated by Acquiror or the Company pursuant to Section 10.01(b)(ii) solely as a result of a final and nonappealable injunction, judgment, order or decree enjoining or otherwise prohibiting the consummation of the Acquisition under the PRC Anti-Monopoly Law (any such termination under the circumstances described in this clause (B) or the foregoing clause (A), a "Specified Regulatory Condition Termination"), then Acquiror shall pay to the Company in immediately available funds US$75,000,000 (the "Specified Regulatory Condition Reverse Termination Fee"), in the case of a termination by the Company, within one Business Day after such termination and, in the case of a termination by Acquiror, immediately before and as a condition to such termination. The Company agrees that in the event that the Specified Regulatory Condition Reverse

  Termination Fee is paid to the Company pursuant to this Section 11.04(c)(v), notwithstanding anything in this Agreement to the contrary, the payment of such Specified Regulatory Condition Reverse Termination Fee shall be the sole and exclusive remedy of the Company and its Related Persons against Acquiror or any of its Related Persons for, and in no event shall the Company or any of its Related Persons seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to, (1) any loss suffered as a result of the failure of the Acquisition to be consummated, (2) the termination of this Agreement, (3) any liabilities or obligations arising under this Agreement, or (4) any claims or actions arising out of or relating to any termination or failure of or under this Agreement, in each case, with respect to a Specified Regulatory Condition Termination and any event related thereto, and upon payment to the Company of the Specified Regulatory Condition Reverse Termination Fee, neither Acquiror nor any of its Related Persons shall have further liability or obligation to the Company or any of its Related Persons relating to or arising out of this Agreement or the transactions contemplated hereby.

        In no event shall Acquiror be required to pay more than one fee to the Company pursuant to this Section 11.04(c), except in accordance with the express terms of Section 11.04(c)(i).

        (d)    Other Costs and Expenses.     The Company, on the one side, and Acquiror, on the other side, each acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, each side would not enter into this Agreement. Accordingly, if either side fails promptly to pay any amount due to the other side pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by the other side in connection with a legal action to enforce this Agreement that results in a judgment against the first side for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

        Section 11.05.    Disclosure Letters.     The parties hereto agree that any reference in a particular Section of either the Company Disclosure Letter or the Acquiror Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations, warranties or covenants is readily apparent on its face. The fact that any item of information is disclosed in the Company Disclosure Letter or the Acquiror Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Any information set forth in the Company Disclosure Letter or the Acquiror Disclosure Letter shall not (A) be used as a basis for interpreting the terms "material", "Material Adverse Effect" or other similar terms in this Agreement, (B) represent a determination that such item did not arise in the ordinary course of business or was not consistent with past practice, (C) broaden the scope of any representation or warranty set forth in this Agreement or (D) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter.

        Section 11.06.    Binding Effect; Benefit; Assignment.     (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.03, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, following the Effective Time, the provisions of Sections 2.02, 2.03 and 2.06 shall be enforceable by each holder of a Company Share outstanding at the Effective Time that was transferred to Acquiror pursuant to Section 2.02.

        (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Acquiror may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Acquiror of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Acquiror.

        Section 11.07.    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state, other than with respect to matters to which the Cayman Companies Law mandatorily applies, with respect to which the Cayman Companies Law shall apply.

        Section 11.08.    Jurisdiction.     (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of this Agreement or the documents referred to in this Agreement, or based on any matter arising out of or in connection with this Agreement, the documents referred to in this Agreement or the transactions contemplated by this Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought only in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have that it is not subject to such jurisdiction or that this Agreement or any such document may not be enforced in or by any such court, or to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

        (b)   THE COMPANY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE COMPANY SHALL ALSO DELIVER A COPY THEREOF TO THE OTHER PERSONS PARTY HERETO IN THE MANNER PROVIDED IN SECTION 11.01 OF THIS AGREEMENT. THE COMPANY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT THE COMPANY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        Section 11.09.    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 11.10.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 11.11.    Entire Agreement.     This Agreement, the Company Confidentiality Agreement, the Acquiror Confidentiality Agreement and the Voting Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

        Section 11.12.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.13.    Specific Performance.     The parties hereto agree that irreparable damage would occur and that the parties would not have an adequate remedy at law if any provision of this Agreement were not performed in accordance with the terms hereof or was otherwise breached and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, without proof of damages or otherwise (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy). The right to specific performance shall include the right of the Company to cause Acquiror to cause the Acquisition and the transactions contemplated by the Acquisition to be consummated on the terms and subject to the conditions set forth in this Agreement. The parties hereto further agree, if any provision of this Agreement were not performed in accordance with the terms hereof or was otherwise breached, not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. If, prior to the End Date, either party brings any action to enforce specifically the performance of the terms and provisions of this Agreement by the other party, the End Date shall automatically be extended by (a) the amount of time during which such action is pending, plus 20 Business Days, or (b) such other time period established by the court presiding over such action.

        [The remainder of this page has been intentionally left blank; the next page is the signature page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

WUXI PHARMATECH (CAYMAN) INC.
By:
	Name:	Ge Li
	Title:	Chairman and Chief Executive Officer
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
By:
	Name:	James C. Foster
	Title:	Chairman, President & CEO

 ANNEX B

April 26, 2010

The Board of Directors
Charles River Laboratories International, Inc.
251 Ballardvale Street
Wilmington, Massachusetts

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to Charles River Laboratories International, Inc. (the "Company") of the consideration to be paid by the Company pursuant to the proposed plan of arrangement (the "Transaction") in which the Company will acquire all of the outstanding shares of WuXi PharmaTech (Cayman) Inc. (the "Counterparty"). Pursuant to the Agreement and Plan of Arrangement, dated as of April 26, 2010 (the "Agreement"), between the Company and the Counterparty, the Counterparty will become a wholly-owned subsidiary of the Company, and each outstanding share of common stock, par value $0.02 each, of the Counterparty (the "Counterparty Common Stock"), other than shares of Counterparty Common Stock (including those underlying ADSs, as defined below) owned by the Company, will be transferred to the Company in exchange for consideration per share equal to $1.40625 in cash (the "Cash Consideration") and a number of shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock") (such number, the "Stock Consideration", together with the Cash Consideration, the "Consideration") determined by dividing (A) $1.25 by (B) the 20-Day Average Market Price (as defined in the Agreement) (as more fully described in the Agreement, the "Exchange Ratio"); provided that (1) if the Exchange Ratio as so calculated would be less than 0.0290, then the Exchange Ratio shall be deemed to be 0.0290 and (2) if the Exchange Ratio as so calculated would be greater than 0.0336, then the Exchange Ratio shall be deemed to be 0.0336. We understand that American Depositary Shares ("ADSs") of the Counterparty are listed on the New York Stock Exchange. Each ADS represents eight shares of Counterparty Common Stock, and as a result, each ADS will be entitled to receive Cash Consideration and Stock Consideration equal to eight times the per share amounts stated above, respectively.

        In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Counterparty and the Company and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Counterparty and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Counterparty Common Stock, the ADSs and the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts relating to the business of the Counterparty which were prepared by its management and, in the case of later years, management of the Company; (vi) reviewed certain internal financial analyses and forecasts prepared by management of the Company relating to its business and the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Synergies"); and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Counterparty and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Counterparty and the Company, the financial condition and future prospects and operations of the Counterparty and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Counterparty and the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Counterparty or the Company under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Counterparty and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Counterparty in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by the Company and its advisors with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Counterparty or the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid by the Company in the proposed Transaction and we express no opinion as to the fairness of the Transaction to any person or entity, or as to such Consideration, to the holders of any class of securities, creditors or other constituencies of the Company, or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid by the Company in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock, the Counterparty Common Stock or the ADSs will trade at any future time.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Counterparty for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to the Counterparty in connection with its acquisition of AppTech Laboratory Services Inc. in January 2008. We also acted as lead bookrunner of the Counterparty's initial public offering in August 2007. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and a lender to the Counterparty and provides cash management and other treasury services to each of the Company and the Counterparty, for which it receives customary compensation or other financial benefits. We anticipate that we and our affiliates will arrange and/or provide financing to the Company in connection with the Transaction for customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Counterparty (including the ADSs) for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid by the Company in the proposed Transaction is fair, from a financial point of view, to the Company.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
J.P. MORGAN SECURITIES INC.
J.P. Morgan Securities Inc.
/s/ J.P. Morgan Securities Inc.

 ANNEX C

VOTING AGREEMENT

        AGREEMENT, dated as of April 26, 2010 between Charles River Laboratories International, Inc., a Delaware corporation ("Acquiror"), and the shareholders listed on the signature pages hereto (each a "Shareholder" and, collectively, "Shareholders").

        WHEREAS, in order to induce Acquiror to enter into an Agreement and Plan of Arrangement, dated as of the date hereof (the "Acquisition Agreement"), with WuXi PharmaTech (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company"), Acquiror has requested Shareholders, and Shareholders have agreed, to enter into this Agreement with respect to all ordinary shares, with a par value of $0.02 per ordinary share, of the Company that Shareholders beneficially own (including any ordinary shares that Shareholders acquire after the date hereof, including upon exercise or conversion of any options, rights or other securities convertible into or exercisable for ordinary shares) (the "Shares"), including shares represented in American Depositary Shares of the Company, each representing eight ordinary shares (the "ADSs"); provided that the term Shares shall not include any options, rights or other securities convertible into or exercisable for ordinary shares of the Company.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
GRANT OF PROXY AND POWER OF ATTORNEY; VOTING AGREEMENT

        Section 1.01.    Voting Agreement.     Each Shareholder hereby agrees to vote or exercise its right to consent with respect to all Shares that such Shareholder is entitled to vote at the time of any vote to approve the Scheme at any meeting of the shareholders of the Company, and at any adjournment thereof, at which the Scheme (or any amended version thereof (subject to Section 5.03)), is submitted for the consideration and vote of the shareholders of the Company. Each Shareholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Company Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would prevent, interfere with, impede or delay the consummation of the transactions contemplated by the Acquisition Agreement. Except as expressly set forth in this Section 1.01, nothing in this Agreement shall limit the right of each Shareholder to vote or exercise its right to consent in favor of or against, or abstain with respect to, any matter presented to the Company's shareholders, including in connection with the election of directors.

        Section 1.02.    Irrevocable Proxy/Power of Attorney.     (a) Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. Subject to Section 1.02(d), by entering into this Agreement, each Shareholder hereby grants a proxy appointing Acquiror as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner permitted by Section 1.01. The proxy granted by each Shareholder pursuant to this Article 1 is irrevocable and is granted in consideration of Acquiror entering into this Agreement and the Acquisition Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

        (b)   Subject to Section 1.02(d), each Shareholder hereby constitutes and appoints Acquiror its attorney-in-fact, with full power of substitution, for and in such Shareholder's name, for the following purpose:

    To execute and deliver, for and in such Shareholder's name, the relevant instruction to any applicable broker with respect to all ADSs held by such Shareholder immediately prior to the

    Company Shareholder Meeting through such broker, instructing such broker to instruct the registered holder to vote or cause to be voted the Shares represented by such ADSs solely in the manner permitted by Section 1.01.

        (c)   Each Shareholder hereby ratifies and confirms everything said attorney-in-fact may do by virtue of, and in accordance with, this Section. The power of attorney granted hereby is intended to secure an interest in property and, in addition, the obligations of such Shareholder under this Agreement, and shall be irrevocable. The power of attorney set forth in this Section shall not be revoked by any subsequent power of attorney such Shareholder may execute.

        (d)   Notwithstanding any provision of this Agreement to the contrary, Acquiror (or its proxy or substitute) shall be authorized to exercise the rights granted to it in Section 1.02(a) or instruct any applicable broker to vote Shares represented by ADSs beneficially owned by such Shareholder pursuant to Section 1.02(b), in each case, only in the event such Shareholder has failed to deliver at least five Business Days prior to the Company Shareholder Meeting, as applicable, (i) to the Secretary of the Company (with a copy to Acquiror) a duly executed proxy card with respect to Shares for which such Shareholder is a record holder and (ii) to the applicable broker (with a copy to Acquiror) a duly executed instruction with respect to ADSs beneficially owned by such Shareholder, in each case voting the Shares in the manner permitted by Section 1.01 or in the event such proxy card or instruction has been thereafter modified or revoked or otherwise fails to provide evidence of Shareholder's compliance with the obligations of such Shareholder set forth in Section 1.01.

        (e)   Acquiror shall promptly provide each Shareholder with copies of any and all instructions and other documents delivered by Acquiror to any broker in respect of Shares represented by ADSs beneficially owned by such Shareholder

        Section 1.03.    Capacity as a Shareholder.     Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder in his capacity as a director or officer of the Company or any designee, employee, representative or affiliate of any Shareholder who is a director or officer of the Company from acting in such capacity or voting in such person's sole discretion on any matter (it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder's capacity as a shareholder of the Company).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

        Each Shareholder represents and warrants to Acquiror that:

        Section 2.01.    Corporation Authorization.     In the event of any Shareholder that is not a natural person, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the organizational powers of such Shareholder and have been duly authorized by all necessary organizational action. This agreement constitutes a valid and binding agreement of such Shareholder.

        Section 2.02.    Non-Contravention.     The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of such Shareholder in the event of any Shareholder that is not a natural person, (ii) violate any Applicable Law (assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement, and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by the Acquisition Agreement have been made or obtained in a timely manner) or (iii) require any consent or other action by any Person (excluding any Governmental

Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) and assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any agreement or other instrument binding on such Shareholder, including those relating to the pledge by GapStar, LLC of Shares held by it to a financial institution, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Shareholder's performance of its obligations hereunder.

        Section 2.03.    Ownership of Shares.     As of the date hereof, such Shareholder is the record and beneficial owner of the Shares that are not represented by ADSs and is the beneficial owner of the Shares that are represented by ADSs, in each case free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), in each case other than (i) any restrictions applicable to the Shares that may exist pursuant to securities laws and (ii) the pledge by GapStar, LLC of Shares held by it to a financial institution. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        Section 2.04.    Total Shares.     As of the date hereof, except for the Shares set forth on the signature page hereto, such Shareholder does not beneficially own any (i) shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting, (ii) securities of the Company convertible into or exchangeable for shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting or (iii) options or other rights to acquire from the Company any shares of the Company or securities convertible into or exchangeable for shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting.

        Section 2.05.    Finder's Fees.     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Acquiror or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Acquiror represents and warrants to each Shareholder that:

        Section 3.01.    Corporation Authorization.     The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby are within the corporate powers of Acquiror and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Acquiror.

        Section 3.02.    Non-Contravention.     The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of Acquiror, (ii) violate any Applicable Law (assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement, and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by the Acquisition Agreement have been made or obtained in a timely manner) or (iii) require any consent or other action by any Person (excluding any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) and assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Acquiror is entitled under any provision of any agreement or other instrument binding on Acquiror, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acquiror's performance of its obligations hereunder or under the Acquisition Agreement.

ARTICLE 4
COVENANTS OF SHAREHOLDERS

        Each Shareholder hereby covenants and agrees that:

        Section 4.01.    No Proxies for or Encumbrances on Shares.     Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxy or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any Shares during the term of this Agreement; provided, however, that such Shareholder may transfer any Shares to one or more Affiliates so long as any applicable transferee prior to such transfer agrees in writing to be bound by the provisions of this Agreement (a copy of which written agreement shall promptly be provided to Acquiror) and such transfer shall not relieve such Shareholder from any of its obligations hereunder. Such Shareholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other arrangement or understanding.

        Section 4.02.    Options, Rights and Other Securities.     Such Shareholder may, in its sole discretion, elect to exercise or convert, in whole or in part, any option, right or other security (and, including the Company Convertible Notes, the "Share Instruments") exercisable for or convertible into Shares held by such Shareholder. All voting rights attached to Shares received by such Shareholder upon exercise or conversion of any Share Instrument which are entitled to vote at any meeting of shareholders of the Company at which the Scheme is presented for approval and adoption shall be exercised in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate any Shareholder to convert any Share Instrument held by it at any time.

ARTICLE 5
MISCELLANEOUS

        Section 5.01.    Other Definitional and Interpretative Provisions.     Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are several and not joint. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof, including Section 5.03, and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.02.    Further Assurances.     Subject to the final sentence of Section 4.02, from the date hereof until this Agreement is terminated pursuant to Section 5.03, Acquiror and the Shareholders will each use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to effectuate the rights of Acquiror and obligations of the Shareholders set forth in this Agreement.

        Section 5.03.    Amendments; Termination.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate upon the earliest to occur of (i) the termination of the Acquisition Agreement in accordance with its terms, (ii) the consummation of the Acquisition and (iii) the date of any amendment, modification, change or waiver of the Acquisition Agreement executed after the date hereof that results in (a) a decrease in the cash or stock portion of the Acquisition Consideration, (b) a decrease in the Acquisition Consideration (as defined in the Acquisition Agreement on the date hereof) or (c) any delay in the consummation of the Acquisition until after the End Date, in each case, that is not consented to in writing by each Shareholder in its sole discretion prior to such amendment, modification, change or waiver of the Acquisition Agreement.

        Section 5.04.    Expenses.     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that on the Closing Date, Acquiror shall cause the Company to reimburse the Shareholders for the Shareholders' reasonable and documented costs, fees and expenses, including the reasonable costs, fees and expenses of legal counsel, incurred by the Shareholders in connection with the negotiation and execution and delivery of this Agreement and the transactions contemplated hereby and any instrument delivered in connection herewith as well as any amendments, modifications or waivers hereof; provided further that the aggregate amount of such reimbursement provided to the Shareholders shall not exceed $15,000.

        Section 5.05.    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, subject to Section 4.01, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Acquiror may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Acquiror of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Acquiror.

        Section 5.06.    Governing Law.     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of law rules of such state, other than with respect to any matters to which the Cayman Companies Law mandatorily applies, with respect to which the Cayman Companies Law shall apply.

        Section 5.07.    Jurisdiction.    (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party that is neither a U.S. resident nor organized under the laws of the U.S., any State thereof or the District of Columbia (any such party, a "Foreign Party") agrees that service of process on such party as provided in Section 5.07(b), with written notice of said service to such party as provided in Section 5.12, shall be deemed effective service of process on such party.

        (b)   EACH FOREIGN PARTY HEREBY IRREVOCABLY DESIGNATES GENERAL ATLANTIC SERVICE COMPANY, LLC (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT THREE PICKWICK PLAZA, GREENWICH, CT 06830, ATTENTION: DAVID A. ROSENSTEIN, ESQ., FAX: (203) 618-9207, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT. SUCH FOREIGN PARTY SHALL TAKE ALL SUCH ACTIONS AS MAY BE REASONABLY NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH FOREIGN PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN THE UNITED STATES OF AMERICA. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH FOREIGN PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        Section 5.08.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 5.09.    Severability.     If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 5.10.    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

        Section 5.11.    Capitalized Terms.     Capitalized terms used but not defined herein shall have the respective meanings set forth in the Acquisition Agreement as of the date hereof.

        Section 5.12.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Acquiror, as provided in Section 11.01 of the Acquisition Agreement:

        if to any Shareholder, to:

    General Atlantic Service Company, LLC
    Three Pickwick Plaza,
    Greenwich, CT 06830
    Attention: David A. Rosenstein, Esq.,
    Fax: (203) 618-9207

  with copies to the Company as provided in Section 11.01 of the Acquisition Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Charles River Laboratories International, Inc.
By:
	Name:	James C. Foster
	Title:	Chairman, President & CEO

[Voting Agreement]

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.
By:	General Atlantic GenPar
(Bermuda), L.P., its General Partner
By:	GAP (Bermuda) Limited, its General
Partner
By:
Name:	Matthew Nimetz
Title:	Vice President

        Shares owned by General Atlantic Partners (Bermuda), L.P. as of the date hereof:

        17,215,186 Shares

        Options, rights and other securities owned by General Atlantic Partners (Bermuda), L.P. as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

        Company Convertible Notes in the principal amount of $22,999,655 convertible into 14,963,576 Shares

[Voting Agreement]

GAP-W INTERNATIONAL, L.P.
By:	General Atlantic GenPar
(Bermuda), L.P., its General Partner
By:	GAP (Bermuda) Limited, its General
Partner
By:
Name:	Matthew Nimetz
Title:	Vice President

        Shares owned by GAP-W International, L.P. as of the date hereof:

        6,549,350 Shares

        Options, rights and other securities owned by GAP-W International, L.P. as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

        Company Convertible Notes in the principal amount of $8,750,000 convertible into 5,692,751 Shares

[Voting Agreement]

GAPSTAR, LLC
By:
Name:	Matthew Nimetz
Title:	Vice President

        Shares owned by GapStar, LLC as of the date hereof:

        392,958 Shares

        Options, rights and other securities owned by GapStar, LLC as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

        Company Convertible Notes in the principal amount of $525,000 convertible into 341,565 Shares

[Voting Agreement]

GAP COINVESTMENTS III, LLC
By:
Name:	Matthew Nimetz
Title:	A Managing Member

        Shares owned by GAP Coinvestments III, LLC as of the date hereof:

  1,567,848 Shares

        Options, rights and other securities owned by GAP Coinvestments III, LLC as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

  Company Convertible Notes in the principal amount of $2,094,680 convertible into 1,362,799 Shares

[Voting Agreement]

GAP COINVESTMENTS IV, LLC
By:
Name:	Matthew Nimetz
Title:	A Managing Member

        Shares owned by GAP Coinvestments IV, LLC as of the date hereof:

  367,008 Shares

        Options, rights and other securities owned by GAP Coinvestments IV, LLC as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

  Company Convertible Notes in the principal amount of $490,315 convertible into 318,999 Shares

[Voting Agreement]

GAP COINVESTMENTS CDA, L.P.
By:	General Atlantic LLC, its General Partner
By:
Name:	Matthew Nimetz
Title:	Managing Director

        Shares owned by GAP Coinvestments CDA, L.P. as of the date hereof:

  32,750 Shares

        Options, rights and other securities owned by GAP Coinvestments CDA, L.P. as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

  Company Convertible Notes in the principal amount of $43,750 convertible into 28,464 Shares

[Voting Agreement]

GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH, its General Partner
By:
Name:	Matthew Nimetz
Title:	Managing Director

        Shares owned by GAPCO GmbH & Co. KG as of the date hereof:

  72,300 Shares

        Options, rights and other securities owned by GAPCO GmbH & Co. KG as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be):

  Company Convertible Notes in the principal amount of $96,600 convertible into 62,848 Shares

[Voting Agreement]

 ANNEX D

VOTING AGREEMENT

        AGREEMENT, dated as of April 26, 2010 between Charles River Laboratories International, Inc., a Delaware corporation ("Acquiror"), and the shareholders listed on the signature pages hereto (each a "Shareholder" and, collectively, "Shareholders").

        WHEREAS, in order to induce Acquiror to enter into an Agreement and Plan of Arrangement, dated as of the date hereof (the "Acquisition Agreement"), with WuXi PharmaTech (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company"), Acquiror has requested Shareholders, and Shareholders have agreed, to enter into this Agreement with respect to all ordinary shares, with a par value of $0.02 per ordinary share, of the Company that Shareholders beneficially own (including any ordinary shares that Shareholders acquire after the date hereof, including upon exercise or conversion of any options, rights or other securities convertible into or exercisable for ordinary shares) (the "Shares"), including shares represented in American Depositary Shares of the Company, each representing eight ordinary shares (the "ADSs"); provided that the term Shares shall not include any options, rights or other securities convertible into or exercisable for ordinary shares of the Company.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
GRANT OF PROXY AND POWER OF ATTORNEY; VOTING AGREEMENT

        Section 1.01.    Voting Agreement.     Each Shareholder hereby agrees to vote or exercise its right to consent with respect to all Shares that such Shareholder is entitled to vote at the time of any vote to approve the Scheme at any meeting of the shareholders of the Company, and at any adjournment thereof, at which the Scheme (or any amended version thereof (subject to Section 5.03)), is submitted for the consideration and vote of the shareholders of the Company. Each Shareholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Company Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would prevent, interfere with, impede or delay the consummation of the transactions contemplated by the Acquisition Agreement. Except as expressly set forth in this Section 1.01, nothing in this Agreement shall limit the right of each Shareholder to vote or exercise its right to consent in favor of or against, or abstain with respect to, any matter presented to the Company's shareholders, including in connection with the election of directors.

        Section 1.02.    Irrevocable Proxy/Power of Attorney.     (a) Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. Subject to Section 1.02(d), by entering into this Agreement, each Shareholder hereby grants a proxy appointing Acquiror as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner permitted by Section 1.01. The proxy granted by each Shareholder pursuant to this Article 1 is irrevocable and is granted in consideration of Acquiror entering into this Agreement and the Acquisition Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

        (b)   Subject to Section 1.02(d), each Shareholder hereby constitutes and appoints Acquiror its attorney-in-fact, with full power of substitution, for and in such Shareholder's name, for the following purpose:

    To execute and deliver, for and in such Shareholder's name, the relevant instruction to any applicable broker with respect to all ADSs held by such Shareholder immediately prior to the

    Company Shareholder Meeting through such broker, instructing such broker to instruct the registered holder to vote or cause to be voted the Shares represented by such ADSs solely in the manner permitted by Section 1.01.

        (c)   Each Shareholder hereby ratifies and confirms everything said attorney-in-fact may do by virtue of, and in accordance with, this Section. The power of attorney granted hereby is intended to secure an interest in property and, in addition, the obligations of such Shareholder under this Agreement, and shall be irrevocable. The power of attorney set forth in this Section shall not be revoked by any subsequent power of attorney such Shareholder may execute.

        (d)   Notwithstanding any provision of this Agreement to the contrary, Acquiror (or its proxy or substitute) shall be authorized to exercise the rights granted to it in Section 1.02(a) or instruct any applicable broker to vote Shares represented by ADSs beneficially owned by such Shareholder pursuant to Section 1.02(b), in each case, only in the event such Shareholder has failed to deliver at least five Business Days prior to the Company Shareholder Meeting, as applicable, (i) to the Secretary of the Company (with a copy to Acquiror) a duly executed proxy card with respect to Shares for which such Shareholder is a record holder and (ii) to the applicable broker (with a copy to Acquiror) a duly executed instruction with respect to ADSs beneficially owned by such Shareholder, in each case voting the Shares in the manner permitted by Section 1.01 or in the event such proxy card or instruction has been thereafter modified or revoked or otherwise fails to provide evidence of Shareholder's compliance with the obligations of such Shareholder set forth in Section 1.01.

        (e)   Acquiror shall promptly provide each Shareholder with copies of any and all instructions and other documents delivered by Acquiror to any broker in respect of Shares represented by ADSs beneficially owned by such Shareholder

        Section 1.03.    Capacity as a Shareholder.    Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder in his capacity as a director or officer of the Company or any designee, employee, representative or affiliate of any Shareholder who is a director or officer of the Company from acting in such capacity or voting in such person's sole discretion on any matter (it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder's capacity as a shareholder of the Company).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

        Each Shareholder represents and warrants to Acquiror that:

        Section 2.01.    Corporation Authorization.     In the event of any Shareholder that is not a natural person, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the organizational powers of such Shareholder and have been duly authorized by all necessary organizational action. This agreement constitutes a valid and binding agreement of such Shareholder.

        Section 2.02.    Non-Contravention.     The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of such Shareholder in the event of any Shareholder that is not a natural person, (ii) violate any Applicable Law (assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement, and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by the Acquisition Agreement have been made or obtained in a timely manner) or (iii) require any consent or other action by any Person (excluding any Governmental

Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) and assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any agreement or other instrument binding on such Shareholder, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Shareholder's performance of its obligations hereunder.

        Section 2.03.    Ownership of Shares.     As of the date hereof, such Shareholder is the record and beneficial owner of the Shares that are not represented by ADSs and is the beneficial owner of the Shares that are represented by ADSs, in each case free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), in each case other than any restrictions applicable to the Shares that may exist pursuant to securities laws. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        Section 2.04.    Total Shares.     As of the date hereof, except for the Shares set forth on the signature page hereto, such Shareholder does not beneficially own any (i) shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting, (ii) securities of the Company convertible into or exchangeable for shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting or (iii) options or other rights to acquire from the Company any shares of the Company or securities convertible into or exchangeable for shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting.

        Section 2.05.    Finder's Fees.     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Acquiror or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Acquiror represents and warrants to each Shareholder that:

        Section 3.01.    Corporation Authorization.     The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby are within the corporate powers of Acquiror and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Acquiror.

        Section 3.02.    Non-Contravention.     The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of Acquiror, (ii) violate any Applicable Law (assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement, and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by the Acquisition Agreement have been made or obtained in a timely manner) or (iii) require any consent or other action by any Person (excluding any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) and assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Acquiror is entitled under any provision of any agreement or other instrument binding on Acquiror, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acquiror's performance of its obligations hereunder or under the Acquisition Agreement.

ARTICLE 4
COVENANTS OF SHAREHOLDERS

        Each Shareholder hereby covenants and agrees that:

        Section 4.01.    No Proxies for or Encumbrances on Shares.     Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxy or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any Shares during the term of this Agreement; provided, however, that such Shareholder may transfer any Shares to family members or for estate planning purposes so long as any applicable transferee prior to such transfer agrees in writing to be bound by the provisions of this Agreement (a copy of which written agreement shall promptly be provided to Acquiror) and such transfer shall not relieve such Shareholder from any of its obligations hereunder. Such Shareholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other arrangement or understanding.

        Section 4.02.    Options, Rights and Other Securities.    Such Shareholder may, in its sole discretion, elect to exercise or convert, in whole or in part, any option, right or other security (and, including the Company Convertible Notes, the "Share Instruments") exercisable for or convertible into Shares held by such Shareholder. All voting rights attached to Shares received by such Shareholder upon exercise or conversion of any Share Instrument which are entitled to vote at any meeting of shareholders of the Company at which the Scheme is presented for approval and adoption shall be exercised in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate any Shareholder to convert any Share Instrument held by it at any time.

ARTICLE 5
MISCELLANEOUS

        Section 5.01.    Other Definitional and Interpretative Provisions.    Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are several and not joint. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof, including Section 5.03, and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.02.    Further Assurances.     Subject to the final sentence of Section 4.02, from the date hereof until this Agreement is terminated pursuant to Section 5.03, Acquiror and the Shareholders will each use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to effectuate the rights of Acquiror and obligations of the Shareholders set forth in this Agreement.

        Section 5.03.    Amendments; Termination.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate upon the earliest to occur of (i) the termination of the Acquisition Agreement in accordance with its terms, (ii) the consummation of the Acquisition and (iii) the date of any amendment, modification, change or waiver of the Acquisition Agreement executed after the date hereof that results in (a) a decrease in the cash or stock portion of the Acquisition Consideration, (b) a decrease in the Acquisition Consideration (as defined in the Acquisition Agreement on the date hereof) or (c) any delay in the consummation of the Acquisition until after the End Date, in each case, that is not consented to in writing by each Shareholder in its sole discretion prior to such amendment, modification, change or waiver of the Acquisition Agreement.

        Section 5.04.    Expenses.     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 5.05.    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, subject to Section 4.01, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Acquiror may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Acquiror of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Acquiror.

        Section 5.06.    Governing Law.     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of law rules of such state, other than with respect to any matters to which the Cayman Companies Law mandatorily applies, with respect to which the Cayman Companies Law shall apply.

        Section 5.07.    Jurisdiction.    (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party that is neither a U.S. resident nor organized under the laws of the U.S., any State thereof or the District of Columbia (any such party, a "Foreign Party") agrees that service of process on such party as provided in Section 5.07(b), with written notice of said service to such party as provided in Section 5.12, shall be deemed effective service of process on such party.

        (b)   EACH FOREIGN PARTY HEREBY IRREVOCABLY DESIGNATES WUXI APPTEC, INC. (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 2540 EXECUTIVE DRIVE, ST. PAUL, MN 55120, ATTENTION: SCOTT KRAMER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT. SUCH FOREIGN PARTY SHALL TAKE ALL SUCH ACTIONS AS MAY BE REASONABLY NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH FOREIGN PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN THE UNITED STATES OF AMERICA. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH FOREIGN PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        Section 5.08.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 5.09.    Severability.     If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 5.10.    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

        Section 5.11.    Capitalized Terms.     Capitalized terms used but not defined herein shall have the respective meanings set forth in the Acquisition Agreement as of the date hereof.

        Section 5.12.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Acquiror, as provided in Section 11.01 of the Acquisition Agreement:

        if to any Shareholder, to:

    the Company as provided in Section 11.01 of the Acquisition Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Charles River Laboratories International, Inc.
By:
	Name:	James C. Foster
	Title:	Chairman, President & CEO

[Voting Agreement]

By:
Name:	Dr. Ge Li

        Shares owned by Dr. Ge Li as of the date hereof (excluding any Shares on the signature pages of the other Shareholders):

  4 Shares not represented by ADSs
  9,852,656 Shares represented by 1,231,582 ADSs

        Options, rights and other securities owned by Dr. Ge Li as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be, but excluding any options, rights or other securities on the signature pages of the other Shareholders):

  941,336 vested restricted stock units
  1,965,336 unvested restricted stock units
  320,000 Shares issuable upon the exercise of vested options
  640,000 Shares issuable upon the exercise of unvested options

[Voting Agreement]

J.P. MORGAN TRUST COMPANY OF DELAWARE, AS TRUSTEE FOR NGM FAMILY 2006 IRREVOCABLE TRUST
By:
Name:	Michael B. Yulsman
Title:	Vice President

        Shares owned by the NGM Family 2006 Irrevocable Trust as of the date hereof (excluding any Shares on the signature pages of the other Shareholders):

  9,179,291 Shares not represented by ADSs
  759,120 Shares represented by 94,890 ADSs

        Options, rights and other securities owned by the NGM Family 2006 Irrevocable Trust as of the date hereof that are exercisable for or convertible into Shares (both vested and unvested, as the case may be, but excluding any options, rights or other securities on the signature pages of the other Shareholders):

  None

[Voting Agreement]

 ANNEX E

VOTING AGREEMENT

        AGREEMENT, dated as of April 26, 2010 between Charles River Laboratories International, Inc., a Delaware corporation ("Acquiror"), and the shareholders listed on the signature pages hereto (each a "Shareholder" and, collectively, "Shareholders").

        WHEREAS, in order to induce Acquiror to enter into an Agreement and Plan of Arrangement, dated as of the date hereof (the "Acquisition Agreement"), with WuXi PharmaTech (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Company"), Acquiror has requested Shareholders, and Shareholders have agreed, to enter into this Agreement with respect to all ordinary shares, with a par value of $0.02 per ordinary share, of the Company that Shareholders beneficially own (including any ordinary shares that Shareholders acquire after the date hereof, including upon exercise or conversion of any options, rights or other securities convertible into or exercisable for ordinary shares) (the "Shares"), including shares represented in American Depositary Shares of the Company, each representing eight ordinary shares (the "ADSs"); provided that the term Shares shall not include any options, rights or other securities convertible into or exercisable for ordinary shares of the Company.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
GRANT OF PROXY AND POWER OF ATTORNEY; VOTING AGREEMENT

        Section 1.01.    Voting Agreement.     Each Shareholder hereby agrees to vote or exercise its right to consent with respect to all Shares that such Shareholder is entitled to vote at the time of any vote to approve the Scheme at any meeting of the shareholders of the Company, and at any adjournment thereof, at which the Scheme (or any amended version thereof (subject to Section 5.03)), is submitted for the consideration and vote of the shareholders of the Company. Each Shareholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Company Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would prevent, interfere with, impede or delay the consummation of the transactions contemplated by the Acquisition Agreement. Except as expressly set forth in this Section 1.01, nothing in this Agreement shall limit the right of each Shareholder to vote or exercise its right to consent in favor of or against, or abstain with respect to, any matter presented to the Company's shareholders, including in connection with the election of directors.

        Section 1.02.    Irrevocable Proxy/Power of Attorney.     (a) Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. Subject to Section 1.02(d), by entering into this Agreement, each Shareholder hereby grants a proxy appointing Acquiror as such Shareholder's attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power solely in the manner permitted by Section 1.01. The proxy granted by each Shareholder pursuant to this Article 1 is irrevocable and is granted in consideration of Acquiror entering into this Agreement and the Acquisition Agreement and incurring certain related fees and expenses. The proxy granted by each Shareholder shall be automatically revoked upon termination of this Agreement in accordance with its terms.

        (b)   Subject to Section 1.02(d), each Shareholder hereby constitutes and appoints Acquiror its attorney-in-fact, with full power of substitution, for and in such Shareholder's name, for the following purpose:

    To execute and deliver, for and in such Shareholder's name, the relevant instruction to any applicable broker with respect to all ADSs held by such Shareholder immediately prior to the

    Company Shareholder Meeting through such broker, instructing such broker to instruct the registered holder to vote or cause to be voted the Shares represented by such ADSs solely in the manner permitted by Section 1.01.

        (c)   Each Shareholder hereby ratifies and confirms everything said attorney-in-fact may do by virtue of, and in accordance with, this Section. The power of attorney granted hereby is intended to secure an interest in property and, in addition, the obligations of such Shareholder under this Agreement, and shall be irrevocable. The power of attorney set forth in this Section shall not be revoked by any subsequent power of attorney such Shareholder may execute.

        (d)   Notwithstanding any provision of this Agreement to the contrary, Acquiror (or its proxy or substitute) shall be authorized to exercise the rights granted to it in Section 1.02(a) or instruct any applicable broker to vote Shares represented by ADSs beneficially owned by such Shareholder pursuant to Section 1.02(b), in each case, only in the event such Shareholder has failed to deliver at least five Business Days prior to the Company Shareholder Meeting, as applicable, (i) to the Secretary of the Company (with a copy to Acquiror) a duly executed proxy card with respect to Shares for which such Shareholder is a record holder and (ii) to the applicable broker (with a copy to Acquiror) a duly executed instruction with respect to ADSs beneficially owned by such Shareholder, in each case voting the Shares in the manner permitted by Section 1.01 or in the event such proxy card or instruction has been thereafter modified or revoked or otherwise fails to provide evidence of Shareholder's compliance with the obligations of such Shareholder set forth in Section 1.01.

        (e)   Acquiror shall promptly provide each Shareholder with copies of any and all instructions and other documents delivered by Acquiror to any broker in respect of Shares represented by ADSs beneficially owned by such Shareholder

        Section 1.03.    Capacity as a Shareholder.     Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Shareholder in his capacity as a director or officer of the Company or any designee, employee, representative or affiliate of any Shareholder who is a director or officer of the Company from acting in such capacity or voting in such person's sole discretion on any matter (it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder's capacity as a shareholder of the Company).

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

        Each Shareholder represents and warrants to Acquiror that:

        Section 2.01.    Corporation Authorization.     In the event of any Shareholder that is not a natural person, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby are within the organizational powers of such Shareholder and have been duly authorized by all necessary organizational action. This agreement constitutes a valid and binding agreement of such Shareholder.

        Section 2.02.    Non-Contravention.     The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of such Shareholder in the event of any Shareholder that is not a natural person, (ii) violate any Applicable Law (assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement, and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by the Acquisition Agreement have been made or obtained in a timely manner) or (iii) require any consent or other action by any Person (excluding any Governmental

Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) and assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any agreement or other instrument binding on such Shareholder, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Shareholder's performance of its obligations hereunder.

        Section 2.03.    Ownership of Shares.     As of the date hereof, such Shareholder is the record and beneficial owner of the Shares that are not represented by ADSs and is the beneficial owner of the Shares that are represented by ADSs, in each case free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), in each case other than any restrictions applicable to the Shares that may exist pursuant to securities laws. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        Section 2.04.    Total Shares.     As of the date hereof, except for the Shares set forth on the signature page hereto, such Shareholder does not beneficially own any (i) shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting, (ii) securities of the Company convertible into or exchangeable for shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting or (iii) options or other rights to acquire from the Company any shares of the Company or securities convertible into or exchangeable for shares of the Company entitling such Shareholder to vote at meetings of shareholders of the Company, including the Company Shareholder Meeting.

        Section 2.05.    Finder's Fees.     No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Acquiror or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Acquiror represents and warrants to each Shareholder that:

        Section 3.01.    Corporation Authorization.     The execution, delivery and performance by Acquiror of this Agreement and the consummation by Acquiror of the transactions contemplated hereby are within the corporate powers of Acquiror and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Acquiror.

        Section 3.02.    Non-Contravention.     The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the constitutional documents of Acquiror, (ii) violate any Applicable Law (assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement, and assuming that any and all filings with, notifications to, or approvals of or actions by any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) required in connection with the transactions contemplated by the Acquisition Agreement have been made or obtained in a timely manner) or (iii) require any consent or other action by any Person (excluding any Governmental Authority (other than any Governmental Authority of or in the U.S. or the Cayman Islands) and assuming the making of any filings that may be required under the HSR Act or filings that may be required under Section 13(d) or Section 16 of the 1934 Act, or as otherwise set forth in the Acquisition Agreement) under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Acquiror is entitled under any provision of any agreement or other instrument binding on Acquiror, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acquiror's performance of its obligations hereunder or under the Acquisition Agreement.

ARTICLE 4
COVENANTS OF SHAREHOLDERS

        Each Shareholder hereby covenants and agrees that:

        Section 4.01.    No Proxies for or Encumbrances on Shares.     Except pursuant to the terms of this Agreement, such Shareholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxy or power of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any Shares during the term of this Agreement; provided, however, that such Shareholder may transfer any Shares to one or more Affiliates so long as any applicable transferee prior to such transfer agrees in writing to be bound by the provisions of this Agreement (a copy of which written agreement shall promptly be provided to Acquiror) and such transfer shall not relieve such Shareholder from any of its obligations hereunder. Such Shareholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other arrangement or understanding.

        Section 4.02.    Options, Rights and Other Securities.     Such Shareholder may, in its sole discretion, elect to exercise or convert, in whole or in part, any option, right or other security (and, including the Company Convertible Notes, the "Share Instruments") exercisable for or convertible into Shares held by such Shareholder. All voting rights attached to Shares received by such Shareholder upon exercise or conversion of any Share Instrument which are entitled to vote at any meeting of shareholders of the Company at which the Scheme is presented for approval and adoption shall be exercised in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate any Shareholder to convert any Share Instrument held by it at any time.

ARTICLE 5
MISCELLANEOUS

        Section 5.01.    Other Definitional and Interpretative Provisions.     Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are several and not joint. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof, including Section 5.03, and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.02.    Further Assurances.     Subject to the final sentence of Section 4.02, from the date hereof until this Agreement is terminated pursuant to Section 5.03, Acquiror and the Shareholders will each use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to effectuate the rights of Acquiror and obligations of the Shareholders set forth in this Agreement.

        Section 5.03.    Amendments; Termination.     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall automatically terminate upon the earliest to occur of (i) the termination of the Acquisition Agreement in accordance with its terms, (ii) the consummation of the Acquisition and (iii) the date of any amendment, modification, change or waiver of the Acquisition Agreement executed after the date hereof that results in (a) a decrease in the cash or stock portion of the Acquisition Consideration, (b) a decrease in the Acquisition Consideration (as defined in the Acquisition Agreement on the date hereof) or (c) any delay in the consummation of the Acquisition until after the End Date, in each case, that is not consented to in writing by each Shareholder in its sole discretion prior to such amendment, modification, change or waiver of the Acquisition Agreement.

        Section 5.04.    Expenses.     All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that on the Closing Date, Acquiror shall cause the Company to reimburse the Shareholders for the Shareholders' reasonable and documented costs, fees and expenses, including the reasonable costs, fees and expenses of legal counsel, incurred by the Shareholders in connection with the negotiation and execution and delivery of this Agreement and the transactions contemplated hereby and any instrument delivered in connection herewith as well as any amendments, modifications or waivers hereof; provided further that the aggregate amount of such reimbursement provided to the Shareholders shall not exceed $15,000.

        Section 5.05.    Successors and Assigns.     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, subject to Section 4.01, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Acquiror may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Acquiror of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Acquiror.

        Section 5.06.    Governing Law.     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of law rules of such state, other than with respect to any matters to which the Cayman Companies Law mandatorily applies, with respect to which the Cayman Companies Law shall apply.

        Section 5.07.    Jurisdiction.     The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

        Section 5.08.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 5.09.    Severability.     If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 5.10.    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

        Section 5.11.    Capitalized Terms.     Capitalized terms used but not defined herein shall have the respective meanings set forth in the Acquisition Agreement as of the date hereof.

        Section 5.12.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Acquiror, as provided in Section 11.01 of the Acquisition Agreement:

        if to any Shareholder, to:

    Warburg Pincus LLC
    450 Lexington Avenue
    New York, NY 10017
    Attention: Scott A. Arenare, Esq.
    Fax: (212) 878-9200

  with copies to the Company as provided in Section 11.01 of the Acquisition Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Charles River Laboratories International, Inc.
By:
	Name:	James C. Foster
	Title:	Chairman, President & CEO

[Voting Agreement]

WARBURG PINCUS PRIVATE EQUITY X, L.P.
By:	Warburg Pincus X, L.P., its general
partner
By:	Warburg Pincus X LLC, its general
partner
By:	Warburg Pincus Partners, LLC, its
managing member
By:	Warburg Pincus & Co., its managing
member
By:
Name:	Jonathan Leff
Title:	Partner

        Shares owned by Warburg Pincus Private Equity X, L.P. as of the date hereof:

        25,977,440 Shares not represented by ADSs; and

        10,106,880 Shares represented by 1,263,360 ADSs

[Voting Agreement]

WARBURG PINCUS X PARTNERS, L.P.
By:	Warburg Pincus X, L.P., its general
partner
By:	Warburg Pincus X LLC, its general
partner
By:	Warburg Pincus Partners, LLC, its
managing member
By:	Warburg Pincus & Co., its managing
member
By:
Name:	Jonathan Leff
Title:	Partner

        Shares owned by Warburg Pincus X Partners, L.P. as of the date hereof:

        831,056 Shares not represented by ADSs; and

        323,336 Shares represented by 40,417 ADSs

[Voting Agreement]

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
251 BALLARDVALE STREET
WILMINGTON, MA 01887
(781) 222-6000

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                         , 2010

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Special Meeting of Stockholders to be held at                           a.m. on                          , 2010 at                          and hereby appoints James C. Foster, Thomas F. Ackerman and David P. Johst, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. HOWEVER, IF THE UNDERSIGNED DIRECTS THAT THE PROXY BE VOTED AGAINST PROPOSAL 1, BUT MAKES NO DIRECTION FOR PROPOSAL 2, NO VOTE WILL BE CAST WITH RESPECT TO PROPOSAL 2.

SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

1

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
C/O COMPUTERSHARE INVESTOR SERVICES
250 ROYAL STREET MS 3B
CANTON, MA 02021

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET -	Log on to the Internet and go to http://www.eproxyvote.com/ .
VOTE-BY-PHONE -	Call toll-free 1-800-PRX- (1-877-779- )
VOTE-BY-MAIL -	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    PLEASE MARK VOTE AS IN THIS EXAMPLE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. HOWEVER, IF THE UNDERSIGNED DIRECTS THAT THE PROXY BE VOTED AGAINST PROPOSAL 1, BUT MAKES NO DIRECTION FOR PROPOSAL 2, NO VOTE WILL BE CAST WITH RESPECT TO PROPOSAL 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	To approve the issuance of shares of Charles River's common stock in connection with the transaction contemplated by the Agreement and Plan of Arrangement, dated as of April 26, 2010, between Charles River Laboratories International, Inc. and WuXi PharmaTech (Cayman) Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

2